                                  EXHIBIT 99.1


    Agreement and Plan of Merger dated as of April 22, 1998, by and among the Registrant, American Teleconferencing Services, Ltd., PTEK
         Missouri Acquisition Corp. and the shareholders of American
                        Teleconferencing Services, Ltd.

                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY




                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                         PREMIERE TECHNOLOGIES, INC.,

                       PTEK MISSOURI ACQUISITION CORP.,

                    AMERICAN TELECONFERENCING SERVICES, LTD

                                      AND

          THE SHAREHOLDERS OF AMERICAN TELECONFERENCING SERVICES, LTD

                          DATED AS OF APRIL 22, 1998

                               TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
ARTICLE 1  TRANSACTIONS AND TERMS OF MERGER........................   1
1.1        Merger..................................................   1
1.2        Time and Place of Closing...............................   2
1.3        Effective Time..........................................   2
1.4        Time and Placing of Closing.............................   2
1.5        Final Determination of Exchange Ratio...................   3
ARTICLE 2  TERMS OF MERGER.........................................   4
2.1        Charter.................................................   4
2.2        Bylaws..................................................   4
2.3        Directors and Officers..................................   4
ARTICLE 3  MANNER OF CONVERTING SHARES.............................   4
3.1        Conversion of Shares....................................   4
3.2        Anti-Dilution Provisions................................   6
3.3        Fractional Shares.......................................   6
ARTICLE 4  EXCHANGE OF SHARES......................................   6
4.1        Exchange Procedures.....................................   6
4.2        Rights of Former ATS Shareholders.......................   7
4.3        Escrow Agreement........................................   8
4.4        Legending of Securities.................................   8
ARTICLE 5  REPRESENTATIONS AND WARRANTIES OF ATS...................   8
ARTICLE 6  REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS......  34
6.1        Ownership of Shares.....................................  34
6.2        Authority of Shareholder; No Breach By Agreement........  35
6.3        Absence of Conflicting Agreements or Required Consents..  35
6.4        Legal Proceedings.......................................  35
6.5        Investment Intention; Access to Information.............  35
6.6        Tax and Regulatory Matters..............................  36
6.7        Charter Provisions......................................  37
ARTICLE 7  REPRESENTATIONS AND WARRANTIES OF PREMIERE..............  37
7.1        Organization, Standing, and Power.......................  37
7.2        Authority; No Breach By Agreement.......................  37
7.3        Capital Stock...........................................  38
7.4        SEC Filings; Financial Statements.......................  38
7.5        Financing...............................................  39
ARTICLE 8  CONDUCT OF BUSINESS PENDING CONSUMMATION................  39
8.1        Affirmative Covenants of ATS............................  39
8.2        Negative Covenants of ATS...............................  39
8.3        Covenants of Premiere...................................  41
8.4        Adverse Changes in Condition............................  42
8.5        Reports.................................................  42
ARTICLE 9  ADDITIONAL AGREEMENTS...................................  42

9.1         Shareholder Approval...................................  42
9.2         Exchange Listing.......................................  42
9.3         Applications; Antitrust Notification...................  43
9.4         Filings with State Offices.............................  43
9.5         Agreement as to Efforts to Consummate..................  43
9.6         Investigation and Confidentiality......................  43
9.7         Press Releases.........................................  44
9.8         Certain Actions........................................  44
9.9         Shareholder Releases...................................  44
9.10        Tax Treatment..........................................  45
9.11        State Takeover :Laws...................................  45
9.12        Charter Provisions.....................................  45
9.13        Assignment of Contracts and Rights.....................  45
9.14        Tax Returns............................................  45
9.15        Distributions..........................................  46
ARTICLE 10  CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE......  46
10.1        Conditions to Obligations of Each Party................  46
10.2        Conditions to Obligations of Premiere..................  47
10.3        Conditions to Obligations of ATS and the Shareholders..  50
ARTICLE 11  INDEMNIFICATION........................................  51
11.1        Agreement of Indemnitors to Indemnify..................  51
11.2        Procedures for Indemnification.........................  51
11.3        Third Party Claims.....................................  52
11.4        Other Rights and Remedies Not Affected.................  53
11.5        Survival...............................................  53
11.6        Limitations as to Amount...............................  54
11.7        Tax Effect and Insurance...............................  54
11.8        Escrow.................................................  54
11.9        Subrogation............................................  54
11.10       Appointment of Shareholder Representative..............  55
11.11       Arbitration............................................  55
ARTICLE 12  TERMINATION............................................  56
12.1        Termination............................................  56
12.2        Effect of Termination..................................  56
ARTICLE 13  MISCELLANEOUS..........................................  57
13.1        Definitions............................................  57
13.2        Expenses...............................................  68
13.3        Brokers and Finders....................................  68
13.4        Entire Agreement.......................................  69
13.5        Amendments.............................................  69
13.6        Waivers................................................  69
13.7        Assignment.............................................  69
13.8        Notices................................................  70
13.9        Governing Law..........................................  71
13.10       Counterparts...........................................  71

13.11       Captions; Articles and Sections........................  71
13.12       Gender and Person......................................  71
13.13       Interpretations........................................  71
13.14       Enforcement of Agreement...............................  71
13.15       Severability...........................................  71
13.16       Shareholder Representative.............................  72

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 22, 1998, by and among PREMIERE TECHNOLOGIES, INC. ("Premiere"), a Georgia corporation; PTEK MISSOURI ACQUISITION CORP. ("Sub"), a Missouro corporation; AMERICAN TELECONFERENCING SERVICES, LTD ("ATS"), a Missouri corporation; and the shareholders of ATS identifies in Schedule I hereto (each a "Shareholder" and collectively the "Shareholders").


                                    PREAMBLE
                                    --------

          The Shareholders and the respective Boards of Directors of ATS, Sub and Premiere are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of ATS by Premiere pursuant to the merger of ATS with and into Sub. At the effective time of such merger, the outstanding shares of the capital stock of ATS shall be converted into the right to receive a cash payment from Premiere and shares of Premiere Common Stock (except as provided herein). As a result, shareholders of ATS shall become shareholders of Premiere and Sub shall conduct the business and operations of ATS as a wholly owned subsidiary of Premiere. The transactions described in this Agreement are subject to the approvals of the shareholders of ATS, the expiration of the required waiting period under the HSR Act, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code.

          Certain terms used in this Agreement are defined in Section 13.1 of this Agreement.

          NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:

                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER
                        --------------------------------

          1.1  MERGER.  Subject to the terms and conditions of this Agreement,
               ------
at the Effective Time, ATS shall be merged with and into Sub in accordance with the provisions of the BCA and with the effect provided in the BCA (the "Merger"). Sub shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Missouri. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of ATS, Sub and Premiere and by Premiere, as the sole shareholder of Sub.

          1.2  TIME AND PLACE OF CLOSING.  The closing of the transactions
               -------------------------
contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

          1.3  EFFECTIVE TIME.  The Merger and other transactions contemplated
               --------------
by this Agreement shall become effective on the date and at the time the Articles of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Missouri (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the first business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of ATS approve this Agreement to the extent such approval is required by applicable Law; or such later date within 30 days thereof as may be specified by Premiere.

          1.4  TIME AND PLACE OF CLOSING.
               -------------------------

               (a)  At the Closing:

                    (i) each Shareholder shall deliver to ATS certificates representing all the shares of ATS Common Stock, free and clear of any Liens. Each Shareholder hereby appoints ATS as the Shareholder's agent to receive, hold and deliver the documents in accordance with Section 4.1, and Robert A. Cowan, or any successor Chief Executive Officer of ATS as the Shareholder's attorney-in-fact to transfer the Shares on the books of ATS with full power of substitution in the premises. These appointments are irrevocable and coupled with an interest, and may under no circumstances be revoked.

                    (ii) ATS shall deliver to the Transfer Agent all share certificates received from the Shareholders, and shall deliver to Premiere all other documents received from the Shareholders, the resignations (or evidence of the removal) of each director and officer of each ATS Entity and the signature cards or other evidence reasonably requested by Premiere to ensure that only those individuals designated by Premiere may access accounts of the ATS Entities.

                    (iii) Premiere and the Shareholder Representative shall estimate the Exchange Ratio (the "Estimated Exchange Ratio"). Premiere shall direct the Transfer Agent to list each of the Shareholders and the Escrow Agent as shareholders of Premiere holding the number of shares of Premiere Common Stock that such Person would receive pursuant to Section 3.1(c) below if the Estimated Exchange Ratio equaled the Exchange Ratio. The Shareholders, however, shall not be deemed holders of the Premiere Common Stock for any purpose unless and until shares of Premiere Common Stock are delivered to such Shareholder in accordance with Section 4.1 below. Accordingly, the Shareholders shall not be entitled to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings.

                    (b) As soon as practicable after the Exchange Ratio has been Finally Determined in accordance with Section 1.5, and in any event within three (3) business days thereafter (the "Settlement Date"), Premiere shall instruct the Transfer Agent to deliver (A) to each Shareholder one or more certificates for the number of shares of Premiere Common Stock determined in accordance with Section 3.1 hereof, such certificates to be registered in the name of such Shareholder and (B) to the Escrow Agent one or more certificates for the number of shares of Premiere Common Stock determined in accordance with
Section 3.1(e) hereof, such certificates to be registered in the name of the Escrow Agent. Premiere shall also cause the Transfer Agent to deliver to the Shareholders or the Escrow Agent, as appropriate, all distributions (whether in cash, securities of Premiere or other property) that the Shareholders or the Escrow Agent would have received if the shares of Premiere Common Stock delivered on the Settlement Date had been delivered on the Closing Date and otherwise to treat the Shareholders or the Escrow Agent, as appropriate, as the record owner of such shares for the purposes of any record date that occurs between the Closing Date and the Settlement Date with respect to any event which occurs after the Settlement Date.

       1.5    FINAL DETERMINATION OF EXCHANGE RATIO.
              -------------------------------------

          (a) As soon as reasonably practical after the Closing and in any event within thirty (30) days thereafter, Premiere shall prepare and deliver to the Shareholder Representative a certificate (signed by an executive officer of Premiere) that sets forth a proposed Exchange Ratio and an explanation of the differences, if any, between the proposed Exchange Ratio and the Estimated Exchange Ratio.

          (b) If the Shareholder Representative disputes Premiere's proposed Exchange Ratio, then the Shareholder Representative shall give Premiere written notice within ten (10) days after the date of Premiere's certificate that sets forth any dispute with the certificate and a description of the nature of the dispute. If the Shareholder Representative fails to give Premiere notice of any dispute within the prescribed 10-day period, then the Exchange Ratio proposed in Premiere's certificate shall be deemed to be the Exchange Ratio. If Premiere and the Shareholder Representative are unable to resolve the dispute within ten
(10) business days after the date of the Shareholder Representative's notice, then each of Premiere and the Shareholder Representative shall submit to the Atlanta, Georgia office of Price Waterhouse LLP (the "Accountant") a certificate that sets forth the last Exchange Ratio proposed by such Party and an explanation of the differences, if any, between the proposed Exchange Ratio and the Estimated Exchange Ratio. If only one Party submits a certificate to the Accountant within the prescribed 10-day period, then the Exchange Ratio proposed in the submitted certificate shall be deemed to be the Exchange Ratio. If both Parties submit certificates to the Accountant within the prescribed 10-day period, then the Accountant shall choose the proposed Exchange Ratio submitted by either Premiere or the Shareholder Representative within thirty (30) days after the date of the last certificate to be submitted. The Accountant may not make any other determination of the Exchange Ratio. Each of the Parties shall bear all costs and expenses incurred by it in connection with this Section 1.5, except that the fees and expenses of the Accountant shall be borne by the Party whose proposed Exchange Ratio was not chosen. This Section 1.5 shall be specifically enforceable by Premiere and the Shareholder Representative and the decision of the Accountant in accordance with the provisions hereof shall be final and binding and there shall be no right of appeal therefrom. The final determination of the Exchange Ratio is referred to herein as the "Final Determination," and such Exchange Ratio is deemed to be "Finally Determined."

          (c) Notwithstanding anything herein to the contrary, in the event the Exchange Ratio does not equal the Estimated Exchange Ratio, the number of shares of Premiere Common Stock issued in exchange for each share of ATS Common Stock shall be adjusted such that the Cash Payment and the Exchange Ratio paid for each share of ATS Common Stock does not exceed the Aggregate Per Share Merger Consideration.

                                   ARTICLE 2
                                TERMS OF MERGER
                                ---------------

          2.1  CHARTER.  The Articles of Incorporation of Sub in effect
               -------
immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

          2.2  BYLAWS.  The Bylaws of Sub in effect immediately prior to the
               ------
Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

          2.3  DIRECTORS AND OFFICERS.  The directors of Sub in office
               ----------------------
immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Sub in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES
                          ---------------------------

          3.1  CONVERSION OF SHARES.  Subject to the provisions of this Article
               --------------------
3, at the Effective Time, by virtue of the Merger and without any action on the part of Premiere, ATS, Sub or the shareholders of any of the foregoing, the shares of the constituent corporations shall be converted as follows:

               (a) Each share of capital stock of Premiere issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

               (b) Each share of Sub Common Stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

               (c) Each share of ATS Common Stock issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive from Premiere,

                   (i) the Cash Payment (less any required withholding of Taxes); and

                   (ii) the number of shares of Premiere Common Stock (rounded to the nearest hundredths of a share) determined by dividing the product of .51 and the Aggregate Per Share Merger Consideration by the Average Closing Price (the "Exchange Ratio").

               (d) For purposes of the calculation under Section 3.1(c),

Cash Payment = Aggregate Merger Consideration x .49
               ------------------------------------
                        Outstanding Shares

Exchange Ratio = (Aggregate Merger Consideration x .51) / Outstanding Shares
                  ----------------------------------------------------------

                                  Average Closing Price

"Aggregate Merger Consideration" shall mean $58,000,000, less Indebtedness and Transaction Costs (as those terms are defined below).

"Indebtedness" shall mean on the Closing Date all unpaid and long and short term debt obligations of ATS including notes payable and capitalized leases obligations.

"Transaction Costs" shall mean (whether or not accrued or paid) (A) all costs and expenses to ATS in connection with the transaction, including fees and expenses of investment advisors, brokers, legal counsel, consultants and accountants, (B) all distributions payable by ATS to any employee, shareholder, former employee or other person as set forth on Schedule 3.1(d) and

(C) the costs of any accounting audit or review conducted by Arthur Andersen required by the transaction (other than as may be required pursuant to Section 1.5(b)).

"Average Closing Price" shall mean $32.21.

"Outstanding Shares" shall mean all of the shares of ATS Common Stock issued and outstanding on the Closing Date determined on a Fully-Diluted Basis.

"Aggregate Per Share Merger Consideration" shall mean the Aggregate Merger Consideration divided by the Outstanding Shares.

               (e) Each of Cowan, Jaffe and Clark agrees that five percent (5%) of Aggregate Merger Consideration which such Shareholder is entitled to receive pursuant to Section 3.1(c) shall be placed in escrow pursuant to Section 4.3 hereof.

          3.2  ANTI-DILUTION PROVISIONS.  In the event Premiere changes the
               ------------------------
number of shares of Premiere Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted. In the event Premiere changes the number of shares of Premiere Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be after the Exchange Ratio has been determined in accordance with Section 3.1(c) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

          3.3  FRACTIONAL SHARES.  Notwithstanding any other provision of this
               -----------------
Agreement, each holder of shares of ATS Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Premiere Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Premiere Common Stock multiplied by the market value of one share of Premiere Common Stock at the Effective Time. The market value of one share of Premiere Common Stock at the Effective Time shall be the Average Closing Price. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

                                   ARTICLE 4
                              EXCHANGE OF SHARES
                              ------------------

          4.1  EXCHANGE PROCEDURES.  Promptly after the Effective Time,
               -------------------
Premiere and ATS shall cause the exchange agent selected by Premiere (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of ATS Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of ATS Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of ATS Common Stock represented by Certificates that are not registered in the transfer records of ATS, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Premiere and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of ATS Common Stock issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. Each holder of shares of ATS Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Premiere Common Stock to which such holder may be otherwise entitled (without interest). Premiere shall not be obligated to deliver the consideration to which any former holder of ATS Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Premiere, the Surviving Corporation nor the Exchange Agent shall be liable to a holder of ATS Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Adoption of this Agreement by the shareholders of ATS shall constitute ratification of the appointment of the Exchange Agent.

          4.2  RIGHTS OF FORMER ATS SHAREHOLDERS.  At the Effective Time, the
               ---------------------------------
stock transfer books of ATS shall be closed as to holders of ATS Common Stock immediately prior to the effective Time and no transfer of ATS Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of ATS Common Stock shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.3 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by ATS in respect of such shares of ATS Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of ATS shall be entitled to vote after the Effective Time at any meeting of Premiere shareholders the number of whole shares of Premiere Common Stock into which their respective shares of ATS Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Premiere Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Premiere on the Premiere Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Premiere Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Premiere Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Premiere Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.

          4.3  ESCROW AGREEMENT.  In connection with the Closing, Premiere,
               ----------------
Cowan, Jaffe, Clark and the Escrow Agent shall have executed and delivered to the others an escrow agreement (the "Escrow Agreement"), which shall be in the form of Exhibit 1. The shares of Premiere Common Stock to be issued pursuant to
Section 3.1(e) shall be issued and held by Escrow Agent pursuant to the terms of the Escrow Agreement.

          4.4  LEGENDING OF SECURITIES.  Each certificate for Premiere Common
               -----------------------
Stock to be issued to the Shareholders as part of the purchase price shall bear the following legend:

             "The securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be offered, sold, transferred or otherwise disposed of unless registered with the Securities and Exchange Commission of the United States and the securities regulatory authorities of applicable states or unless an exemption from such registration is available."

                                   ARTICLE 5
                     REPRESENTATIONS AND WARRANTIES OF ATS
                     -------------------------------------

          ATS hereby represents and warrants to Premiere as follows:

          5.1  ORGANIZATION, STANDING, AND POWER.  ATS is a corporation duly
               ---------------------------------
organized, validly existing, and in good standing under the Laws of the State of Missouri, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its Assets. ATS is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect, all of which jurisdictions are listed in Section 5.1 of the ATS Disclosure Memorandum. The minute book and other organizational documents for ATS have been made available to Premiere for its review and, except as disclosed in Section 5.1 of the ATS Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

          5.2  AUTHORITY OF ATS; NO BREACH BY AGREEMENT.
               ----------------------------------------

               (a) ATS has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement represents a legal, valid, and binding obligation of ATS, enforceable against ATS in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Except as set forth in Section 5.2(b) of the ATS Disclosure Memorandum, neither the execution and delivery of this Agreement by ATS, nor the consummation by ATS of the transactions contemplated hereby, nor compliance by ATS with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ATS's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ATS Subsidiary or any resolution adopted by the board of directors or the shareholders of any ATS Entity, or (ii) except as disclosed in Section 5.2(b) of the ATS Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ATS Entity under, any Contract or Permit of any ATS Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any ATS Entity or any of their respective material Assets (including any Premiere Entity or any ATS Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any ATS Entity being reassessed or revalued by any Taxing authority).

               (c) Other than as required under the HSR Act or as disclosed in
Section 5.2(c) of the ATS Disclosure Memorandum, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by ATS of the Merger and the other transactions contemplated in this Agreement.

          5.3  AUTHORITY OF SHAREHOLDERS; NO BREACH BY AGREEMENT.
               -------------------------------------------------

          To ATS's Knowledge:

               (a) Each of the Shareholders has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Shareholders' Closing Documents and to perform its obligations under this Agreement and the Shareholders'

Closing Documents. This Agreement represents a legal, valid, and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholders party to each of the Shareholders' Closing Documents, each such Shareholders' Closing Document will constitute the legal, valid, and binding obligations of each such Shareholder, enforceable against such Shareholder in accordance with its respective terms.

               (b) Neither the execution and delivery of this Agreement by any Shareholder, nor the consummation by any Shareholder of the transactions contemplated hereby, nor compliance by any Shareholder with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of ATS's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any ATS Subsidiary or the governing instruments of any Shareholder that is not a natural person, or (ii) except as disclosed in
Section 5.3(b) of the ATS Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any ATS Entity under, or permit any acceleration or modification under, any Contract or Permit of any ATS Entity, or (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), violate any Law or Order applicable to any Shareholder or to any ATS Entity or any of their respective material Assets.

               (c) Other than as required under the HSR Act or as disclosed in
Section 5.3(c) of the ATS Disclosure Memorandum, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholders of the transactions contemplated in this Agreement.

          5.4  CAPITAL STOCK.
               -------------

               (a) The authorized capital stock of ATS consists of 100,000 shares of ATS Common Stock, of which 76,308 shares are issued and outstanding as of the date of this Agreement and not more than 76,308 shares will be issued and outstanding at the Effective Time. All of the issued and outstanding shares of capital stock are duly and validly issued and outstanding and are fully paid and nonassessable under the BCA. None of the outstanding shares of capital stock of ATS has been issued in violation of any preemptive rights of the current or past shareholders of ATS.

               (b) Except as set forth in Section 5.4(a) or as disclosed in
Section 5.4(b) of the ATS Disclosure Memorandum, there are no shares of capital stock or other equity securities of ATS outstanding and no outstanding Equity Rights relating to the capital stock of ATS. To ATS's Knowledge, each of the Shareholders is the owner of all right, title and interest (legal and beneficial) in and to that number or amount of Shares set forth next to his or her name in Section 5.4(b) of the ATS Disclosure Memorandum, free and clear of all Liens. To ATS's Knowledge, the Shareholders own all right, title and interest (legal and beneficial) in and to all of the issued and outstanding shares of ATS's capital stock. Except as specifically disclosed in Section 5.4(b) of the ATS Disclosure Memorandum, no Person has any Contract or any right or privilege (whether pre-emptive or contractual) capable of becoming a Contract for the purchase from the Shareholders of any of the shares of ATS Common Stock, or any Contract or Equity Right for the purchase, subscription or issuance of any securities of ATS.

          5.5  ATS SUBSIDIARIES.  ATS has disclosed in Section 5.5 of the ATS
               ----------------
Disclosure Memorandum all of the ATS Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which it is qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the ATS Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which it is qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.5 of the ATS Disclosure Memorandum, ATS or one of its Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each ATS Subsidiary. No capital stock (or other equity interest) of any ATS Subsidiary is or may become required to be issued (other than to another ATS Entity) by reason of any Equity Rights, and there are no Contracts by which any ATS Subsidiary is bound to issue (other than to another ATS Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any ATS Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any ATS Subsidiary (other than to another ATS Entity). There are no Contracts relating to the rights of any ATS Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any ATS Subsidiary. All of the shares of capital stock (or other equity interests) of each ATS Subsidiary held by a ATS Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the ATS Entity free and clear of any Lien (except to the extent set forth in Section 5.5 of the ATS Disclosure Memorandum). Except as disclosed in Section 5.5 of the ATS Disclosure Memorandum, each ATS Subsidiary is a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each ATS Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect. The minute book and other organizational documents for each ATS Subsidiary have been made available to Premiere for its review, and, except as disclosed in Section 5.5 of the ATS Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

          5.6  FINANCIAL STATEMENTS.
               --------------------

               (a) The ATS Financial Statements are attached as Section 5.6(a) of the ATS Disclosure Memorandum and have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, except as otherwise noted therein, are true, correct and complete, do not contain any untrue statement of a material fact or omit to state a material fact required by GAAP to be stated therein or necessary in order to make any statements contained therein not misleading, and fairly present the financial condition and results of operations of ATS and its Subsidiaries, on the bases therefor stated, as of the respective dates thereof, and for the respective periods covered thereby subject, in the case of unaudited financial statements to normal nonmaterial year-end audit adjustments and accruals.

               (b) Neither the ATS Disclosure Memorandum, the ATS Financial Statements, this Agreement nor any document or certificate furnished or to be furnished by or on behalf of ATS or any of the Shareholders pursuant to this Agreement or any document executed or required to be executed by or on behalf of ATS or the Shareholders pursuant thereto or thereto or to consummate the Merger and the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in such document by its terms or necessary in order to make the statements contained herein or therein not misleading and all such Transaction Documents are and will be true, correct and complete in all respects; provided that:

               (i) with respect to projections contained or referred to in the ATS Disclosure Memorandum, ATS represents and warrants only that such projections were prepared in good faith on the basis of the past business of ATS and other information and assumptions which ATS and the Shareholders believe to be reasonable,

               (ii) each such Transaction Document will not be deemed misleading by virtue of the absence of factual recitations or references not germane thereto and necessary to the purpose thereof, and

               (iii) responses to due diligence requests will not be subject to this Section 5.6(b) except to the extent that, to ATS's Knowledge, such response is materially misleading.

               5.7  ABSENCE OF UNDISCLOSED LIABILITIES.  No ATS Entity has any
                    ----------------------------------
Liabilities except (a) Liabilities which are accrued or reserved against in the consolidated balance sheets of ATS as of March 31, 1998, included in the ATS Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto, and (b) such Liabilities incurred or paid since March 31, 1998 (i) in the ordinary course of business consistent with past business practice or (ii) in connection with the transactions contemplated by this Agreement and included in Transaction Expenses. Except as disclosed in Section
5.7 of the ATS Disclosure Memorandum or as disclosed in the ATS Financial Statements, no ATS Entity is directly or indirectly liable, by guarantee, indemnity, or otherwise, upon or with respect to, or obligated, by discount or repurchase agreement or in any other way, to provide funds in respect to, or obligated to guarantee or assume any Liability of any Person for any amount in excess of $10,000.

               5.8  ABSENCE OF CERTAIN CHANGES OR EVENTS.  Since the date of the
                    ------------------------------------
most recent ATS Financial Statements, except as disclosed in the ATS Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 5.8 of the ATS Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect, and (ii) the ATS Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement (so far as ATS can now reasonably foresee), would represent or result in a material breach or violation of any of the covenants and agreements of ATS provided in Article 8 (except for changes in general economic conditions).

          5.9  TAX MATTERS.
               -----------

               (a) All Tax Returns required to be filed by or on behalf of any of the ATS Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, or for periods on or before the date of the most recent fiscal year end immediately preceding the Effective Time. All filed Tax Returns are complete and accurate (true, correct and complete copies of which have been furnished by ATS to Premiere). All Taxes shown on filed Tax Returns have been fully paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes, except as reserved against in the ATS Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.9 of the ATS Disclosure Memorandum. ATS's federal income Tax Returns have been filed with the Internal Revenue Service ("IRS") through June 30, 1997 and there are no current audits. All Taxes and other Liabilities due, including interest and penalties, with respect to completed and settled examinations or concluded Litigation have been fully paid. There are no Liens with respect to Taxes upon any of the Assets of the ATS Entities, except for any such Liens which are not reasonably likely to have an ATS Material Adverse Effect.

               (b) None of the ATS Entities has executed an extension or waiver of any statute of limitations, which currently is in effect, on the assessment or collection of any Tax for any taxable years ended on or before the Effective Time.

               (c) The provision for any Taxes due or to become due for any of the ATS Entities for the period or periods through and including the date of the respective ATS Financial Statements that has been made and is reflected on such ATS Financial Statements is sufficient to cover all such Taxes.

               (d) Deferred Taxes of the ATS Entities have been provided for in accordance with GAAP.

               (e) Except as set forth in Section 5.9(e) of the ATS Disclosure Memorandum, none of the ATS Entities is a party to any Tax allocation or sharing agreement and none of the ATS Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was ATS) or has any Liability for Taxes of any Person (other than ATS and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

               (f) Each of the ATS Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code.

               (g) Except as disclosed in Section 5.9(g) of the ATS Disclosure Memorandum, none of the ATS Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Section 280G or 162(m) of the Internal Revenue Code.

               (h) Except as set forth in Section 5.9(h) of the ATS Disclosure Memorandum, there has not been an ownership change, as defined in Section 382(g) of the Internal Revenue Code, of the ATS Entities that occurred during or after any Taxable period in which the ATS Entities incurred a net operating loss that carries over to any Taxable period ending after December 31, 1997.

               (i) No ATS Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

          5.10  ASSETS.
                ------

               (a) Except as disclosed in Section 5.10(a) of the ATS Disclosure Memorandum or as disclosed or reserved against in the ATS Financial Statements delivered prior to the date of this Agreement, the ATS Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have an ATS Material Adverse Effect. All tangible properties used in the businesses of the ATS Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with ATS's past practices.

               (b) Except as disclosed in Section 5.10(b) of the ATS Disclosure Memorandum, or as reflected on the most recent balance sheet included in the ATS Financial Statements delivered prior to the date of this Agreement and prior to the Effective Time all items of inventory of the ATS Entities consisted and will consist, as applicable, of items of a quality and quantity usable and salable in the ordinary course of business and conform to generally accepted standards in the industry in which the ATS Entities are a part.

               (c) Except as disclosed in Section 5.10(c) of the ATS Disclosure Memorandum, the notes and accounts receivable of the ATS Entities as set forth on the most recent balance sheet included in the ATS Financial Statements delivered prior to the date of this Agreement or arising since the date thereof are valid and genuine; have arisen solely out of bona fide sales and deliveries of goods, performance of services or other business transactions in the ordinary course of business consistent with past practice; are not subject to valid defenses, set-offs or counterclaims; with respect to such accounts receivable, are collectible within 90 days after billing at the full recorded amount thereof less, in the case of accounts receivable appearing on the most recent balance sheet included in the ATS Financial Statements delivered prior to the date of this Agreement, the recorded allowance for collection losses on such balance sheet; and, with respect to such notes receivable, are collectible in accordance with the terms thereof. The allowance for collection losses on such balance sheet has been determined in accordance with GAAP.

               (d) All Assets which are material to ATS's business on a consolidated basis, including those held under leases or subleases by any of the ATS Entities, are held under valid Contracts enforceable in accordance with their respective terms.

               (e) The ATS Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer organizations. Except as disclosed in Section 5.10(e) of the ATS Disclosure Memorandum, none of the ATS Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. Except as disclosed in Section 5.10(e) of the ATS Disclosure Memorandum, there are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any ATS Entity under such policies.

               (f) The Assets of the ATS Entities include all Assets required to operate the business of the ATS Entities as presently conducted.

          5.11 INTELLECTUAL PROPERTY.
               ---------------------

               (a) Except as disclosed in Section 5.11(a) of the ATS Disclosure Memorandum, each ATS Entity owns or has a license to use all of the Intellectual Property used by such ATS Entity in the course of its business. No ATS Entity uses any Intellectual Property except such property described in Section 5.11(a) of the ATS Disclosure Memorandum. Each ATS Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such ATS Entity in connection with such ATS Entity's business operations, and such ATS Entity has the right to convey by sale or license any Intellectual Property so conveyed. No ATS Entity is in Default under any of its Intellectual Property licenses.

               (b) Except as disclosed in Section 5.11(b) of the ATS Disclosure Memorandum, no proceedings have been instituted, or are pending or to the Knowledge of ATS threatened, which challenge the rights of any ATS Entity with respect to Intellectual Property used, sold or licensed by such ATS Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the ATS Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11(b) of the ATS Disclosure Memorandum, no ATS Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

               (c) Except as disclosed in Section 5.11(c) of the ATS Disclosure Memorandum, every officer, director, consultant or employee of any ATS Entity is a party to a Contract which requires such officer, director, consultant or employee to assign any interest in any Intellectual Property to a ATS Entity and to keep confidential any trade secrets, proprietary data, customer information, or other business information of a ATS Entity, and no such officer, director, consultant or employee is party to any Contract with any Person other than a ATS Entity which requires such officer, director, consultant or employee to assign any interest in any Intellectual Property to any Person other than a ATS Entity or to keep confidential any trade secrets, proprietary data, customer information, or other business information of any Person other than an ATS Entity. No consultant or contractor has any rights to any Intellectual Property of any ATS Entity.

               (d) Except as disclosed in Section 5.11(d) of the ATS Disclosure Memorandum, no officer, director or employee of any ATS Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any ATS Entity.

               (e) The computer software of ATS included in the Intellectual Property (the "Software") performs in accordance with the documentation and other written material used in connection with the Software and is in machine-readable form, contains all current revisions of such software, includes all computer programs, materials, tapes, know-how, object and source codes, other written materials, know-how and processes related to the Software and to ATS's Knowledge is free of defects in programming and operation. ATS has delivered to Premiere complete and correct copies of all user and technical documentation related to the Software.

               (f) Neither ATS nor to the best Knowledge of ATS, any employee or agent thereof has developed or assisted in the enhancement of the Software except for enhancements included in the Software as delivered to Premiere pursuant hereto or the development of any program or product based on the Software or any part thereof.

               (g) To ATS's Knowledge, no employee or contractor of ATS is, or is now expected to be, in default under any term of any employment contract, agreement or arrangement relating to the Software or noncompetition arrangement, or any other Contract or any restrictive covenant relating to the Software or its development or exploitation. Except as disclosed in Section 5.11(g) of the ATS Disclosure Memorandum, the Software was developed entirely by the employees of ATS during the time they were employees only of ATS or by contractors of ATS while retained pursuant to Contracts containing enforceable invention assignment agreements and such Software does not include any inventions of the employees made prior to the time such employees became employees of ATS nor any intellectual property of any previous employer of such employee.

               (h) All right, title and interest in and to the Software is owned by ATS, free and clear of all liens, claims, charges or encumbrances, are fully transferable to Premiere, and no party other than ATS has any interest in the Software, including without limitation, any security interest, license, contingent interest or otherwise. ATS's development, use, sale or exploitation of the Software does not violate any rights of any other person or entity and Seller has not received any communication alleging such a violation. ATS does not have any obligation to compensate any Person for the development, use, sale or exploitation of the Software nor has ATS granted to any other person or entity any license, option or other rights to develop, use, sell or exploit in any manner the Software, whether requiring the payment of royalties or not.

               (i) ATS has kept secret and has not disclosed the source code for the Software to any person or entity other than certain employees of ATS who are subject to the terms of a binding confidentiality agreement with respect thereto. ATS has taken all appropriate measures to protect the confidential and proprietary nature of the Software, including without limitation the use of confidentiality agreements with all of its employees having access to the Software source and object code. There have been no patents applied for and no copyrights registered for any part of the Software. There are no trademark rights of any person or entity in the name "Customer Care".

          5.12 ENVIRONMENTAL MATTERS.
               ---------------------

               (a) Except as set forth in Section 5.12(a) of the ATS Disclosure Memorandum, ATS and each Subsidiary:

                   (i) is in compliance in all material respects with all Environmental Laws and has not been notified that it is liable or potentially liable, has not received any request for information or other correspondence concerning any site or facility, and is not a "responsible party" or "potentially responsible party" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act of 1976, as amended, or any similar state law;

                   (ii) has not entered into or received any consent decree, compliance order, or administrative order relating to Environmental Requirements;

                   (iii) is not a party in interest or in default under any judgment, order, writ, injunction or decree or any final order relating to Environmental Requirements; and

                   (iv) has obtained all material Governmental Authorizations and Private Authorizations (including without limitation all Environmental Permits) and made all Governmental Filings which are required to be filed by ATS and each Subsidiary for the ownership of its property, facilities and assets and the operation of its businesses under all Environmental Laws, is and at all times since its organization has been in material compliance with the terms and conditions of all such required Governmental and Private Authorizations and all Environmental Requirements, and is not the subject of or, to ATS's Knowledge, threatened with any litigation involving a demand for damages or any other potential liability with respect to violations or breaches of any Environmental Requirement.

               (b)  Except as set forth in Section 5.12(b) of the ATS Disclosure
Memorandum:

                    (i) no spill, disposal, release, burial or placement of Hazardous Materials in the soil, air or water has occurred on any property or facility owned, leased, operated or occupied by ATS or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it or, to the Knowledge of ATS, at any other time or at any other facility or site to which Hazardous Materials from or generated by ATS or any Subsidiary may have been taken at any time in the past,

                    (ii) there has been no spill, disposal, release, burial or placement of Hazardous Materials, in the soil, air or water on any property which could reasonably be expected to result or has resulted in contamination of or beneath any properties or facilities owned, leased, operated or occupied by ATS or any Subsidiary during the period that such facilities and properties were owned, leased, operated or occupied by it (or, to the Knowledge of ATS, at any other time), and

                    (iii) no notice has been received by ATS or any Subsidiary and no Lien has arisen on its or any Subsidiary's properties or facilities under Environmental Law.

               (c) Except as set forth in Section 5.12(c) of the ATS Disclosure Memorandum, neither ATS nor any Subsidiary has any above-ground or underground tanks on property owned, leased, operated or occupied by it for the storage of Hazardous Materials.

               (d) There has not been, and on or prior to the Closing Date, there will not be, any past or present Events or plans of ATS or any Subsidiary or any of its predecessors, which, individually or in the aggregate, constitute a breach of any Environmental Requirements or which, individually or in the aggregate, may interfere with or prevent continued compliance with all Environmental Requirements, or which, individually or in the aggregate, may give rise to any common law, statutory or other legal liability, or otherwise form the basis of any Claim, assessment or remediation cost, fine, penalty or assessment based on or related to the transportation, transmission, gathering, processing, distribution, use, treatment, storage, disposal or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material with respect to ATS or any Subsidiary or any of its predecessors or its or any of their business, operations or property which could have any ATS Material Adverse Effect.

               (e) Except as set forth in Section 5.12(e) of the ATS Disclosure Memorandum, neither ATS nor any Subsidiary has used any Hazardous Materials in the conduct of its business. To the extent that any Hazardous Materials are so set forth, Section 5.12(e) of the ATS Disclosure Memorandum also sets forth (i) a description of Hazardous Materials used, (ii) the annual volume of each of the Hazardous Materials used, (iii) the years during which each of the Hazardous Materials used occurred, and (iv) the Persons to whom such Hazardous Materials were transferred and/or transported after such use.

               (f) Section 5.12(f) of the ATS Disclosure Memorandum contains a complete and correct description of all Hazardous Materials generated by ATS or any Subsidiary which are not set forth in Section 5.12(e), the approximate annual volumes of each of the Hazardous Materials, and all Persons to whom such Hazardous Materials have been transferred and/or transported.

               (g) No site assessment, audit, study, test or other investigation has been conducted by or on behalf of ATS or any Subsidiary, nor has ATS received any notice from any governmental agency, or financial institution as to environmental matters at any property owned, leased, operated or occupied by ATS or any Subsidiary, except as set forth in Section 5.12(g) of the ATS Disclosure Memorandum.

               (h) ATS agrees to cooperate with Premiere in connection with Premiere's application for the transfer, renewal or issuance of any permits, licenses, approvals, or other authorizations or to satisfy any environmental requirements or regulations involving ATS's business.

          5.13 AUTHORIZATIONS AND COMPLIANCE WITH LAWS.
               ---------------------------------------

               (a) Section 5.13(a) of the ATS Disclosure Memorandum sets forth a true, correct and complete list and description of each Private Authorization which individually is material to ATS or ATS and its Subsidiaries taken as a whole, all of which are in full force and effect. Each of ATS and each Subsidiary has obtained all Private Authorizations which are necessary for the ownership by ATS or each Subsidiary of its properties and the conduct of its business as now conducted or as presently proposed to be conducted or which, if not obtained and maintained, could, singly or in the aggregate, result in an ATS Material Adverse Effect. Neither ATS nor any Subsidiary is in breach or violation of, or is in default in the performance, observance or fulfillment of, any Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation default, under any Contract or Private Authorization, except for such defaults, breaches or violations, as do not and, to ATS's Knowledge, will not have in the aggregate any ATS Material Adverse Effect, or the ability of ATS to perform any of the obligations set forth in this Agreement or any Transaction Document executed or required to be executed pursuant hereto or thereto or to consummate the Merger and the Transactions. No Private Authorization is the subject of any pending or, to ATS's Knowledge, threatened attack, revocation or termination.

               (b) Section 5.13(b) of the Disclosure Memorandum contains a description of:

                    (i) all Legal Actions which are pending or, other than those finally adjudicated or settled on or before December 31, 1995, in which ATS or any of its Subsidiaries, or any of its officers or directors, is, or at any time since its organization has been, engaged, or which involves, or at any time during such period involved, the business, operations or properties of ATS or any of its Subsidiaries or, to ATS's Knowledge, which is threatened or contemplated against, or in any other manner relating Adversely to, ATS or any of its Subsidiaries or the business, operations or properties, or the officers or directors, or any of them in connection therewith; and

                    (ii) each Governmental Authorization to which ATS or any Subsidiary is subject and which relates to the business, operations, properties, prospects, condition (financial or other), or results of operations of ATS or ATS and its Subsidiaries taken as a whole, all of which are in full force and effect.

               (c) Each of ATS and each of its Subsidiaries has obtained all Governmental Authorizations which are necessary for the ownership or uses of its properties and the conduct of its business as now conducted or as presently proposed to be conducted by ATS or which, if not obtained and maintained, could singly or in the aggregate, have any ATS Material Adverse Effect. No Governmental Authorization is the subject of any pending or, to ATS's Knowledge, threatened attack, revocation or termination. Neither ATS nor any Subsidiary nor any officer or director (in connection with the business, operations and properties of ATS or any Subsidiary) is or at any time since January 1, 1991 has been, or is or has during such time been charged with, or to the Knowledge of ATS, is threatened or under investigation with respect to any material breach or violation of, or in default in the performance, observance or fulfillment of, any Governmental Authorization or any Law, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under

                    (i) any Governmental Authorization or any Law, except for such breaches, violations or defaults as do not and, to ATS's Knowledge, will not have in the aggregate any ATS Material Adverse Effect or the ability of ATS to perform any of the obligations set forth in this Agreement or any collateral document executed or required to be executed pursuant hereto or thereto, or to consummate the Merger and the transactions, or

                    (ii) any requirement of any insurance carrier, applicable to its business, operations or properties, except as otherwise specifically described in Section 5.13(c) of the ATS Disclosure Memorandum.

               (d) With respect to matters, if any, of a nature referred to in Sections 5.13(b) or 5.13(c) of the ATS Disclosure Memorandum, all such information and matters set forth in the Disclosure Memorandum, individually and in the aggregate, if adversely determined against ATS or any Subsidiary, will not result in an ATS Material Adverse Effect, or the ability of ATS to perform its obligations under this Agreement or required to be executed pursuant hereto or thereto or to consummate the Merger and the transactions contemplated hereby.

          5.14 EMPLOYMENT ARRANGEMENTS AND LABOR RELATIONS.
               -------------------------------------------

               (a) Neither ATS nor any Subsidiary has any obligation or liability, contingent or other, under any Employment Arrangement (whether or not listed in Section 5.15(a) of the ATS Disclosure Memorandum), other than those listed or described in Section 5.14(a) of the ATS Disclosure Memorandum. Neither ATS nor any Subsidiary is now or during the past five (5) years has been subject to or involved in or, to ATS's Knowledge, threatened with any election for the certification of a bargaining representative for any employees, petitions therefor or other organizational activities, including but not limited to voluntary requests for recognition as a bargaining representative, or organizational campaigns of any nature, except as described in Section 5.14(a) of the ATS Disclosure Memorandum. None of the employees of ATS or any Subsidiary are now, or during the past five (5) years have been, represented by any labor union or other employee collective bargaining organization. Neither ATS nor any Subsidiary are parties to any labor or other collective bargaining agreement, and there are no pending grievances, disputes or controversies with any union or any other employee collective bargaining organization of such employees, or, to ATS's Knowledge, threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any union or other such organization. ATS and each Subsidiary have performed all material obligations required to be performed under all Employment Arrangements and are not in breach or violation of or in default or arrears under any of the terms, provisions or conditions thereof.

               (b) Except as set forth in Section 5.14(b) of the ATS Disclosure Memorandum, no employee will accrue or receive additional benefits, service or accelerated rights to payments of benefits under any Employment Arrangement, including the right to receive any parachute payment, as defined in Section 280G of the Code, or become entitled to severance, termination allowance or similar payments as a direct result of the transactions contemplated by this Agreement.

               (c) ATS considers its and each Subsidiary's relationships with employees to be good, and except as set forth in Section 5.14(c) of the ATS Disclosure Memorandum, neither ATS nor any Subsidiary has experienced a work slowdown or stoppage due to labor problems. Neither ATS nor any Subsidiary has received notice of any claim that it has failed to comply with any federal or state law, or is the subject of any investigation by any federal or state agency to determine compliance with any federal or state law, relating to the employment of labor, including any provisions relating to wages, hours, collective bargaining, the payment of taxes, discrimination, equal employment opportunity, employment discrimination, worker injury and/or occupational safety, nor to the Knowledge of ATS is there any reasonable basis for such a claim.

               (d) Neither ATS nor any Subsidiary has conducted, and will not conduct, a "plant closing" or "mass layoff" of employees of ATS or any Subsidiary as defined by the Worker Adjustment and Retraining Notification Act of 1988 ("the WARN Act"), 29 U.S.C. 2101-2109 as amended, or discharge, layoff, or reduce the hours of work, of employees in a sufficient number or manner to trigger any state or local law or regulation conditioning or regulating in any manner the discharge, layoff, or reduction in hours of employees or the closing of a facility, plant, workplace, division or department, on the Closing Date or during the twelve-month period immediately prior thereto.

          5.15 EMPLOYEE BENEFIT PLANS.
               ----------------------

               (a) ATS has disclosed in Section 5.15(a) of the ATS Disclosure Memorandum, and has delivered or made available to Premiere prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any ATS Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "ATS Benefit Plans"), and has described in Section 5.15(a) of the ATS Disclosure Memorandum the benefits offered under any unwritten ATS Benefit Plan. Any of the ATS Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "ATS ERISA Plan." Each ATS ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "ATS Pension Plan."

               (b) For each ATS Benefit Plan, ATS has delivered copies of all
(i) trust agreements or other funding arrangements for such ATS Benefit Plan (including insurance contracts), and all amendments thereto, (ii) determination letters (including determination letters for each prior version of such ATS Benefit Plan and each plan that has been merged into such ATS Benefit Plan), rulings, opinion letters, information letters, or advisory opinions issued by the Internal Revenue Service, the Department of Labor, or the Pension Benefit Guaranty Corporation after December 31, 1988, (iii) annual reports or returns, audited or unaudited Financial Statements, actuarial valuations and reports, and summary annual reports prepared for any ATS Benefit Plan with respect to the most recent three plan years, (iv) the most recent summary plan description and any material modifications thereto) and (v) copies of any filings with the Internal Revenue Service under Revenue Procedure 98-22 or any predecessor Revenue Procedures related to the VCR Program or Closing Agreement Program, and
(vi) copies of documentation prepared in reliance on the portion of Revenue Procedure 98-22 related to the Administrative Policy Regarding Sanctions, or on any IRS field directive related to the Administrative Policy Regarding Self-Correction or Administrative Policy Regarding Sanctions.

               (c) All ATS Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, all applicable state and federal securities laws, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect. Each ATS ERISA Plan (and all prior versions of such ATS ERISA
Plan) which is intended to be qualified under Section 401(a) of the

Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and ATS is not aware of any circumstances likely to result in revocation of any such favorable determination letter.

               (d) Except as disclosed in Section 5.15(d) of the ATS Disclosure Memorandum, all ATS Benefit Plan documents, and annual reports or returns, audited or unaudited financial statements, actuarial valuations, summary annual reports, and summary plan descriptions issued with respect to the ATS Benefit Plans are correct and complete, have been timely filed with the Internal Revenue Service, the Department of Labor, or distributed to participants of an ATS Benefit Plan (as required by law), and there have been no changes in the information set forth therein.

               (e) No ATS Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

               (f) No "party in interest" (as defined in Section 3(14) of ERISA) or "disqualified person" (as defined in Section 4975(e)(2) of the Code) with respect to any ATS Benefit Plan has engaged in any nonexempt "prohibited transaction" (described in Section 4975(c) of the Code or Section 406 of ERISA).

               (g) No ATS Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA or a "liquidity shortfall," as defined in Internal Revenue Code 414(412(m)(5), and the fair market value of the assets of any such plan exceeds the present value of all benefits (whether vested or not) accrued to date by all present and former participants in such ATS Pension Plan. For this purpose, the assumptions prescribed by the Pension Benefit Guaranty Corporation for valuing plan assets or liabilities upon plan termination shall be applied and the term "benefits" shall include the value of all benefits, rights and features protected under Code (S)411(d)(6) or its successors and any ancillary benefits (including disability, shutdown, early retirement and welfare benefits) provided under such ATS Pension Plan, and "benefit liabilities" as defined in ERISA Section 4001(a)(16). Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any ATS Pension Plan,
(ii) no change in the actuarial assumptions with respect to any ATS Pension Plan, and (iii) no increase in benefits under any ATS Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any ATS Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any ATS Entity, or the single-employer plan of any entity which is considered one employer with ATS under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA. No lien exists or can be expected to exist with under Internal Revenue Code Section 412(n) or ERISA 302(f) and no tax has been imposed or can be expected to be imposed under Code Section 4971 with respect to any ATS Benefit Plan. No ATS Entity has provided, or is required to provide, security to a ATS

Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to
Section 401(a)(29) of the Internal Revenue Code.

               (h) Within the six-year period preceding the Effective Time, No Liability under Subtitle C or D of Title IV of ERISA has been or is reasonably expected to be incurred by any ATS Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate. There has been no (i) "reportable event" (as defined in Section 4043 of ERISA), or event described in Section 4041, 4042, 4062 (including 4062(e)),
Section 4063, 4064 or 4069 of ERISA), or (ii) termination or partial termination, withdrawal or partial withdrawal with respect to any ATS Benefit Plan which Seller maintains or contributes to or has maintained or contributed to. The Company has not incurred any liability under Title IV of ERISA, including any liability that could arise as a result of the Company's membership in a "controlled group" as defined in ERISA Section 4001(a)(14) and ERISA
Section 4001(b)(1).

               (i) Except as disclosed in Section 5.15(i) of the ATS Disclosure Memorandum, no ATS Entity maintains or has ever maintained an ATS Benefit Plan providing welfare benefits (as defined in ERISA Section 3(1)) to employees after retirement or other separation from service except to the extent required under
Part 6 of Title I of ERISA or Code Section 4980B or their successors. For any such ATS Benefit Plan, there are no restrictions on the rights of such ATS Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder. No tax under Code Sections 4980B or 5000 has been incurred with respect to any ATS Benefit Plan and no circumstances exist which could give rise to such taxes.

               (j) Except as disclosed in Section 5.15(j) of the ATS Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any ATS Entity from any ATS Entity under any ATS Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any ATS Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit.

               (k) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any ATS Entity and their respective beneficiaries have been fully reflected on the ATS Financial Statements to the extent required by and in accordance with GAAP.

               (l) Except as disclosed in Section 5.15(l) of the ATS Disclosure Memorandum, all ATS Benefit Plans that permit participants to direct the investment of plan assets comply with the requirements of ERISA Section 404(c) and accompanying regulations.

               (m) Except as disclosed in Section 5.15(m) of the ATS Disclosure Memorandum, all individuals participating in (or eligible to participate in) any ATS Benefit Plan maintained (or contributed to) by ATS are common-law employees under the rationale set forth in Professional and Executive Leasing, Inc., 89 T.C. 225
                       ----------------------------------------
(1987).

               (n) Section 5.15(n) of the ATS Disclosure Memorandum lists the names of all highly compensated employees (as defined in Internal Revenue Code
Section 414(q)) who are eligible to participate in any ATS Benefit Plan.

               (o) Section 5.15(o) of the ATS Disclosure Memorandum lists the names of each employee of an ATS Entity and the number of days of accrued vacation days, sick leave and personal leave for such employee.

               (p) Section 5.15(p) of the ATS Disclosure Memorandum lists the names of each employee of an ATS Entity who has a loan agreement with an ATS Entity pursuant to the employee loan program as described in the American Teleconferencing Services, Ltd. Human Resources Policy and Procedure Manual (September 1, 1996), the amount which is outstanding under such loan agreement, and the repayment schedule of such loan agreement.

          5.16 MATERIAL CONTRACTS.
               ------------------

               (a) Except as listed in Section 5.16(a) of the ATS Disclosure Memorandum, ATS is not a party to any written or oral:

                   (i) agreement, contract or commitment with any present or former employee or consultant or for the employment of any person, including any consultant;

                   (ii) agreement, contract or commitment for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party which supplies, products or services are used in the conduct of ATS's business involving in any one case $25,000 or more;

                   (iii) agreement, contract or commitment to sell or supply products ("Goods Contracts") or to perform services ("Services Contracts") in connection with the business involving in any one case $25,000 or more;

                   (iv) agreement, contract or commitment not otherwise listed on the Disclosure Memorandum and continuing over a period of more than six months from the date hereof or exceed $100,000 in value;

                   (v) distribution, dealer, representative or sales agency agreement, contract or commitment;

                   (vi) lease under which ATS is either lessor or lessee relating to the Assets or any property at which the Assets are located;

                   (vii) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract or commitment for the borrowing or lending of money relating to the business of ATS or agreement or arrangement for a line of credit or guarantee, pledge or undertaking of the indebtedness of any other person;

                   (viii) agreement, contract or commitment for any charitable or political contribution;

                   (ix) commitment or agreement for any capital expenditure or leasehold improvement in excess of $50,000;

                   (x) agreement, contract or commitment limiting or restraining ATS, or any successor thereto from engaging or competing in any manner or in any business, nor, to ATS's Knowledge, is any employee of ATS subject to any such agreement, contract or commitment;

                   (xi) license, franchise, distributorship or other agreement, which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright or to any ideas, technical assistance or other know-how of or used by ATS in the conduct of the Business;

                   (xii)  any agreement between or among ATS Entities; or

                   (xiii) material agreement, contract or commitment of ATS not made in the ordinary course of business.

               (b) Each of the agreements, contract, commitments, leases, plans and other instruments, documents and undertakings listed in the ATS Disclosure Memorandum in response to this Section, or not required to be listed therein because of the amount thereof, is valid and enforceable in accordance with its terms; ATS is, and to ATS's Knowledge all other parties thereto are, in compliance with the provisions thereof; ATS is not, and to ATS's Knowledge no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein; and no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default thereunder. Furthermore, no such agreement, contract, commitment, lease, plan or other instrument, document or undertaking, in the reasonable opinion of ATS, contains any contractual requirement with which there is a reasonable likelihood ATS or any other party thereto will be unable to comply. No written or oral agreement, contract or commitment described therein requires the consent of any party to its assignment in connection with the transaction contemplated hereby. True, complete and correct copies of each such agreement have been furnished by ATS to Premiere (or true, complete and correct descriptions thereof are set forth in Section 5.16(a) of the ATS Disclosure Memorandum if such agreement is oral). All of the indebtedness of any ATS Entity for money borrowed is prepayable at any time by such ATS Entity without penalty or premium.

               (c) Each Goods Contract and Services Contract (i) is in one of the forms attached to Section 5.16(a) of the ATS Disclosure Memorandum with only such changes thereto as are necessary to reflect applicable fees, products, and time periods and such other changes therein as do not materially affect the rights or obligations of ATS thereunder and (ii) can be satisfied or performed by ATS at margins permitting an operating profit.

               (d) Section 5.16(d) of the ATS Disclosure Memorandum accurately discloses with respect to each Services Contract disclosed therein, the top twenty customers of ATS and the historical revenues for such customers for the past three (3) years. ATS has no reason to believe that its profit margin with respect to such customer might be less than it has customarily achieved in the past.

               (e) Except as set forth in Section 5.16(e) of the ATS Disclosure Memorandum, the ATS Products and Services conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by or on behalf of any ATS Entity, and there has not been during the last three (3) years any claim made against any ATS Entity by any customer of any ATS Entity or by any other Person alleging that any ATS Product and Service (including each version thereof that has been licensed or otherwise made available by any ATS Entity to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of any ATS Entity, and, to the Knowledge of ATS, there is not a reasonable basis for any such claim. Notwithstanding the generality of the foregoing, all ATS Products and Services offered or distributed by any ATS Entity, conform as of the date hereof to the current and future performance standards and service levels applicable thereto, including without limitation, those set forth in the Contracts listed in Section 5.16(a) of the ATS Disclosure Memorandum, without imposition of any performance credits or other penalties and otherwise in accordance with the terms of such Contracts. No product liability or warranty claims which individually or in the aggregate could exceed the reserves therefor on the ATS Financial Statements have been communicated in writing to or threatened in writing against any ATS Entity. The ATS Products and Services, as of the date hereof, during and after the calendar year 2000 A.D., include design, function and performance capabilities such that the ATS Products and Services shall not abnormally end and/or have invalid and/or incorrect results from and/or performance or functional degradation because of the then-current date. The design and function of the ATS Products and Services shall ensure year 2000 A.D. and shall include, but not be limited to, date data century recognition, calculations that accommodate same century and multicentury formulas and date values, and date data interface values that reflect the century.

          5.17 LEGAL PROCEEDINGS.  Except as set forth on Section 5.17 of the
               -----------------
ATS Disclosure Memorandum, there is no Litigation instituted or pending, or, to the Knowledge of ATS, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against, by or involving any ATS Entity, or against, by or involving any director, employee or employee benefit plan of any ATS Entity, or against any Asset, interest, or right of any of them, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any

ATS Entity. Section 5.17 of the ATS Disclosure Memorandum contains a summary of all Litigation involving any ATS Entity or which any ATS Entity has threatened against a party settled or otherwise concluded since January 1, 1993.

          5.18 REPORTS.  Since January 1, 1993, or the date of organization if
               -------
later, each ATS Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          5.19 STATEMENTS TRUE AND CORRECT.  No statement, certificate,
               ---------------------------
instrument, or other writing furnished or to be furnished by any ATS Entity or any Affiliate thereof to Premiere pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any ATS Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

          5.20 TAX AND REGULATORY MATTERS.  No ATS Entity or any Affiliate
               --------------------------
thereof or to the Knowledge of ATS, any Shareholder or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 10.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

          5.21 CERTAIN STATE STATUTES INAPPLICABLE.  The provisions of
               -----------------------------------
applicable Missouri Takeover Laws, if any, will not apply to this Agreement or the Merger.

          5.22 CHARTER PROVISIONS.  Each ATS Entity and, to the Knowledge of
               ------------------
ATS, each Shareholder has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any ATS Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any ATS Entity that may be directly or indirectly acquired or controlled by them.

          5.23 SHARES OF PREMIERE COMMON STOCK; INVESTMENT INTENTION.
               -----------------------------------------------------
Each Shareholder is acquiring the shares of Premiere Common Stock to be issued pursuant to this Agreement for investment only, for such Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. Each Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the 1933 Act. Each Shareholder understands that the shares of Premiere Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein (except pursuant to the Registration Rights Agreement) and may not be resold except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration. Each Shareholder represents and warrants that such Shareholder are able to bear the economic risk of an investment in the Premiere Common Stock acquired pursuant to this Agreement and can afford to sustain a total loss on such investment and has such Knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect their own interests in connection with the acquisition of the Premiere Common Stock. Each Shareholder acknowledges that prior to the Closing of the Merger, each Shareholder has had access to Premiere's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended, and any subsequent filings of SEC Documents through the date hereof. Each Shareholder will at that time confirm that they have had an adequate opportunity to ask questions and receive answers from the officers of Premiere concerning any and all matters relating to this Agreement and the Merger. Each Shareholder agrees not to offer, sell, assign, exchange, transfer, encumber, pledge, distribute or otherwise dispose of the Premiere Common Stock to be acquired by it pursuant to this Agreement except after full compliance with all of the applicable provisions of the 1933 Act and applicable state securities Laws, and any attempt by a Stockholder to do so will be treated as ineffective for all purposes.

          5.24 BOARD RECOMMENDATION.  The Board of Directors of ATS, at a
               --------------------
meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of ATS Common Stock approve this Agreement.

          5.25 EXISTING CONDITION.  Except as disclosed in Section 5.25 of the
               ------------------
ATS Disclosure Memorandum, since March 31, 1998 ATS has not:

               (a) incurred any Liabilities, other than Liabilities incurred in the ordinary course of business consistent with past practice, or discharged or satisfied any lien or encumbrance, or paid any Liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any Liabilities of which the failure to pay or discharge has caused or will cause any material damage or risk of material loss to it or any of its assets or properties;

               (b) sold, encumbered, assigned or transferred any assets or properties which would have been included in the Assets if the Closing had been held on March 31, 1998 or on any date since then, except for the sale of inventory in the ordinary course of business consistent with past practice;

               (c) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its Assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever;

               (d) made or suffered any amendment or termination of any material agreement, contract, commitment, lease or plan to which it is a party or by which it is bound, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, whether or not in the ordinary course of business;

               (e) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of its capital shares;

               (f) suffered any damage, destruction or loss, whether or not covered by insurance, (i) materially and adversely affecting its business, operations, assets, properties or prospects or (ii) of any item or items carried on its books of account individually or in the aggregate at more than $5,000, or suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

               (g) suffered any material adverse change in its business, operations, assets, properties, prospects or condition (financial or otherwise);

               (h) received notice or had Knowledge of any actual or threatened labor trouble, strike or other occurrence, event or condition of any similar character which has had or might have an adverse effect on its business, operations, assets, properties or prospects;

               (i) made commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $25,000 except such as may be involved in ordinary repair, maintenance or replacement of its assets;

               (j) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees may be entitled;

               (k) changed any of the accounting principles followed by it or the methods of applying such principles; or

               (l) entered into any transaction other than in the ordinary course of business consistent with past practice.

Until the Closing Date, neither ATS nor any Subsidiary will permit any of the foregoing except as may be specifically required or permitted by the terms of this Agreement, or approved in writing by Premiere.

          5.26 CONDITION OF TANGIBLE ASSETS.  Except as disclosed in Section
               ----------------------------
5.26 of the ATS Disclosure Memorandum, all buildings, structures, facilities, equipment and other material items of tangible property and assets which would be included in the Assets if the Closing took place on the date hereof are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and conform to all applicable laws, ordinances, codes, rules and regulations, and Authorizations relating to their construction, use and operation. No person other than ATS owns any equipment or other tangible assets or properties situated on the premises of ATS or necessary to the operation of the business of ATS, except for leased items disclosed in the ATS Disclosure Memorandum and for items of immaterial value.

          5.27 TRANSACTIONS WITH AFFILIATES.  Except as disclosed in Section
               ----------------------------
5.27 of the ATS Disclosure Memorandum, no shareholder, director, officer or employee of ATS, or any member of his or her immediate family or any other to its, his or her affiliates, owns or has a 5% or more ownership interest in any corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any material contract, agreement or understanding, business arrangement or relationship with ATS. There are no distributions payable to any employee, shareholder or former employee of ATS or any other Person as a result of the Merger or the transactions contemplated hereby, other than distributions included within the definition of Transaction Costs.

          5.28 INSURANCE.  The assets, properties and operations of ATS are
               ---------
insured under various policies of general liability and other forms of insurance, all of which are described in Section 5.28 of the ATS Disclosure Memorandum, which discloses for each policy the risks insured against, coverage limits, deductible amounts, all claims outstanding or resolved within the past three (3) years thereunder, and whether the terms of such policy provide for retrospective premium adjustments. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder. Such policies are in amounts which are adequate in relation to the business and assets of ATS and all premiums to date have been paid in full, except as disclosed in Section 5.28 of the ATS Disclosure Memorandum. ATS has not been refused any insurance, nor has its coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years. Section 5.28 of the ATS Disclosure Memorandum also contains a true and complete description of all outstanding bonds and other surety arrangements issued or entered into in connection with the business, assets and liabilities of ATS.

          5.29 RESTRICTIONS.  No ATS Entity is a party to any indenture,
               ------------
agreement, contract, commitment, lease, plan, license, permit, authorization or other instrument, document or understanding, oral or written, or subject to any charter or other corporate restriction or any judgment, order, writ, injunction, decree or award which materially adversely affects or materially restricts, the business, operations, assets, properties, prospects or condition (financial or otherwise) of ATS after consummation of the transactions contemplated hereby.

          5.30 CONDITIONS AFFECTING ATS.  There is no fact, development or
               ------------------------
threatened development with respect to the markets, products, services, clients, customers, facilities, computer software, data bases, personnel, vendors, suppliers, operations, assets or prospects of the business which are known to ATS which would materially adversely affect the business, operations or prospects of ATS considered as a whole, other than such conditions as may affect as a whole the economy generally. ATS has used its best efforts to keep available the services of the employees, agents, customers and suppliers of ATS active in the conduct of the business. ATS does not have any reason to believe that any loss of any employee, agent, customer or supplier or other advantageous arrangement will result because of the consummation of the transactions contemplated hereby. Section 5.30 of the ATS Disclosure Memorandum sets forth a schedule for completion of each of the strategic initiatives of ATS and a description of the resources (financial and otherwise) to be devoted to each such initiative.

          5.31 TITLE TO PROPERTIES; LEASES.
               ---------------------------

               (a) Each of ATS and its Subsidiaries has good legal and insurable title, with respect to all real property owned or leased (in fee simple if owned and leasehold if leased) and marketable title if owned (in fee simple), if any, reflected as an asset on the most recent balance sheet forming part of the ATS Financial Statements, or held by ATS or any of its Subsidiaries for use in its business if not so reflected, and good indefeasible and merchantable title to all other assets, tangible and intangible (excluding leased property), reflected on such balance sheet, or held by ATS or any of its Subsidiaries for use in its business if not so reflected, or purported to have been acquired by ATS or any of its Subsidiaries since such date, except inventory sold or depleted, or property, plant and other equipment used up or retired, since such date, in each case in the ordinary course of business consistent with past practice of ATS and its Subsidiaries, free and clear of all Liens, except such as are reflected in the most recent balance sheet, or the notes thereto, forming part of the Financial Statements or set forth in Section 5.31(a) of the ATS Disclosure Memorandum. Except for financing statements evidencing Liens referred to in the preceding sentence (a true, correct and complete list and description of which is set forth in Section 5.31(a) of the ATS Disclosure Memorandum), to ATS's Knowledge, no financing statements under the Uniform Commercial Code and no other filing which names ATS or any of its Subsidiaries as debtor or which covers or purports to cover any of the property of ATS or any of its Subsidiaries is on file in any state or other jurisdiction, and neither ATS nor any Subsidiary has signed or agreed to sign any such financing statement or filing or any agreement authorizing any secured party thereunder to file any such financing statement or filing. Each Lease or other occupancy or other agreement under which ATS or any of its Subsidiaries holds real or personal property has been duly authorized, executed and delivered by ATS or Subsidiary, as the case may be, and, to ATS's Knowledge, by each of the parties thereto. Each such Lease is a legal, valid and binding obligation of ATS or a Subsidiary, as the case may be, and, to ATS's Knowledge, of each other party thereto, enforceable in accordance with its terms. Each of ATS and its Subsidiaries has a valid leasehold interest in and enjoys peaceful and undisturbed possession under all Leases pursuant to which it holds any real property or tangible personal property, none of which contains any provision which would impair ATS's ability to use such property as it is currently used by ATS, except as described in Section 5.31(a) of the ATS Disclosure Memorandum. All of such Leases are valid and subsisting and in full force and effect. Neither ATS nor any of its Subsidiaries nor, to ATS's Knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any such Lease.

               (b) Section 5.31(b) of the ATS Disclosure Memorandum is a true, correct and complete description of all real estate owned or leased by ATS or any of its Subsidiaries and all Leases and an identification of all material items of fixed assets and machinery and equipment. None of the fixed assets and machinery and equipment is subject to contracts of sale, and none is held by ATS or any of its Subsidiaries as lessee or as conditional sales venue under any Lease or conditional sales contract and none is subject to any title retention agreement, except as set forth in Section 5.31(b) of the ATS Disclosure Memorandum. The real property (other than land), fixtures, fixed assets and machinery and equipment are in a state of good repair and maintenance and are in good operating condition, reasonable wear and tear excepted.

               (c) Except as set forth in Section 5.31(c) of the ATS Disclosure
Memorandum:

                   (i) all real property owned or leased by ATS or any of its Subsidiaries conforms to and complies with all applicable title covenants, conditions, restrictions and reservations and all Environmental Laws and all applicable zoning, wetlands, land use and other Law, and

                   (ii) neither ATS nor any Subsidiary, nor, to the Knowledge of ATS, any landlord, tenant or other occupant or user of any such real property, has used such real property for the storage or disposal of Hazardous Materials or engaged in the business of storing or disposing of Hazardous Materials, except for use in the ordinary course of business of the type conducted by ATS.

          5.32 RELATED TRANSACTIONS.  Section 5.32 of the ATS Disclosure
               --------------------
Memorandum sets forth a true, correct and complete description of any Contract or transaction, not fully discharged or consummated, as the case may be, on or before the beginning of the ATS's current fiscal year, between ATS or any of its Subsidiaries and any of its officers, directors, employees, stockholders, or any Affiliate of any thereof (other than reasonable compensation for services as officers, directors and employees and reimbursement for out-of-pocket expenses reasonably incurred in support of ATS's business), now existing or which, at any time since its organization, existed or occurred, including without limitation any providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any officer, director, stockholder or employee, or any Affiliate of any thereof. All such Contracts and transactions were and are on terms and conditions no less favorable to ATS or any of its Subsidiaries than would be customary for such between Persons who are not Affiliates or upon terms and conditions on which similar Contracts and transactions with Persons who are not Affiliates could fairly and reasonably be expected to be entered into, except as otherwise set forth in Section 5.32 of the ATS Disclosure Memorandum.

          5.33 BANK ACCOUNTS.  A true and correct and complete list as of the
               -------------
date of this Agreement of all banks, trust companies, savings and loan associations and brokerage firms in which ATS or any Subsidiary has an account or a safe deposit box and the names of all Persons authorized to draw thereon, to have access thereto, or to authorize transactions therein, the names of all Persons, if any, holding powers of attorney from ATS or any Subsidiary and a summary statement as to the terms thereof is described in Section 5.33 of the ATS Disclosure Memorandum.

          5.34 SYSTEM PERFORMANCE.  The Network as currently equipped and
               ------------------
maintained is capably of Reliably Handling and has Reliable Handled eight million (8,000,000) minutes of conferencing per month and peak loads of 110,000 minutes of conferencing per hour. The Network is capable, without additional equipment, without an upgrade of software or hardware, and without material degradation of service of Network performance, of Reliably Handling nine million (9,000,000) minutes per month of conferencing and peak loads of 229,000 minutes of conferencing per hour. The Network is in compliance with all Year 2000 standards, or will be by the end of 1998 at a cost of not more than $50,000.

          5.35 BROKER OR FINDER.  No Person assisted in or brought about the
               ----------------
negotiation of this Agreement, the Merger or the subject matter of the Transactions in the capacity of broker, agent or finder or in any similar capacity on behalf of ATS or any Stockholder, except as set forth in Section
5.35 of the ATS Disclosure Memorandum.

          5.36 ABSENCE OF SENSITIVE PAYMENTS.  ATS has not, nor has any
               -----------------------------
Subsidiary, or, to ATS's Knowledge, any of its or any Subsidiary's officers, directors, employees or representatives, (a) made any contributions, payments or gifts to or for the private use of any governmental office, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made,
(b) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, or (c) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

          5.37 PREDECESSOR STATUS.  Set forth in Section 5.37 of the ATS
               ------------------
Disclosure Memorandum is a listing of all names of all predecessor companies of ATS and the names of any Entities from which, since December 31, 1991, ATS previously acquired material properties or assets. Except as disclosed in
Section 3.31 of the ATS Disclosure Memorandum, ATS has never been a Subsidiary or division of another Entity, nor a part of an acquisition which was later rescinded.

                                   ARTICLE 6
              REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
              --------------------------------------------------

          Each of the Shareholders, severally but not jointly, hereby represents and warrants to Premiere as of the date that such Shareholder becomes a party to this Agreement and as of the Closing Date as follows:

          6.1  OWNERSHIP OF SHARES.     The Shareholder is the owner of all
               -------------------
right, title and interest (legal, record and beneficial) in and to the number of ATS Common Stock listed below Shareholder's signature to this Agreement, free and clear of any and all Liens. The delivery to Premiere of the ATS Common Stock pursuant to the provisions of this Agreement will transfer to Premiere good and marketable title to all of such Shares free and clear of all Liens. Other than the ATS Common Stock listed opposite the name of the Shareholder on Section 5.4(a) of the ATS Disclosure Memorandum, the Shareholder owns no right, title or interest (legal, record or beneficial) to any securities of ATS or right of any kind to have any such security issued. No Person has any agreement or option or any right or privilege (whether pre-emptive or contractual) capable of becoming an agreement or option for the purchase of any of the ATS Common Stock from the Shareholder.

          6.2  AUTHORITY OF SHAREHOLDER; NO BREACH BY AGREEMENT.  The
               ------------------------------------------------
Shareholder has the absolute and unrestricted right, power, authority, and capacity to execute and deliver the Shareholders' Closing Documents and to perform its obligations under the Shareholders' Closing Documents. This Agreement represents a legal, valid, and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought). Upon the execution and delivery by the Shareholder of the Shareholders' Closing Documents, the Shareholders' Closing Documents will constitute the legal, valid, and binding obligations of the Shareholder, enforceable against the Shareholder in accordance with their respective terms.

          6.3  ABSENCE OF CONFLICTING AGREEMENTS OR REQUIRED CONSENTS.  The
               ------------------------------------------------------
execution, delivery and performance by the Shareholder of the Shareholders' Closing Documents (with or without the giving of notice, the lapse of time, or both): (a) other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD or under the HSR Act, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by the Shareholder of the transactions contemplated in this Agreement, (b) will not conflict with, result in a breach of, or constitute a default under any ruling, judgment, order or injunction, or to the Knowledge of the Shareholder any law, ordinance or regulation, of any court or governmental instrumentality to which the Shareholder is subject or by which the Shareholder, or his, her or its Assets, are bound; and (c) will not create any Lien upon the Shares owned by the Shareholder.

          6.4  LEGAL PROCEEDINGS.  There are no claims, lawsuits, actions,
               -----------------
arbitrations, administrative or other proceedings, or to the Knowledge of the Shareholder, governmental investigations or inquiries, pending or threatened against the Shareholder affecting the performance by the Shareholder of the Shareholders' Closing Documents and, to the Knowledge of the Shareholder, there is no basis for any action or any state of facts or occurrence of any event which might give rise to the foregoing.

          6.5  INVESTMENT INTENTION; ACCESS TO INFORMATION.
               -------------------------------------------

               (a) The Shareholder is acquiring the shares of Premiere Common Stock to be issued pursuant to this Agreement for investment only, for the Shareholder's own account and not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof or participation therein. The Shareholder is an "accredited investor" as such term is defined in Rule 501(a) under the 1933 Act. The Shareholder understands that the shares of Premiere Common Stock to be issued pursuant to this Agreement have not been, and will not be, registered under the 1933 Act in reliance upon the representations set forth herein. The Shareholder also understands that the Shares will be subject to the transfer restrictions set forth in the Registration Rights Agreement.

               (b) The Shareholder understands that the offering and sale of the Premiere Common Stock is intended to be exempt from registration under the 1933 Act, by virtue of Section 4(2) of the 1933 Act and Regulation D of the 1933 Act. The Shareholder has the financial ability to bear the economic risk of the Shareholder's investment and has adequate means for providing for the Shareholder's current needs and personal or other contingencies.

               (c) The Shareholder meets any additional or different suitability standards imposed by the Shareholder's state of incorporation or organization, or imposed by any other applicable laws.

               (d) The Shareholder:

                   (i) has been given the opportunity to ask questions of, and receive answers from, the executive officers of Premiere concerning the terms and conditions of the Merger; has received any documents which the Shareholder may have requested and such additional information as it has deemed necessary or that was otherwise provided to evaluate the merits and risks of the Merger; and has not been furnished any offering literature or prospectus other than as described herein;

                   (ii) except as described in clause (i) above, has not been furnished with any oral or written representation or oral or written information in connection with the Merger which is not contained herein; and

                   (iii) has determined that the shares of Premiere Common Stock are a suitable investment for it and that, at this time, it has no need for liquidity of its investment and could bear a complete loss of such investment.

               (e) The Shareholder is not relying on ATS or Premiere, or the references to any legal opinion in this Agreement, with respect to individual and corporate tax and other economic considerations involved in this investment.

               (f) The Shareholder will not sell or otherwise transfer shares of Premiere Common Stock or any portion thereof without registration under any applicable Securities Laws or an exemption therefrom, and fully understands and agrees that the Shareholder must bear the economic risk of this purchase for an indefinite period of time.

          6.6  TAX AND REGULATORY MATTERS.    No Shareholder has taken or agreed
               --------------------------
to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 10.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

          6.7  CHARTER PROVISIONS.    Each Shareholder has taken all action so
               ------------------
that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any ATS Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any ATS Entity that may be directly or indirectly acquired or controlled by them.

                                   ARTICLE 7
                   REPRESENTATIONS AND WARRANTIES OF PREMIERE
                   ------------------------------------------

          Premiere hereby represents and warrants to ATS and the Shareholders as follows:

          7.1  ORGANIZATION, STANDING, AND POWER.    Premiere is a corporation
               ---------------------------------
duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Premiere is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect.

          7.2  AUTHORITY; NO BREACH BY AGREEMENT.
               ---------------------------------

               (a) Premiere has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Premiere. This Agreement represents a legal, valid, and binding obligation of Premiere, enforceable against Premiere in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

               (b) Neither the execution and delivery of this Agreement by Premiere, nor the consummation by Premiere of the transactions contemplated hereby, nor compliance by Premiere with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Premiere's Articles of Incorporation or Bylaws, or (ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Premiere Entity under, any Contract or Permit of any Premiere Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 10.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Premiere Entity or any of their respective material Assets (including any Premiere Entity or any ATS Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Premiere Entity or any ATS Entity being reassessed or revalued by any Taxing authority).

               (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Premiere Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Premiere of the Merger and the other transactions contemplated in this Agreement.

          7.3  CAPITAL STOCK.
               -------------

               (a) The authorized capital stock of Premiere consists of (i) 150,000,000 shares of Premiere Common Stock, of which 45,255,594 shares were issued and outstanding as of March 26, 1998, and (ii) 5,000,000 shares of Premiere Preferred Stock, of which 1 share was issued and outstanding as of March 26, 1998. All of the issued and outstanding shares of Premiere Capital Stock are, and all of the shares of Premiere Common Stock to be issued in exchange for shares of ATS Common Stock upon consummation of the merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable. None of the outstanding shares of Premiere Capital Stock has been, and none of the shares of Premiere Common Stock to be issued in exchange for shares of ATS Common Stock upon consummation of the merger will be, issued in violation of any preemptive rights of the current or past shareholders of Premiere.

               (b) Except as set forth in Section 7.3(a) or as disclosed in
Section 7.3 of the Premiere Disclosure Memorandum, there are no shares of capital stock or other equity securities of Premiere outstanding and no outstanding Equity Rights relating to the capital stock of Premiere.

          7.4  SEC FILINGS; FINANCIAL STATEMENTS.
               ---------------------------------

               (a) Premiere has timely filed and made available to ATS and each of the Shareholders all SEC Documents required to be filed by Premiere since December 31, 1992 (the "Premiere SEC Reports"). The Premiere SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Premiere SEC Reports or necessary in order to make the statements in such Premiere SEC Reports, in light of the circumstances under which they were made, not misleading. No Premiere Subsidiary is required to file any SEC Documents.

               (b) Each of the Premiere Financial Statements (including, in each case, any related notes) contained in the Premiere SEC Reports, including any Premiere SEC Reports filed after the date of this Agreement until the Closing Date, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Premiere and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

          7.5  FINANCING.  Premiere has, or will have sufficient funds or
               ---------
available financing to enable it or its Subsidiaries or Sub to pay the cash payment for all shares of ATS Common Stock as provided in Section 3.1 of Article 3 and all obligations of Premiere or Sub for fees and expenses related to the Merger.

                                   ARTICLE 8
                   CONDUCT OF BUSINESS PENDING CONSUMMATION
                   ----------------------------------------

          8.1  AFFIRMATIVE COVENANTS OF ATS.  From the date of this Agreement
               ----------------------------
until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, ATS shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in Section 10.1(b) or 10.1(c), or (ii) adversely affect the ability of any Party to perform its covenants and agreements under this Agreement. ATS shall use its best efforts to keep available the services of its present employees and agents and to maintain the relations and goodwill with the suppliers, customers, distributions and any others having business relations with ATS.

          8.2  NEGATIVE COVENANTS OF ATS.  From the date of this Agreement until
               -------------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Premiere shall have been obtained, and except as otherwise expressly contemplated herein, ATS covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

               (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any ATS Entity, or

               (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a ATS Entity to another ATS Entity) in excess of an aggregate of $25,000 (for the ATS Entities on a consolidated basis) except in the ordinary course of the business of ATS Subsidiaries consistent with past practices, or impose, or suffer the imposition, on any Asset of any ATS Entity of any Lien or permit any such Lien to exist (other than in connection with Liens in effect as of the date hereof that are disclosed in the ATS Disclosure Memorandum); or

               (c) except as disclosed in Section 8.2(c) of the ATS Disclosure Memorandum, repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any ATS Entity, or declare or pay any dividend or make any other distribution in respect of ATS's capital stock; or

               (d) except for this Agreement, or as disclosed in Section 8.2(d) of the ATS Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of ATS Common Stock or any other capital stock of any ATS Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

               (e) adjust, split, combine or reclassify any capital stock of any ATS Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of ATS Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any ATS Subsidiary (unless any such shares of stock are sold or otherwise transferred to another ATS Entity) or (y) any Asset other than in the ordinary course of business for reasonable and adequate consideration; or

               (f) except for purchases of U.S. Treasury securities or U.S. Government agency securities, which in either case have maturities of three years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned ATS Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, or (iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

               (g) grant any increase in compensation or benefits to the employees or officers of any ATS Entity, except in accordance with past practice disclosed in Section 8.2(g) of the ATS Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 8.2(g) of the ATS Disclosure Memorandum; and enter into or amend any severance agreements with officers of any ATS Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any ATS Entity except in accordance with past practice disclosed in Section 8.2(g) of the ATS Disclosure Memorandum; or

               (h) enter into or amend any employment Contract between any ATS Entity and any Person (unless such amendment is required by Law) that the ATS Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

               (i) adopt any new employee benefit plan of any ATS Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any ATS Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

               (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

               (k) commence any Litigation other than in accordance with past practice, settle any Litigation involving any Liability of any ATS Entity for material money damages or restrictions upon the operations of any ATS Entity; or

               (l) enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $10,000) or waive, release, compromise or assign any material rights or claims.

          8.3    COVENANTS OF PREMIERE.    From the date of this Agreement until
                 ---------------------
the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of ATS shall have been obtained, and except as otherwise expressly contemplated herein, Premiere covenants and agrees that it shall (a) continue to conduct its business and the business of its Subsidiaries in a manner designed in its reasonable judgment, to enhance the long-term value of the Premiere Common Stock and the business prospects of the Premiere Entities and to the extent consistent therewith use all reasonable efforts to preserve intact the Premiere Entities' core businesses and goodwill with their respective employees and the communities they serve, and (b) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in [the last sentences] of
Section 10.1(b) or 10.(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement; provided, that the foregoing shall not prevent any Premiere Entity from acquiring any Assets or other businesses or from discontinuing or disposing of any of its Assets or business if such action is, in the judgment of Premiere, desirable in the conduct of the business of Premiere and its Subsidiaries. Premiere further covenants and agrees that it will not, without the prior written consent of ATS, which consent shall not be unreasonably withheld, amend the Articles of Incorporation or Bylaws of Premiere, in each case, in any manner adverse to the holders of ATS Common Stock as compared to rights of holders of Premiere Common Stock generally as of the date of this Agreement.

          8.4    ADVERSE CHANGES IN CONDITION.  Each Party agrees to give
                 ----------------------------
written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect or a Premiere Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

          8.5    REPORTS.  Each Party and its Subsidiaries shall file all
                 -------
reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.

                                   ARTICLE 9
                             ADDITIONAL AGREEMENTS
                             ---------------------

          9.1    SHAREHOLDER APPROVAL.  ATS shall call a Shareholders' Meeting,
                 --------------------
to be held as soon as reasonably practicable after execution of this Agreement, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting,
(i) the Board of Directors of ATS shall recommend to its shareholders the approval of the matters submitted for approval, and (ii) the Board of Directors and officers of ATS shall use their reasonable efforts to obtain such shareholders' approval.

          9.2    EXCHANGE LISTING.  Premiere shall use its reasonable efforts to
                 ----------------
list, prior to the Effective Time, on the Nasdaq National Market the shares of Premiere Common Stock to be issued to the holders of ATS Common Stock pursuant to the Merger, and Premiere shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

          9.3    APPLICATIONS; ANTITRUST NOTIFICATION.  Premiere shall prepare
                 ------------------------------------
and file, and ATS and the Shareholders shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. To the extent required by the HSR Act, each of the Parties will file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required for the transactions contemplated hereby and any supplemental or additional information which may reasonably be requested in connection therewith pursuant to the HSR Act and will comply in all material respects with the requirements of the HSR Act. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

          9.4    FILINGS WITH STATE OFFICES.  Upon the terms and subject to the
                 --------------------------
conditions of this Agreement, Premiere, Subsidiary and ATS shall execute and file the Articles of Merger with the Secretary of State of the State of Missouri in connection with the Closing.

          9.5    AGREEMENT AS TO EFFORTS TO CONSUMMATE.  Subject to the terms
                 -------------------------------------
and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 10; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.

          9.6    INVESTIGATION AND CONFIDENTIALITY.
                 ---------------------------------

                 (a) Prior to the Effective Time, ATS shall keep Premiere advised of all material developments relevant to its business and to consummation of the Merger and shall permit Premiere to make or cause to be made such investigation of the business and properties of ATS and its Subsidiaries and of their respective financial and legal conditions as Premiere reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                 (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                 (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have an ATS Material Adverse Effect or a Premiere Material Adverse Effect, as applicable.

          9.7    PRESS RELEASES.  Prior to the Effective Time, ATS and Premiere
                 --------------
shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section 9.7 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

          9.8    CERTAIN ACTIONS.  Except with respect to this Agreement and
                 ---------------
the transactions contemplated hereby, no ATS Entity nor any Shareholder nor any Affiliate thereof nor any Representatives thereof retained by any ATS Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. No ATS Entity, any Shareholder or any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal. Each Shareholder and ATS shall promptly advise Premiere following the receipt of any Acquisition Proposal and the details thereof, and advise Premiere of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. Each Shareholder and ATS shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause all of its Affiliates and Representatives not to engage in any of the foregoing.

          9.9    SHAREHOLDER RELEASES.  Except as set forth in Section 9.9 of
                 --------------------
the ATS Disclosure Memorandum, each Shareholder hereby releases, remises, and forever discharges each ATS Entity and their respective Representatives, Affiliates, employees, directors, officers and insurers, and their respective successors and assigns, and each of them (hereinafter individually and collectively, the "Releases") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, without limitation of law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired from the beginning of time to the Effective Time (the "Released Claims"). Each Shareholder represents and warrants that no Released Claim released herein has been assigned, expressly, impliedly, or by operation of Law, and that all Released Claims of such Shareholder released herein are owned by such Shareholder, who has the sole authority to release them. Each Shareholder agrees that such holder shall forever refrain and forebear from commencing, instituting or prosecuting any lawsuit action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

          9.10   TAX TREATMENT.  Each of the Parties undertakes and agrees to
                 -------------
use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

          9.11   STATE TAKEOVER LAWS.  Each ATS Entity and each Shareholder
                 -------------------
shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including any applicable section of the BCA.

          9.12   CHARTER PROVISIONS.  Each ATS Entity shall take all necessary
                 ------------------
action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any ATS Entity or restrict or impair the ability of Premiere or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any ATS Entity that may be directly or indirectly acquired or controlled by them.

          9.13   ASSIGNMENT OF CONTRACTS AND RIGHTS.  Anything in this
                 ----------------------------------
Agreement to the contrary notwithstanding, this Agreement will not constitute an agreement to assign any Claim, Contractual Obligation, Governmental Authorization, Lease, Private Authorization, commitment, sales, service or purchase order, or any claim, right or benefit arising thereunder or resulting therefrom, if the Merger or the transactions would be deemed an attempted assignment thereof without the required consent of a third party thereto and would constitute a breach thereof or in any way affect the rights of ATS or Sub thereunder. If such consent is not obtained, or if consummation of the Merger and the transactions would affect the rights of ATS thereunder so that the Surviving Corporation would not in fact receive all such rights, ATS and the Shareholders will cooperate with Premiere in any arrangement designed to provide for the benefits thereof to the Surviving Corporation, including subcontracting, sub-licensing or subleasing to the Surviving Corporation or enforcement for the benefit of the Surviving Corporation of any and all rights of ATS or its Subsidiaries against a third party thereto arising out of the breach or cancellation by such third party or otherwise. Any assumption by the Surviving Corporation of ATS's rights thereunder by operation of law in connection with the Merger which will require the consent or approval of any third party will be made subject to such consent or approval being obtained.

          9.14   TAX RETURNS.  The Shareholder Representatives will cause all
                 -----------
Tax Returns of ATS and its Subsidiaries with respect to taxable periods ending on or before the Effective Time to be prepared in a manner consistent with past practices and Premiere will file such Tax Returns promptly upon receipt thereof from the Shareholder Representative or ATS. At least thirty days before the due date (including any extensions) for any such Tax Returns, the Shareholder Representative or the Company will provide drafts of such Tax Returns to Premiere for its review and comment (which reasonable comments will be incorporated into the final Tax Returns), and Premiere will cooperate with the Shareholder Representative and provide the Shareholder Representative with access to any books and records reasonably necessary for their preparation of such draft Tax Returns. Premiere will file no amended Tax Returns with respect to ATS and the Subsidiaries for any taxable period ending on or before the Effective Time if the Shareholder Representative reasonably objects thereto and furnishes Premiere with indemnification satisfactory in form and substance to it, including without limitation, indemnification for all interest, penalties and expenses resulting from the failure to amend such Tax Returns and all proceedings in connection therewith.

          9.15   DISTRIBUTIONS.  ATS and Premiere acknowledge and agree that
                 -------------
ATS contemplates that (i) prior to the Effective Date it will make certain distributions to Shareholders, employees of and consultants to ATS. ATS agrees that distributions will be made by ATS only to the extent provided in Section
9.15 of the ATS Disclosure Memorandum, and provided that such recipient executes a release in favor of the Releases in substance as described in Section 9.9 hereof and an invention assignment agreement in the form provided by Premiere to ATS.

                                  ARTICLE 10
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE
               -------------------------------------------------

          10.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY.  The respective
                 ---------------------------------------
obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 13.6:

          (A)  SHAREHOLDER APPROVAL.  The shareholders of ATS shall have
               --------------------
[adopted][approved] this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments.

          (B)  REGULATORY APPROVALS.  All waiting periods required by Law shall
               --------------------
have been terminated or expired.

          (C)  LEGAL PROCEEDINGS.  No court or governmental or regulatory
               -----------------
authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

          (D)  EXCHANGE LISTING.  The shares of Premiere Common Stock issuable
               ----------------
pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

          (E)  REGISTRATION RIGHTS.  Premiere and each of the Shareholders shall
               -------------------
have executed and delivered the Stock Restriction and Registration Rights Agreement, in the form attached hereto as Exhibit 2.
                                          ---------

          10.2 CONDITIONS TO OBLIGATIONS OF PREMIERE.  The obligations of
               -------------------------------------
Premiere to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Premiere pursuant to Section 13.6(a):

          (A)  REPRESENTATIONS AND WARRANTIES.  For purposes of this Section
               ------------------------------
10.2(a), the accuracy of the representations and warranties of ATS and the Shareholders set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of ATS and the Shareholders set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, an ATS Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (B)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
               ---------------------------------------
agreements and covenants of ATS and the Shareholders to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C)  CERTIFICATES.  Each of the Shareholders and ATS shall have
               ------------
delivered to Premiere (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its assistant secretary, to the effect that the conditions set forth in Section 10.1 as relates to ATS and in Section 10.2(a) and 10.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by ATS's Board of Directors and Shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Premiere and its counsel shall request.

          (D)  REGULATORY APPROVALS AND CONSENTS.  All Consents of, filings and
               ---------------------------------
registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, Premiere would not, in its reasonable judgment, have entered into this Agreement. ATS shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 10.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of Premiere would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

          (E)  EMPLOYMENT AGREEMENTS.  Each of the persons identified in Section
               ---------------------
10.2(e)) of the ATS Disclosure Memorandum shall have executed and delivered to Premiere an employment agreement in substantially the form of Exhibit 3.
                                                              ---------

          (F)  OPINION OF COUNSEL.  Premiere shall have received an opinion of
               ------------------
Niewald, Waldeck & Brown, counsel to ATS and the Shareholders , dated as of the Closing, in form reasonably satisfactory to Premiere, as to the matters set forth in Exhibit 4.
         ---------

          (G)  ACCOUNTING TREATMENT.  There shall have been no reasonable
               --------------------
determination by the Board of Directors of Premiere that the consummation of the transactions contemplated by this Agreement is not in the best interests of Premiere or its shareholders by reason of any reasonable determination by the Board of Directors of Premiere that consummation of the Merger and the other transactions contemplated by this Agreement would result in the creation of more than $46,000,000 of goodwill or other intangible assets on the books of Premiere, as determined in accordance with GAAP.

          (H)  NONCOMPETITION AGREEMENTS.  Each of the persons identified in
               -------------------------
Section 9.2(h) of the ATS Disclosure Memorandum shall have executed and delivered to Premiere a Noncompetition Agreement in substantially the form of
Exhibit 5.
---------

          (I)  ESCROW AGREEMENT.  ATS, the Shareholders and the Escrow Agent
               ----------------
shall have executed and delivered the Escrow Agreement.

          (J)  CLAIMS.  No Litigation shall be pending or threatened at any time
               ------
prior to or on the Closing Date before or by any Authority or by any other Person seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the Merger and the Transactions or which might in the reasonable judgment of Premiere have any ATS Material Adverse Effect or, assuming consummation of the Merger, Premiere and its Subsidiaries taken as a whole.

          (K)  FINANCIAL STATEMENTS.  Premiere shall have received from its
               --------------------
accountants, a certificate or letter, dated the Closing Date, to the effect that, on the basis of a limited review in accordance with the standards for such reviews promulgated by the American Institute of Certified Public Accountants as outlined in Statement of Standards of accounting and Review Services No. 1, they have no reason to believe that the unaudited ATS Financial Statements were not prepared in accordance with GAAP and practices consistent with those followed in the preparation of the audited ATS Financial Statements audited by the accountants as contemplated by Section 5.6, or that any material modifications of such unaudited ATS Financial Statements are required for a fair presentation of the financial position or results of operations or changes in financial position of ATS or that during the period from the last day covered by the most recent ATS Financial Statements prepared by the accountants as contemplated by
Section 5.6 to a date not more than five (5) days prior to the Closing Date, there has been any adverse change in the financial position or results of the operations of ATS or ATS and its Subsidiaries taken as a whole.

          (L)  ENVIRONMENTAL AUDITS.  Premiere shall have received copies of any
               --------------------
environmental audits ATS has received in respect of all real property owned or leased by ATS or any of its Subsidiaries. Premiere, in its sole discretion and at its sole expense, may engage an independent environmental engineer to perform such audits and the results thereof shall not be materially inconsistent with the representations and warranties set forth in Section 5.12.

          (M)  RESIGNATIONS.  Each of the directors of ATS and each of its
               ------------
Subsidiaries shall have submitted his or her unqualified written resignation, dated as of the Effective Time.

          (N)  TERMINATION OF CERTAIN AGREEMENTS.  Each of the following
                ---------------------------------
agreements shall have been terminated:

               (i) Shareholders' Agreement dated October 2, 1997 by and between Robert A. Cowan, Louis I. Jaffe, Roy Cammarano and ATS;

                    (ii) Shareholders Agreement dated as of February 9, 1989, by and among Louis I. Jaffe, Robert A. Cowan and ATS;

                    (iii) ATS Stock Option Agreements for each of Jenny Cowan, Brian Crane, Becky Ray and Richard Brashier;

                    (iv) Employment Agreement, dated as of September 29, 1997, by and between ATS and Roy Cammarano; and

                    (v) Stock Issuance and Restrictive Stock Agreement, dated as of August 2, 1995, by and between ATS and Robert Stewart.

               (O)  RELATED PARTY OBLIGATIONS.  All loans or advances by any ATS
                    -------------------------
Entity to any Shareholder, employee or related entity shall have been repaid in full.

               (P)  TAX MATTERS.  Premiere shall have received a written
                    -----------
opinion of counsel from Alston & Bird LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and (ii) Premiere will recognize no gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of the Shareholders and of officers of ATS and Premiere reasonably satisfactory in form and substance to such counsel.

               (Q)  IRS FORM W-9.  Premiere shall have received from each
                    ------------
Shareholder such Shareholder's current IRS Form W-9.

          10.3 CONDITIONS TO OBLIGATIONS OF ATS AND THE SHAREHOLDERS. The
               -----------------------------------------------------
obligations of ATS and the Shareholders to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by ATS pursuant to
Section 13.6(b):

               (A)  REPRESENTATIONS AND WARRANTIES.  For purposes of this
                    ------------------------------
Section 10.3(a), the accuracy of the representations and warranties of Premiere set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). There shall not exist inaccuracies in the representations and warranties of Premiere set forth in this Agreement such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Premiere Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

          (B)  PERFORMANCE OF AGREEMENTS AND COVENANTS.  Each and all of the
               ---------------------------------------
agreements and covenants of Premiere to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

          (C)  CERTIFICATES.  Premiere shall have delivered to ATS (i) a
               ------------
certificate, dated as of the Effective Time and signed on its behalf by its executive vice president of strategic development and its senior vice president of finance and legal, to the effect that the conditions set forth in Section
10.1 as relates to Premiere and in Section 10.3(a) and 10.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Premiere's Board of Directors and Sub's Board of Directors and sole shareholder evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as ATS and its counsel shall request.

          (D)  OPINION OF COUNSEL.  ATS shall have received an opinion of Alston
               ------------------
& Bird LLP, counsel to Premiere, dated as of the Effective Time, in form reasonably acceptable to ATS, as to the matters set forth in Exhibit 6.
                                                             ---------

                                  ARTICLE 11
                                INDEMNIFICATION
                                ---------------

          11.1 AGREEMENT OF INDEMNITORS TO INDEMNIFY.  Subject to the terms and
               -------------------------------------
conditions of this Article 11, Indemnitors jointly and severally agree to indemnify, defend, and hold harmless Indemnitees, and each of them, from, against, for and in respect of any and all Losses asserted against, or paid, suffered or incurred by, an Indemnitee and resulting from, based upon, or arising out of:

          (a) the inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Shareholder or ATS contained in or made pursuant to this Agreement or in any certificate, Schedule, or Exhibit furnished by ATS or any Shareholder in connection herewith;

          (b) a breach of or failure to perform any covenant or agreement of Shareholders or ATS made in this Agreement; and

          (c) any claim related to the infringement by ATS of any patents issued to Andrew Schorr (including patents assigned by Andrew Schorr to Schorr Communications, Inc.);

          (d) any liability for taxes on account of periods ending on or prior to the Effective Time, whether or not such liability is a breach of Section 5.9 or is disclosed on Section 5.9 or in the ATS Financial Statements;

          (e) any liability related to any ATS Benefit Plan on account of periods ending on or prior to the Effective Time, whether or not such liability is in breach of Section 5.15 or is disclosed in Section 5.15 or in the ATS Financial Statements;

          (f)  any claim by any recipient of any distribution described on
Schedule 3.1(d) of the ATS Disclosure Memorandum that would have been released or discharged had such recipient executed a release as described in Section 9.15 hereof.

          11.2 PROCEDURES FOR INDEMNIFICATION.
               ------------------------------

               (a) An Indemnification Claim shall be made by an Indemnitee by delivery of a written notice to the Shareholder Representative requesting indemnification and specifying the basis on which indemnification is sought and the amount of asserted Losses and, in the case of a Third Party Claim, containing (by attachment or otherwise) such other information as such Indemnitee shall have concerning such Third Party Claim.

               (b) If the Indemnification Claim involves a Third Party Claim the procedures set forth in Section 11.3 shall be observed by the Indemnitee and the Shareholder Representative.

               (c) If the Indemnification Claim involves a matter other than a Third Party Claim, the Shareholder Representative shall have thirty (30) days to object to such Indemnification Claim by delivery of a written notice of such objection to such Indemnitee specifying in reasonable detail the basis for such objection. Failure to timely so object shall constitute a final and binding acceptance of the Indemnification Claim by the Shareholder Representative on behalf of all Indemnitors, and the Indemnification Claim shall be paid in accordance with subsection (d) hereof. If an objection is timely interposed by the Shareholder Representative and the dispute is not resolved by such Indemnitee and the Shareholder Representative within fifteen (15) days from the date the Indemnitee receives such objection, such dispute shall be resolved by arbitration as provided in Section 11.11.

               (d) Upon determination of the amount of an Indemnification Claim, whether by agreement between the Shareholder Representative and the Indemnitee or by an arbitration award or by any other final adjudication, the Indemnitors shall pay the amount of such Indemnification Claim within ten (10) days of the date such amount is determined.

          11.3 THIRD PARTY CLAIMS.  The obligations and liabilities of the
               ------------------
parties hereunder with respect to a Third Party Claim shall be subject to the following terms and conditions:

               (a) The Indemnitee shall give the Indemnitor Representative written notice of a Third Party Claim promptly after receipt by the Indemnitee of notice thereof, and the Indemnitor Representative, on behalf of the Indemnitors, may undertake the defense, compromise and settlement thereof by representatives of its own choosing reasonably acceptable to the Indemnitee. The failure of the Indemnitee to notify the Indemnitor Representative of such claim shall not relieve the Indemnitors of any liability that they may have with respect to such claim except to the extent the Indemnitor Representative demonstrates that the defense of such claim is prejudiced by such failure. The assumption of the defense, compromise and settlement of any such Third Party Claim by the Indemnitor Representative shall be an acknowledgment of the obligation of the Indemnitors to indemnify the Indemnitee with respect to such claim hereunder. If the Indemnitee desires to participate in, but not control, any such defense, compromise and settlement, it may do so at its sole cost and expense. If, however, the Indemnitor Representative fails or refuses to undertake the defense of such Third Party Claim within ten (10) days after written notice of such claim has been given to the Indemnitor Representative by the Indemnitee, the Indemnitee shall have the right to undertake the defense, compromise and settlement of such claim with counsel of its own choosing. In the circumstances described in the preceding sentence, the Indemnitee shall, promptly upon its assumption of the defense of such claim, make an Indemnification Claim as specified in Section 10.2 which shall be deemed an Indemnification Claim that is not a Third Party Claim for the purposes of the procedures set forth herein.

          (b) If, in the reasonable opinion of the Indemnitee, any Third Party Claim or the litigation or resolution thereof involves an issue or matter which could have a material adverse effect on the business, operations, assets, properties or prospects of the Indemnitee (including, without limitation, the administration of the tax returns and responsibilities under the tax laws of the Indemnitee), the Indemnitee shall have the right to control the defense, compromise and settlement of such Third Party Claim undertaken by the Indemnitor Representative, and the costs and expenses of the Indemnitee in connection therewith shall be included as part of the indemnification obligations of the Indemnitors hereunder. If the Indemnitee shall elect to exercise such right, the Indemnitor Representative shall have the right to participate in, but not control, the defense, compromise and settlement of such Third Party Claim at its sole cost and expense.

          (c) No settlement of a Third Party Claim involving the asserted liability of the Indemnitors under this Article shall be made without the prior written consent by or on behalf of the Indemnitor Representative, which consent shall not be unreasonably withheld or delayed. Consent shall be presumed in the case of settlements of $20,000 or less where the Indemnitor Representative has not responded within five business days of notice of a proposed settlement. If the Indemnitor Representative assumes the defense of such a Third Party Claim,
(a) no compromise or settlement thereof may be effected by the Indemnitor Representative without the Indemnitee's consent unless (i) there is no finding or admission of any violation of law or any violation of the rights of any person and no effect on any other claim that may be made against the Indemnitee,
(ii) the sole relief provided is monetary damages that are paid in full by the Indemnitors, and (iii) the compromise or settlement includes, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Indemnitee of a release, in form and substance satisfactory to the Indemnitee, from all liability in respect of such Third Party Claim, and (b) the Indemnitee shall have no liability with respect to any compromise or settlement thereof effected without its consent.

          (d) In connection with the defense, compromise or settlement of any Third Party Claim, the parties to this Agreement shall execute such powers of attorney as may reasonably be necessary or appropriate to permit participation of counsel selected by any party hereto and, as may reasonably be related to any such claim or action, shall provide access to the counsel, accountants and other representatives of each party during normal business hours to all properties, personnel, books, tax records, contracts, commitments and all other business records of such other party and will furnish to such other party copies of all such documents as may reasonably be requested (certified, if requested).

          11.4 OTHER RIGHTS AND REMEDIES NOT AFFECTED.  The rights of the
               --------------------------------------
Indemnitees under this Article 11 are independent of and in addition to such rights and remedies as the Indemnitees may have at law or in equity or otherwise based upon any inaccuracy, untruth, incompleteness or breach of any representation or warranty of any Indemnitor contained herein or in any certificate, schedule or exhibit furnished by such party in connection herewith, or based upon the failure of an Indemnitor to perform any covenant, agreement or undertaking required by the terms hereof to be performed by such Indemnitor, including without limitation the right to seek specific performance, recession or restitution, none of which rights or remedies shall be affected or diminished hereby.

          11.5 SURVIVAL.  All representations, warranties and agreements
               --------
contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Closing notwithstanding any investigation conducted with respect thereto or any Knowledge acquired as to the accuracy or inaccuracy of any such representation or warranty, and will remain operative and in full force and effect as follows: (i) Section 5.9, Section 5.15 and Section 5.35 until sixty (60) days after the applicable statute of limitations, as the same may be extended from time to time, has terminated; (ii) Section 5.12 until the sixth anniversary date of this Agreement; and (iii) all other Sections, until the twenty-four month anniversary of the Closing Date.

          11.6 LIMITATIONS AS TO AMOUNT.
               ------------------------

               (a) Indemnitors shall have no liability with respect to the matters described in Section 11.1 until the total of all Losses with respect thereto exceeds $50,000 in which event the Indemnitors shall be obligated to indemnify the Indemnitees as provided in this Article 11 for all such Losses. The limitations set forth in this Section shall not apply to any intentional misrepresentation or breach of warranty of any Indemnitor or any intentional failure to perform or comply with any covenant or agreement of any Indemnitor, and the Indemnitors shall be liable for all Losses with respect thereto.

               (b) In no event shall the aggregate liability of the Indemnitors under this Article 11 exceed the Aggregate Merger Consideration received by the Indemnitors.

          11.7 TAX EFFECT AND INSURANCE.  The liability of the Indemnitors
               ------------------------
with respect to any Indemnification Claim shall be reduced by the tax benefit actually realized and any insurance proceeds received by the Indemnitees as a result of any Losses upon which such Indemnification Claim is based, and shall include any tax detriment actually suffered by the Indemnitees as a result of such Losses. The amount of any such tax benefit or detriment shall be determined by taking into account the effect, if any and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and shall otherwise be determined so that payment by the Indemnitors of the Indemnification Claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnitee as economically whole as is reasonably practical with respect to the Losses upon which the Indemnification Claim is based. Any dispute as to the amount of such tax benefit or detriment shall be resolved by arbitration as provided in Section 11.11 of this Agreement.

          11.8   ESCROW.  Upon notice to the Shareholder Representative
                 ------
specifying in reasonable detail the basis therefor, the Indemnitee may give notice of a Claim in such amount under the Escrow Agreement. Neither the exercise of nor the failure to exercise such right of set-off or to give a notice of a Claim under the Escrow Agreement shall constitute an election of remedies nor limit Indemnitee in any manner in the enforcement of any other remedies that may be available to it.

          11.9   SUBROGATION.  Upon payment in full of any Indemnification
                 -----------
Claim, whether such payment is effected by set-off or otherwise, or the payment of any judgment or settlement with respect to a Third Party Claim, the Indemnitors shall be subrogated to the extent of such payment to the rights of the Indemnitee against any person or entity with respect to the subject matter of such Indemnification Claim or Third Party Claim.

          11.10  APPOINTMENT OF SHAREHOLDER REPRESENTATIVE.  Each Indemnitor
                 -----------------------------------------
constitutes and appoints the Shareholder Representative as his or her true and lawful attorney-in-fact to act for and on behalf of such Indemnitor in all matters relating to or arising out of this Article 10 and the liability or asserted liability of such Indemnitor hereunder, including specifically, but without limitation, accepting and agreeing to the liability of such Indemnitor with respect to any Indemnification Claim, objecting to any Indemnification Claim, disputing the liability of such Indemnitor, or the amount of such liability, with respect to any Indemnification Claim and prosecuting and resolving such dispute as herein provided, accepting the defense, compromise and settlement of any Third Party Claim on behalf of such Indemnitor or refusing to accept the same, settling and compromising the liability of such Indemnitor hereunder, instituting and prosecuting such actions (including arbitration proceedings) as the Shareholder Representative shall deem appropriate in connection with any of the foregoing, retaining counsel, accountants, appraisers and other advisers in connection with any of the foregoing, all for the account of the Indemnitor, such Indemnitor agreeing to be fully bound by the acts, decisions and agreements of the Shareholder Representative taken and done pursuant to the authority herein granted. Each Indemnitor hereby agrees to indemnify and to save and hold harmless the Shareholder Representative from any liability incurred by the Shareholder Representative based upon or arising out of any act, whether of omission or commission, of the Shareholder Representative pursuant to the authority herein granted, other than acts, whether of omission or commission, of the Shareholder Representative that constitute gross negligence or willful misconduct in the exercise by the Shareholder Representative of the authority herein granted.

          11.11  ARBITRATION.  All disputes arising under this Article 10
                 -----------
(other than claims in equity) shall be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Arbitration shall be by a single arbitrator experienced in the matters at issue and selected by the Shareholder Representative and Premiere in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be held in such place in Atlanta, Georgia as may be specified by the arbitrator (or any place agreed to by the Shareholder Representative, Premiere and the arbitrator). The decision of the arbitrator shall be final and binding as to any matters submitted under this Article 11; provided, however, if necessary, such decision and satisfaction procedure may be enforced by either the Shareholder Representative or Premiere in any court of record having jurisdiction over the subject matter or over any of the parties to this Agreement. All costs and expenses incurred in connection with any such arbitration proceeding (including reasonable attorneys fees) shall be borne by the party against which the decision is rendered, or, if no decision is rendered, such costs and expenses shall be borne equally by the Indemnitors as one party and the Indemnitees as the other party. If the arbitrator's decision is a compromise, the determination of which party or parties bears the costs and expenses incurred in connection with any such arbitration proceeding shall be made by the arbitrator on the basis of the arbitrator's assessment of the relative merits of the parties' positions.

                                  ARTICLE 12
                                  TERMINATION
                                  -----------

          12.1   TERMINATION.  Notwithstanding any other provision of this
                 -----------
Agreement, and notwithstanding the approval of this Agreement by the shareholders of ATS, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                 (a)  By mutual consent of Premiere and ATS; or

                 (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, an ATS Material Adverse Effect or a Premiere Material Adverse Effect, as applicable, on the breaching Party; or

                 (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                 (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal; or

                 (e) By either Party in the event that the Merger shall not have been consummated by May 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 12.1(e); or

                 (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 12.1(e).

          12.2   EFFECT OF TERMINATION.  In the event of the termination and
                 ---------------------
abandonment of this Agreement pursuant to Section 12.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
12.2 and Article 12 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 12.1(b), 12.1(c) or 12.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

                                  ARTICLE 13
                                 MISCELLANEOUS
                                 -------------

          13.1   DEFINITIONS.
                 -----------

                 (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                 "1933 ACT" shall mean the Securities Act of 1933, as amended.

                 "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                 "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                 "ADVERSE, ADVERSELY" when used alone or in conjunction with other terms (including without limitation "Affect," "Change," and "Effect") means, with respect to ATS, Premiere, or Sub, as the case may be, any Event which could reasonably be expected to (a) adversely affect the validity or enforceability of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (b) adversely affect the business, operations, management, properties or the condition (financial or other), or results of operation of ATS, Premiere or Sub, as the case may be, or (c) impair ATS's, Premiere's or Sub's ability to fulfill its obligations under the terms of this Agreement or any Collateral Document executed or required to be executed pursuant hereto or thereto, or (d) adversely affect the aggregate rights and remedies of ATS or Premiere under this Agreement and any Collateral Document executed or required to be executed pursuant hereto or thereto, in all cases, unless otherwise specifically set forth, in a material respect or manner or to a material degree.

               "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

               "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

               "ARTICLES OF MERGER" shall mean the Articles of Merger to be executed by ATS and filed with the Secretary of State of the State of Missouri relating to the Merger as contemplated by Section 1.1.

               "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

               "ATS COMMON STOCK" shall mean the $.00125 par value common stock of ATS.

               "ATS DISCLOSURE MEMORANDUM" shall mean the written information entitled "American Teleconferencing Services, Ltd Disclosure Memorandum" delivered prior to the date of this Agreement to Premiere describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "ATS ENTITIES" shall mean, collectively, ATS and all ATS Subsidiaries.

               "ATS FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of ATS as of June 30, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended June 30, 1997, 1996 and 1995, and (ii) the consolidated balance sheets of ATS (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to June 30, 1997.

               "ATS MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of ATS and its Subsidiaries, taken as a whole, or (ii) the ability of ATS to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in telecommunications and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of ATS (or any of its Subsidiaries) taken with the prior informed written Consent of Premiere in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement or the operating performance of ATS, including expenses incurred by ATS in consummating the transactions contemplated by this Agreement.

               "ATS PRODUCTS AND SERVICES" shall mean the teleconferencing and related services and related equipment provided by the ATS Entities to customers in the course of their business operations.

               "ATS SUBSIDIARIES" shall mean the Subsidiaries of ATS, which shall include the ATS Subsidiaries described in Section 5.5 and any corporation or other organization acquired as a Subsidiary of ATS in the future and held as a Subsidiary by ATS at the Effective Time.

               "AUTHORITY" means any governmental or quasi-governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental or quasi-governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator panel, referee, system, or other political unit or Subdivision or other Entity of any of the foregoing, whether domestic or foreign.

               "BCA" shall mean the Missouri Business Corporation Act.

               "CLARK" shall mean Mr. Richard L. Clark.

               "CLOSING DATE" shall mean the date on which the Closing occurs.

               "COLLATERAL DOCUMENT" means any agreement, instrument, certificate, opinion, memorandum, schedule or other document delivered by ATS, Premiere, Sub, or a Shareholder pursuant to this Agreement or in connection with the Merger.

               "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated January 30, 1998, between ATS and Premiere.

               "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

               "COWAN" shall mean Mr. Robert A. Cowan.

               "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit, where, in any such event, such Default is reasonably likely to have, individually or in the aggregate, an ATS Material Adverse Effect or a Premiere Material Adverse Effect, as applicable.

               "EMPLOYMENT ARRANGEMENT" means, with respect to any Person, any employment, consulting, retainer, severance or similar contract, agreement, plan, arrangement or policy (exclusive of any which is terminable within thirty (30) days without liability, penalty or payment of any kind by such Person or any Affiliate), or providing for severance, termination payments, insurance coverage (including any self-insured arrangements), workers compensation, disability benefits, life, health, medical dental or hospitalization benefits, supplemental unemployment benefits, vacation or sick leave benefits, pension or retirement benefits or for deferred compensation, profit-sharing, bonuses, stock options, stock purchase or appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits, or any collective bargaining or other labor agreement, whether or not any of the foregoing is subject to the provisions of ERISA.

               "ENTITY" means any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

               "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

               "ENVIRONMENTAL PERMIT" means any Governmental Authorization required by or pursuant to any Environmental Law.

               "ENVIRONMENTAL REQUIREMENTS" means all applicable present and future Governmental Authorizations, Private Authorizations or other requirements (including without limitation those pertaining to reporting, licensing and permitting) relating to or required by or pursuant to any Environmental Law, including without limitation all requirements pertaining or relating to:

                    (a) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or the remediation, emission, discharge or release into the air, surface water, groundwater or land of, Hazardous Materials ;
                    (b) the protection of the health and safety of employees or the public;
                    (c) the reclamation or restoration of land; and
                    (d) the ownership or operation of underground storage tanks.

               "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "ESCROW AGENT" shall mean SunTrust Bank, Atlanta.

               "EVENT" means the occurrence or existence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of the foregoing.

               "EXHIBITS" 1 through 6, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "FULLY DILUTED BASIS" shall mean with respect to common stock of an issuer all of the issued and outstanding shares of such stock, calculated as if all convertible securities had been fully converted and any outstanding warrants, options or other rights to purchase such shares or convertible securities had been fully exercised.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "GOVERNMENTAL AUTHORIZATIONS" means all approvals, concessions, consents, franchises, licenses, permits, plans, registrations and other authorizations of each applicable Authority.

               "GOVERNMENTAL FILINGS" means all filings, including franchise and similar Tax filings, and the payment of all fees, assessments, interest and penalties associated with such filings, with each applicable Authority.

               "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

               "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

               "INDEMNIFICATION CLAIM" shall mean a claim for indemnification under Article 10.

               "INDEMNITEES" shall mean Premiere, ATS and their respective officers, directors, shareholders, controlling persons, Affiliates and Representatives.

               "INDEMNITORS" shall mean Cowan, Jaffe and Clark.

               "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

               "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "JAFFE" shall mean Mr. Louis I. Jaffe.

               "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

               "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

               "LEASE" shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

               "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

               "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its

     Assets (including Contracts related to it), or the transactions contemplated by this Agreement.

               "LOSSES" shall mean any and all demands, claims, actions or causes of action, assessments, losses, diminution in value, damages (including special and consequential damages), liabilities, costs, and expenses, including interest, penalties, cost of investigation and defense, and reasonable attorneys' and other professional fees and expenses.

               "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "NETWORK" shall mean (i) all bridging equipment either purchased from third party suppliers or internally developed consisting of no less than 4500 ports as of the Effective Time, (ii) all telecommunications switching equipment consisting of no less than 11,000 ports as of the Effective Time, and (iii) all other telecommunications equipment and computer hardware and software, including connections and cabling, owned or operated by ATS in conjunction with the development, provisioning and support of its business activities.

               "NASD" shall mean the National Association of Securities Dealers, Inc.

               "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

               "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

               "PARTY" shall mean either ATS or Premiere, and "PARTIES" shall mean both ATS and Premiere.

               "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

               "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "PREMIERE CAPITAL STOCK" shall mean, collectively, the Premiere Common Stock, the Premiere Preferred Stock and any other class or series of capital stock of Premiere.

               "PREMIERE COMMON STOCK" shall mean the $.01 par value common stock of Premiere.

               "PREMIERE DISCLOSURE MEMORANDUM" shall mean the written information entitled "Premiere Technologies, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to ATS describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "PREMIERE ENTITIES" shall mean, collectively, Premiere and all Premiere Subsidiaries.

               "PREMIERE FINANCIAL STATEMENTS" shall mean the consolidated balance sheets (including related notes and schedules, if any) of Premiere as of December 31, 1997 and 1996, and the related statements of operations, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by Premiere in SEC Documents.

               "PREMIERE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Premiere and its Subsidiaries, taken as a whole, or (ii) the ability of Premiere to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in telecommunications and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles, (c) actions and omissions of Premiere (or any of its Subsidiaries) taken with the prior informed written Consent of ATS in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Premiere, including expenses incurred by Premiere in consummating the transactions contemplated by this Agreement.

               "PREMIERE PREFERRED STOCK" shall mean the $.01 par value preferred stock of Premiere.

               "PREMIERE SUBSIDIARIES" shall mean the Subsidiaries of Premiere, which shall include the Premiere Subsidiaries described in Section 6.4 and any corporation or other organization acquired as a Subsidiary of Premiere in the future and held as a Subsidiary by Premiere at the Effective Time.

               "PRIVATE AUTHORIZATIONS" means all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than each Authority) including without limitation those with respect to patents, trademarks, service marks, trade names, copyrights, computer software programs, technology and know-how.

               "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

               "RELIABLY HANDLING OR RELIABLY HANDLE" shall mean (i) maintenance of Bellcore standard 99.87% network uptime of those components under the direct control of ATS; (ii) 90% ontime commencement of dialout conference calls; (iii) incorrect conference call admission of no more than one in every five hundred (500) attempts; and (iv) 70% of monthly reservations calls answered within thirty (30) seconds or less.

               "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

               "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Laws.

               "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

               "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

               "SHAREHOLDERS' CLOSING DOCUMENTS" shall mean the Escrow Agreement, the Employment Agreements, the Releases, and the Noncompetition Agreements.

               "SHAREHOLDERS' MEETING" shall mean the meeting of the shareholders of ATS to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

               "SHAREHOLDER REPRESENTATIVE" shall mean Cowan and Jaffe.

               "SUB COMMON STOCK" shall mean the $.01 par value common stock of Sub.

               "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

               "SURVIVING CORPORATION" shall mean Sub as the surviving corporation resulting from the Merger.

               "TAKEOVER LAWS" Any applicable "moratorium," "fair price," "business combination," "control share," or any other anti-takeover Law.

               "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

               "TAX" or "TAXES" (and "TAXABLE," which means subject to Tax) shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, telecommunications, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

               "TAXING AUTHORITY" means any Authority responsible for the imposition of any Tax.

               "THIRD PARTY CLAIM" shall mean any claim, suit or proceeding (including, without limitation, a binding arbitration or an audit by any Taxing Authority) that is instituted against an Indemnitee by a person or entity other than an Indemnitor and which, if prosecuted successfully, would result in a loss for which such Indemnitee is entitled to indemnification hereunder.

             (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

          Aggregate Merger Consideration              Section 3.1(c)
          Aggregate Per Share Merger Consideration    Section 3.1(c)
          ATS Benefit Plans                           Section 5.15
          ATS Contracts                               Section 5.16
          ATS ERISA Plan                              Section 5.15
          ATS Option Plans                            Section 3.5(b)
          ATS Pension Plan                            Section 5.15
          Average Closing Price                       Section 3.1(c)
          Base Exchange Ratio                         Section 3.1(c)
          Cash Payment                                Section 3.1(c)
          Certificates                                Section 4.1
          Closing                                     Section 1.2
          Effective Time                              Section 1.3
          Employment Agreements                       Section 10.1(e)
          ERISA Affiliate                             Section 5.15(b)
          Escrow Agreement                            Section 4.3
          Escrow Exchange Ratio                       Section 3.1(c)
          Exchange Agent                              Section 4.1
          Exchange Ratio                              Section 3.1(c)
          Firm Exchange Ratio                         Section 3.1(c)
          Goods Contracts                             Section 5.16(a)
          Indebtedness                                Section 3.1(a)
          Maximum Amount                              Section 9.15
          Merger                                      Section 1.1
          Noncompetition Agreements                   Section 10.2(b)
          Outstanding Shares                          Section 3.1(c)
          Per Share Purchase Price                    Section 3.1(c)
          Premiere Contracts                          Section 7.15
          Premiere SEC Reports                        Section 7.5(a)
          Released Claims                             Section 9.9
          Releases                                    Section 9.9
          Services Contracts                          Section 5.16(a)
          Software                                    Section 5.11(e)
          Tax Opinion                                 Section 10.2(r)
          Transaction Costs                           Section 3.1(c)
          Transaction Documents                       Section 5.6(b)

             (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

          13.2  EXPENSES. Except as otherwise provided in this Section 13.22,
                --------
each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

          13.3  BROKERS AND FINDERS. Except for C.E. Unterberg, Towbin as to ATS
                -------------------
and except for BancAmerica Robertson Stephens as to Premiere, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or her representing or being retained by or allegedly representing or being retained by ATS or any Shareholder or by Premiere, each of ATS and the Shareholders and Premiere, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

          13.4  ENTIRE AGREEMENT. Except as otherwise expressly provided herein,
                ----------------
this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 9.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          13.5  AMENDMENTS. To the extent permitted by Law, this Agreement may
                ----------
may be amended by a subsequent writing signed by each of ATS, Premiere and the Shareholder Representative.

          13.6  WAIVERS.
                -------

                (a) Prior to or at the Effective Time, Premiere, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by ATS or the Shareholders, to waive or extend the time for the compliance or fulfillment by ATS or the Shareholders of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Premiere under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Premiere.

                (b) Prior to or at the Effective Time, ATS, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Premiere, to waive or extend the time for the compliance or fulfillment by Premiere of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of ATS and the

Shareholders under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of ATS.

                (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

          13.7  ASSIGNMENT. Except as expressly contemplated hereby, neither
                ----------
this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.


          13.8  NOTICES. All notices or other communications which are required
                -------
or permitted hereunder shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

     ATS:                                American Teleconferencing Services, Ltd
                                         580 Sunny Glen Ct.
                                         Woodland Park, Colorado 80863

                                         Attention:  Mr. Robert Cowan

     Copy to Counsel:                    Niewald, Waldeck & Brown
                                         Twelve Wyandotte Plaza
                                         120 West 12th, Suite 1300
                                         Kansas City, Missouri 64105

                                         Attention:  Michael E. Waldeck

     Shareholder Representative:         Robert A. Cowan
                                         580 Sunny Glen Court
                                         Woodland Park, Colorado 80863

                                         Louis I. Jaffe
                                         2677 Larkin, #104
                                         San Francisco, California 94109

       Copy to Counsel:                  Niewald, Waldeck & Brown
                                         Twelve Wyandotte Plaza
                                         120 West 12th, Suite 1300
                                         Kansas City, Missouri 64105

                                         Attention: Michael E. Waldeck

       Premiere:                         Premiere Technologies, Inc.
                                         3399 Peachtree Street
                                         The Lenox Building, Suite 600
                                         Atlanta, Georgia  30326
                                         Telecopy Number: (404) 504-2347

                                         Attention: Jeffrey A. Allred


       Copy to Counsel:                  Alston & Bird LLP
                                         1201 West Peachtree Street
                                         Atlanta, Georgia  30309
                                         Telecopy Number: (404) 881-7777

                                         Attention:  Janine Brown

       13.9   GOVERNING LAW. This Agreement shall be governed by and construed
              -------------
in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

       13.10  COUNTERPARTS. This Agreement may be executed in two or more
              ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

       13.11  CAPTIONS; ARTICLES AND SECTIONS. The captions contained in this
              -------------------------------
Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

       13.12  GENDER AND PERSON. Words used herein, regardless of the number and
              -----------------
and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity.

       13.13  INTERPRETATIONS. Neither this Agreement nor any uncertainty or
              ---------------
ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

       13.14  ENFORCEMENT OF AGREEMENT. The Parties hereto agree that
              ------------------------
irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

       13.15  SEVERABILITY. Any term or provision of this Agreement which is
              ------------
invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

       13.16  SHAREHOLDER REPRESENTATIVE.
              --------------------------

       (a) The Shareholders herein have and do hereby irrevocably make, constitute and appoint the individuals designated as their agent (the "Shareholder's Representative") and authorize and empower him or her to fulfill the role of Shareholder's Representative hereunder. In the event of the resignation of the Shareholder's Representative, the resigning Shareholder's Representative shall appoint a successor from among the Shareholders and who shall agree in writing to accept such appointment. If the Shareholder's Representative should die or become incapacitated, his or her successor shall be appointed within 15 days of his or her death or incapacity by a majority of the Shareholders, and such successor shall be an Shareholder. The choice of a successor Shareholder's Representative appointed in any manner permitted above shall be final and binding upon all of the Shareholders. (The decisions and actions of any successor Shareholder's Representative shall be, for all purposes, those of a Shareholder's Representative as if originally named in the Transfer Agreement.)

       (b) Each Shareholder has made, constituted and appointed and by the execution of this Agreement hereby irrevocably makes, constitutes and appoints the Shareholder's Representative as such person's true and lawful attorney in fact and agent, for such person and in such person's name, place and stead for all purposes necessary or desirable in order for the Shareholder's Representative to take the actions contemplated by the Transaction Documents on behalf of the Shareholders, with the ability to execute and deliver all instruments, certificates and other documents of every kind incident to the foregoing to all intents and purposes and with the same effect as such Shareholder could do personally, and each such Shareholder hereby ratifies and confirms as his, her, or its own act, all that the Shareholder's Representative shall do or cause to be done pursuant to the provisions hereof. All notices and communications directed to Shareholders under this Agreement shall be given to the Shareholder's Representative.

       (c) The death or incapacity of any Shareholder shall not terminate the authority and agency of the Shareholder's Representative.

       (d) The Shareholders hereby agree to indemnify the Shareholder's Representative and to hold him or her harmless against any and all loss, liability or expense incurred without bad faith on the part of the Shareholder's Representative and arising out of or in connection with his or her duties as Shareholder's Representative, including the reasonable costs and expenses incurred by the Shareholder's Representative in defending against any claim or liability in connection herewith.

       IN WITNESS WHEREOF, each of the each of the other Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                              PREMIERE TECHNOLOGIES, INC.


                              BY: /s/ Jeffrey A. Allred
                                  ------------------------------



                              PTEK MISSOURI ACQUISITION CORPORATION


                              BY: /s/ Jeffrey A. Allred
                                  ------------------------------



                              AMERICAN TELECONFERENCING SERVICES, LTD


                              BY: /s/ Robert A. Cowan
                                  ------------------------------

                              THE SHAREHOLDERS:


                              /s/ Robert A. Cowan         (SEAL)
                              ----------------------------
                              ROBERT A. COWAN


                              /s/ Louis I. Jaffe          (SEAL)
                              ----------------------------
                              LOUIS I. JAFFE


                              /s/ Louis I. Jaffe          (SEAL)
                              ----------------------------
                              LOUIS I. JAFFE, AS TRUSTEE OF JAFFE 1996
                              IRREVOCABLE TRUST DATED 12/2/96


                              /s/ Richard L. Clark        (SEAL)
                              ----------------------------
                              RICHARD L. CLARK


                              /s/ Norma L. Dukstein       (SEAL)
                              ----------------------------
                              NORMA L. DUKSTEIN, SUCCESSOR TRUSTEE UNDER
                              AGREEMENT DATED NOVEMBER 3, 1986


                              /s/ Elizabeth D. White
                              ----------------------------
                              ELIZABETH D. WHITE


                              /s/ Richard L. Johnson
                              ----------------------------
                              RICHARD L. JOHNSON


                              /s/ Robert Stewart
                              ----------------------------


                              /s/ Kathryn Stewart
                              ----------------------------
                              ROBERT STEWART & KATHRYN STEWART, TRUSTEES UNDER LIVING TRUST AGREEMENT DATED DECEMBER 18, 1995

                               LIST OF EXHIBITS
                               ----------------


EXHIBIT NUMBER DESCRIPTION
-------------- -----------

        1.     FORM OF ESCROW AGREEMENT. ((S) 4.3).

        2.     FORM OF REGISTRATION RIGHTS AGREEMENT. ((S) 10.1(E)).

        3.     FORM OF EMPLOYMENT AGREEMENT. ((S) 10.2(E)).

        4.     MATTERS AS TO WHICH NIEWALD, WALDECK & BROWN WILL OPINE. ((S)
               10.2(F)).

        5.     FORM OF NONCOMPETITION AGREEMENT. ((S) 10.2(H)).

        6.     MATTERS AS TO WHICH ALSTON & BIRD LLP WILL OPINE. ((S) 10.3(D)).

                                   Exhibit 1

                           Form of Escrow Agreement

                               ESCROW AGREEMENT


     THIS ESCROW AGREEMENT (this "Agreement") is made and entered into as of
                                  ---------
April __, 1998, by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere"), the shareholders of American Teleconferencing Services, Ltd., a
  --------
Missouri corporation ("ATS"), identified on Schedule I hereto (each a
                       ---
"Shareholder" and collectively the "Shareholders"), and SunTrust Bank, Atlanta,
------------                        ------------
a Georgia banking corporation, as escrow agent hereunder (the "Escrow Agent").
                                                               ------------

                              W I T N E S S E T H
                              - - - - - - - - - -

     PTEK Missouri Acquisition Corp.  ("Sub") is a wholly owned subsidiary of
                                        ---
Premiere and each of Premiere and Sub is a party to an Agreement and Plan of Merger (the "Merger Agreement") with ATS, of even date hereof, pursuant to which
             ----------------
ATS has on this date merged (the "Merger") with and into Sub with Sub surviving
                                  ------
the Merger and remaining a wholly owned subsidiary of Premiere.  Pursuant to
Section 3.1 of the Merger Agreement, the Shareholders each received, in exchange for each share of ATS capital stock, the contingent right to receive $288.8213 in cash and 9.3326 shares of the $.01 par value common stock of Premiere (the "Premiere Common Stock"), or aggregate contingent rights to receive a total of
----------------------
approximately $20,795,118.07 in cash and 671,948.00 shares of Premiere Common Stock, as may be adjusted pursuant to Section 1.5 of the Merger Agreement.

     Pursuant to the terms of the Merger Agreement, a portion of the aggregate cash (the "Escrow Funds") and a portion of the aggregate number of shares of
           ------------
Premiere Common Stock (the "Escrow Shares") which each Shareholder is entitled
                            -------------
to receive pursuant to the Merger shall be held by the Escrow Agent pursuant to the terms of this Agreement to satisfy certain indemnification claims by Premiere against the Shareholders in accordance with Section 10 of the Merger Agreement until termination of this Agreement as provided herein.

     The Shareholders have appointed the Shareholder Representative as their respective agent and attorney-in-fact to execute and deliver this Agreement on their behalf and to act for them hereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1
                            ESTABLISHMENT OF ESCROW

     1.1  ESCROW FUNDS AND ESCROW SHARES.  On this date, Premiere has delivered
          ------------------------------
to the Escrow Agent the Escrow Funds and a stock certificate in negotiable form representing the Escrow Shares. The Escrow Agent acknowledges receipt of the Escrow Funds and the Escrow Shares and agrees to hold and disburse the Escrow Funds and Escrow Shares for the benefit of Premiere and the Shareholders, as the case may be, in accordance with the provisions of this Agreement.

     1.2  SHAREHOLDER PERCENTAGE INTERESTS.  Attached as Schedule I hereto is a
          --------------------------------
schedule showing for each Shareholder (i) the respective percentage interest (the "Percentage Interest") of each such Shareholder in the Escrow Funds and the
      -------------------
Escrow Shares, (ii) the corresponding aggregate cash payment payable to each Shareholder, subject to adjustments provided herein, and (ii) the corresponding aggregate maximum number of shares of Premiere Common Stock issuable to each Shareholder, subject to the adjustments provided herein.


                                   ARTICLE 2
                                  DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     2.1 "AGGREGATE VALUE" at any time shall mean the product of the Value Per Share and the number of Escrow Shares then held in escrow pursuant to this Agreement.

     2.2 "DISTRIBUTION DATE" shall mean the date that is one (1) year from the date of this Agreement.

     2.3 "SHAREHOLDER REPRESENTATIVE" shall mean Robert A. Cowan and Louis I. Jaffe.

     2.4  "VALUE PER SHARE" shall mean $__.__.[INSERT AVERAGE CLOSING PRICE]

     2.5 Any other capitalized term used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.


                                   ARTICLE 3
         TERM; DISTRIBUTION OF ESCROW FUNDS AND ESCROW SHARES; LIMITS

     3.1  TERM.  The term of this Agreement shall commence at the Effective Time
          ----
and shall terminate at such time as all Escrow Funds and Escrow Shares have been distributed to the Shareholders or canceled pursuant to the terms of this Agreement.

     3.2  ADJUSTMENT OF ESCROW FUNDS AND ESCROW SHARES.  The Escrow Funds and
          --------------------------------------------
the number of Escrow Shares subject to this Agreement shall be adjusted from time to time, as follows: If, between the date of this Agreement and the Distribution Date, Premiere shall be entitled to be indemnified pursuant to an Indemnification Claim under Section 10 of the Merger Agreement, then Premiere shall deliver to the Shareholder Representative a notice thereof (a "Notice of
                                                                     ---------
Indemnification Obligation"), and Premiere and the Shareholder Representative
--------------------------
shall agree in writing on the dollar amount owed by the Shareholders pursuant to such Indemnification Claim or, if Premiere and the Shareholder Representative do not agree on such amount, the amount shall be determined in accordance with the arbitration procedures set forth in Section 10.11 of the Merger Agreement (the "Indemnification Amount"). Upon execution by Premiere and the Shareholder
-----------------------
Representative of the agreement setting forth the Indemnification Amount, and pursuant to that agreement, the Escrow Agent shall distribute to Premiere an amount of the Escrow Funds as equals .49 the amount of the Indemnification Claim and shall hold any remaining Escrow Funds as Escrow Funds under this Agreement. Premiere shall (A) issue (or cause to be issued) new stock certificates (the

"Replacement Certificates") in the respective names of the Shareholders
-------------------------
representing, in each case, the number of shares of Premiere Common Stock equal to the product of (i) the difference between (x) the number of Escrow Shares in escrow immediately prior to such Notice of Indemnification Obligation minus (y) the quotient (rounded to the next highest whole number) obtained by dividing .51 of the Indemnification Amount by the Value Per Share, and (ii) each such Shareholder's Percentage Interest, and (B) cancel the Premiere Common Stock certificates representing the Escrow Shares held in escrow immediately prior to delivery of the Notice of Indemnification Obligation (such certificates, the "Old Certificates"). The Escrow Agent shall hold the Replacement Certificates
-----------------
in escrow pursuant to this Agreement. Upon the issuance of any Replacement Certificates, the shares represented by such Replacement Certificates shall be deemed to be "Escrow Shares" for all purposes of this Agreement.

     3.3  DISTRIBUTION OF ESCROW SHARES.  On the Distribution Date, the Escrow
          -----------------------------
Agent shall deliver to the Company for cancellation certificates representing the Escrow Shares then held in escrow as of the Distribution Date ("Available
                                                                    ---------
Escrow Shares") and with respect to which an Indemnification Claim is not
-------------
pending. With respect to Indemnification Claims pending as of the Distribution Date, Premiere and the Shareholder Representative shall use their reasonable efforts to agree in writing on the Indemnification Amount with respect to any such pending Indemnification Claims; provided, that if Premiere and the Shareholder Representative are not able to agree on the Indemnification Amount with respect to such Indemnification Claims by the Distribution Date, the amount of the Indemnification Amount for purposes of the calculations in the following sentence of this Section 3.3 shall be the amount claimed by Premiere in its Notice of Indemnification Claim. Upon determination of the Indemnification Amount in accordance with the preceding sentence, the Escrow Agent shall promptly distribute to the Shareholders, in accordance with their respective Percentage Interests, the Escrow Funds, less an amount equal to .49 the aggregate Indemnification Amount with respect to such pending Indemnification Claims (the "Undisputed Escrow Funds") and retain in escrow all remaining Escrow
             -----------------------
Funds ("Disputed Escrow Funds").   Premiere shall promptly (i) issue and deliver
        ---------------------
to the Escrow Agent and the Escrow Agent shall deliver to the Shareholders new certificates representing the number of shares of Premiere Common Stock (the "Distribution Shares") equal to the quotient obtained by dividing
--------------------

(A) the difference between the Aggregate Value immediately prior to such Distribution Date and .51 of the aggregate Indemnification Amount with respect to such pending Indemnification Claims by (B) the Value Per Share (the
                                       --
"Undisputed Escrow Shares"), and such certificates shall be denominated in the
-------------------------
names of the respective Shareholders in amounts equal to the product of the Undisputed Escrow Shares and each Shareholder's Percentage Interest, and (ii) issue to the Escrow Agent, who shall retain in escrow pending final determination of the Indemnification Amount, new certificates representing the number of shares of Premiere Common Stock equal to the quotient obtained by dividing (C) the aggregate Indemnification Amount with respect to such pending Indemnification Claims by (D) the Value Per Share ("Disputed Escrow Shares").
                       --                           ----------------------
Any such delivery of Premiere Common Stock to Shareholders shall be of full shares and any fractional portions shall be rounded to a whole number by the Escrow Agent so that the number of shares remaining in escrow to be delivered will be fully allocated among such Shareholders. Upon the final resolution as agreed by Premiere and the Shareholder Representative in writing (or pursuant to the arbitration procedures set forth in Section 10.11 of the Merger Agreement) of any Indemnification Claim for which Disputed Escrow Funds and the Disputed Escrow Shares were retained in escrow after the Distribution Date, the Escrow Agent according to written instructions jointly executed by Premiere and the Shareholder Representative, shall promptly deliver to the Company for cancellation the appropriate number of Disputed Escrow Shares corresponding to
 .51 of the Indemnification Amount and distribute to Premiere an amount of the disputed Escrow Funds corresponding to .49 of the Indemnification Amount corresponding to such Indemnification Claim (if any) and shall deliver any remaining Disputed Escrow Shares and Disputed Escrow Funds to the Shareholders in accordance with their respective Percentage Interests in such remaining Disputed Escrow Shares and Disputed Escrow Funds.

     3.4  EFFECT OF FINAL DELIVERY.  This Agreement shall continue in full force
          ------------------------
and effect until the Escrow Agent has delivered all of the Escrow Funds and delivered all of the Escrow Shares pursuant to the terms hereof. After all of such funds and shares have been so delivered, all rights, duties and obligations of the respective parties hereunder shall terminate.


                                   ARTICLE 4
                     ESCROW STOCK CERTIFICATES; DIVIDENDS;
                   VOTING RIGHTS; INVESTMENT OF ESCROW FUNDS

     4.1  ESCROW STOCK CERTIFICATES.  The Escrow Agent may, with the prior
          -------------------------
written consent of the Shareholder Representative, at any time issue new certificates (or request Premiere to issue new certificates) representing the Escrow Shares in such denominations as may be necessary or appropriate in carrying out the Escrow Agent's obligations under this Agreement.

     4.2  CASH DIVIDENDS; VOTING RIGHTS.  The Shareholders shall be entitled to
          -----------------------------
receive currently any and all cash dividends or other cash income with respect to the Escrow Shares. Each Shareholder shall have the right to direct the Escrow Agent in writing as to the exercise of voting rights with respect to such Escrow Shares held by the Escrow Agent on behalf of such Shareholder, and the Escrow Agent shall comply with any such directions if received at least three

(3) business days prior to such vote. In the absence of such directions, the Escrow Agent shall not vote any such Escrow Shares.

     4.3  MAILINGS TO SHAREHOLDERS.  With respect to any meeting of the holders
          ------------------------
of Premiere Common Stock at which such holders are entitled to vote (a "Premiere Meeting") and with respect to any written consent sought by Premiere from its holders of Common Stock (a "Premiere Consent"), the Escrow Agent will mail or cause to be mailed (or otherwise communicate in the same manner as Premiere utilized in communications to holders of Premiere Common Stock) to each of the Shareholders as soon as reasonably practicable after the initial mailing or notice (or other communication) with respect thereto is given by Premiere to the holders of Premiere Common Stock:

     (a) a copy of the notice of such Premiere meeting or Premiere Consent, together with any related proxy or other materials provided to the holders of Premiere Common Stock;

     (b) a statement that the Shareholder is entitled (i) to instruct the Escrow Agent as to the exercise of its voting rights at such Premiere Meeting or Premiere Consent, as the case may be, or (ii) to attend such Premiere Meeting and to exercise personally the voting rights thereat;

     (c) a statement that, if no such instructions are received from the Shareholder, the voting rights with respect to Escrow Shares held on behalf of such Shareholder will not be exercised;

     (d) a letter of instruction whereby the Shareholder may so direct and instruct the Escrow Agent as contemplated herein; and

     (e) a statement of the time and date by which such letter of instruction must be received by the Escrow Agent in order to be binding upon it, and of the method for revoking or amending such instructions.

     For the purpose of determining the voting rights to which any Shareholder is entitled in respect of any such Premiere Meeting or Premiere Consent, the number of Escrow Shares owned of record by the Shareholder shall be determined at the close of business on the record date established by Premiere or by applicable law for purposes of determining the holders of Premiere Common Stock entitled to vote at such Premiere Meeting or to give written consent in connection with such Premiere Consent.

     4.4  STOCK SPLITS; STOCK DIVIDENDS.  In the event of any stock split or
          -----------------------------
stock dividend with respect to Premiere Common Stock that becomes effective during the term of this Agreement, the additional shares so issued with respect to the Escrow Shares shall be added to the Escrow Shares and subject to the escrow covered by this Agreement and any other references herein to a specific number of shares of Premiere Common Stock or references herein to prices for or the fair market value of Premiere Common Stock shall be adjusted accordingly.

     4.5  OTHER OBLIGATIONS.  The Shareholders shall have the obligation to pay
          -----------------
all taxes, assessments, and charges with respect thereto, but excluding the right to sell, transfer, pledge or hypothecate or otherwise dispose of any Escrow Shares. Except as contemplated hereunder, no Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, other than by will or by the laws of descent or distribution in the event of the death of a Shareholder, by a Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of such Shareholder, prior to the delivery to the Shareholder of the Escrow Shares by the Escrow Agent. If the Escrow Agent receives notification that a Shareholder's Escrow Shares or any beneficial interest therein has been assigned or transferred by will or by the laws of descent or distribution in the event of the death of such Shareholder, the Escrow Agent shall receive written verification from Premiere and the Shareholder Representative prior to taking any action to assign or transfer the deceased Shareholder's beneficial ownership to a third party.

     4.6  INVESTMENT OF ESCROW FUNDS.  The Escrow Agent shall invest the Escrow
          --------------------------
Funds as directed in writing by Premiere, provided that such investments shall be limited to (i) direct obligations of the United States of America, (ii) obligations for which the full faith and credit of the Untied States of America is pledged to provide for the payment of principal and interest, (iii) commercial paper rates of the highest qualify by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.
  -------
("S&P"), and (iv) certificates of deposit issued by a commercial bank (which may
  ---
be the Escrow Agent or any affiliate of the Escrow Agent) whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of 90 days, or a money market fund that invests exclusively in said investments including but not limited to, Federated Treasury Obligations Money Market Fund. The Escrow Agent shall have no liability or responsibility for loss of interest or penalties which are imposed because of early withdrawal of the securities or certificates in which any portion of the Escrow Funds may be invested and the Escrow Agent is hereby authorized to make such early withdrawal of the securities or certificates in which any portion of the Escrow Funds may be invested and the Escrow Agent is hereby authorized to make such early withdrawal if necessary to make a distribution from the Escrow Funds in accordance with this Agreement. Any investment income earned on the Escrow Funds shall be added to and shall become part of the Escrow Funds.


                                   ARTICLE 5
                               THE ESCROW AGENT

     5.1  APPOINTMENT.  Premiere and the Shareholders hereby designate and
          -----------
appoint the Escrow Agent as "Escrow Agent" under this Agreement and the Escrow
                             ------------
Agent hereby accepts such designation and appointment, subject to all of the provisions of this Agreement.

     5.2  LIABILITY.  The Escrow Agent, in its capacity as such, or any
          ---------
successor escrow agent, shall be liable only to hold the Escrow Funds and the Escrow Shares and to deliver the same to the persons named herein in accordance with the provisions of this Agreement. By acceptance of this Agreement, the Escrow Agent, in its capacity as such, or any successor escrow agent, is acting in the capacity of a depository only, and shall not be liable or responsible for any damages, losses or expenses unless such damages, losses or expenses shall be caused by the gross negligence or willful misconduct of the Escrow Agent or any successor escrow agent. Neither the Escrow Agent, in its capacity as such, nor any successor escrow agent, shall incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its counsel with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written instructions provided for herein, not only as to the due execution of such instrument, or the identity, or authority of any person executing such instrument, or the validity and effectiveness of such instrument, but also as to the truth and accuracy of any information contained therein, provided that the Escrow Agent shall in good faith believe such instrument to be genuine, to have been signed by a proper person or persons, and to conform to the provisions of this Agreement. In the event of any disagreement or the presentation of adverse claims or demands in connection with or for any item affected hereby, the Escrow Agent shall, at its option, be entitled to refuse to comply with any such claims or demands during the continuance of such disagreement and may refrain from delivering any item affected hereby, and in so doing the Escrow Agent shall not become liable to the parties, or to any other person, due to its failure to comply with any such adverse claim or demand. The Escrow Agent shall be entitled to continue, without liability, to refrain and refuse to act until all of the rights of the adverse claimants have been either fully resolved among themselves, with joint written notice of such resolution executed by the Parties and delivered to Escrow Agent, or arbitrated to a final award, or finally adjudicated by a court having jurisdiction over the dispute. The Escrow Agent shall be held harmless and indemnified by the parties hereto in connection with any claims against it in connection with its service as escrow agent hereunder. Any action requested to be taken by the Escrow Agent hereunder and not otherwise specifically set forth herein shall require the agreement in writing of the Shareholder Representative and Premiere.

     5.3  SUCCESSOR.  The Shareholder Representative and Premiere may by written
          ---------
instrument designate a bank or trust company to act as successor escrow agent. Any such successor escrow agent must agree to be and shall be bound by, and shall have all the rights, duties and responsibilities of the Escrow Agent under this Agreement. In the event Escrow Agent resigns as Escrow Agent, such resignation shall be effective not later than thirty (30) days after written notice has been given by the Escrow Agent of its resignation. The Escrow Agent shall have no responsibility for the appointment of a successor escrow agent.
If a successor escrow agent is not selected within thirty (30) days of the resignation of Escrow Agent, the Escrow Agent shall have the right to institute a Bill of Interpleader or other appropriate judicial proceeding in any court of competent jurisdiction, and shall be entitled to tender into the registry or custody of any court of competent jurisdiction all money or property in its hand under the terms of this Agreement, whereupon the parties hereto agree Escrow Agent shall be discharged from all further duties under this Agreement. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation earned prior to such filing. The Escrow Agent may be removed for cause in writing by Premiere and the Shareholder Representative upon five (5) days advance written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal.

     5.4  EXPENSES.  Compensation for the normal services of the Escrow Agent or
          --------
any successor escrow agent, if any, shall be borne one-half (1/2) by the Shareholders and one-half (1/2) by Premiere. The Escrow Agent and any successor escrow agent shall be reimbursed for any reasonable expenses, including the actual out-of-pocket fees and expenses of outside legal services should such Escrow Agent deem it necessary in its reasonable discretion to retain an outside attorney, and Premiere and the Shareholders shall share equally the reimbursement of such expenses of such Escrow Agent, except that (a) if Premiere is unsuccessful in any litigation relating to such Escrow Agent, then the fees and expenses of such Escrow Agent in connection therewith shall be paid by Premiere, or (b) should the Shareholders be the unsuccessful party in any such litigation, then the Shareholders will bear the fees and expenses of such Escrow Agent in connection therewith. The Escrow Agent and any successor escrow agent shall not be liable for any action taken in good faith in accordance with the advice of an attorney.

     5.5  SECURITY INTERESTS.  Premiere and the Shareholders Representative each
          ------------------
warrant to and agree with the Escrow Agent that, unless otherwise expressly set forth in this Agreement, there is no security interest in the Escrow Funds or the Escrow Shares or any part of the Escrow Funds or Escrow Shares; no financing statement under the Uniform Commercial Code of any jurisdiction is on file in any jurisdiction claiming a security interest in or describing, whether specifically or generally, the Escrow Funds or Escrow Shares or any part of the Escrow Funds or the Escrow Shares; and the Escrow Agent shall have no responsibility at any time to ascertain whether or not any security interest exists in the Escrow Funds or the Escrow Shares or any part of the Escrow Funds or the Escrow Shares or to file any financing statement under the Uniform Commercial Code of any jurisdiction with respect to the Escrow Funds or Escrow Shares or any part thereof.

     5.6  REPRESENTATIONS OF THE ESCROW AGENT.  Premiere and the Shareholders
          -----------------------------------
acknowledge that the Escrow Agent is serving as escrow agent for the limited purposes set forth herein and each represent, covenant and warrant to the Escrow Agent that no statement or representation, whether oral or in writing, has been or will be made to any prospective subscribers of the Premiere Common Stock to the effect that the Escrow Agent has investigated the desirability or advisability of investment in the Premiere Common Stock or approved, endorsed or passed upon the merits of such investment or is otherwise involved in any manner with the transactions or events contemplated in the Merger Agreement other than as the Escrow Agent under this Agreement. It is further agreed that no party shall in any way use the name "SunTrust Bank, Atlanta" or "SunTrust Banks, Inc." in any sales presentation or literature except in the context of the duties of the Escrow Agent as escrow agent of the offering of the Premiere Common Stock in the strictest sense. Any breach or violation of the paragraph shall be grounds for immediate termination of the Agreement by the Escrow Agent in accordance with the terms and provisions set forth herein.

     Without limitation to any release, indemnification or hold harmless provision in favor of the Escrow Agent as elsewhere provided in this Agreement, Premiere covenants and agrees to indemnify Escrow Agent and its officers, directors, employees and agents harmless from and against all liability, cost, losses and expenses, including but not limited to attorneys' fees and expenses which are suffered or incurred by Escrow Agent or any such officer, director, employee or agent as a direct or indirect result of the threat or the commencement of any claim or proceeding against Escrow Agent or any such officer, director, employee or agent based in whole or in part upon the allegation of a misrepresentation or an omission of a material or significant fact in connection with the sale or distribution of the Premiere Common Stock. The Escrow Agent shall have no responsibility for approving or accepting on behalf or Premiere or the Shareholders Representative any proceeds delivered to it hereunder, nor shall the Escrow Agent be responsible for authorizing the issuance of the Premiere Common Stock or for determining the qualification of any purchaser or the accuracy of the information contained in the Acquisition Agreement. The indemnification provisions set forth herein shall survive the termination of this Agreement.


                                   ARTICLE 6
                          SHAREHOLDER REPRESENTATIVE

     6.1  POWER AND AUTHORITY.  The Shareholder Representative shall have full
          -------------------
power and authority to represent the Shareholders and their successors with respect to all matters arising under this Agreement, and all action taken by the Shareholder Representative hereunder shall be binding upon such Shareholders and their successors as if expressly ratified and confirmed in writing by each of them. Without limiting the generality of the foregoing, the Shareholder Representative shall have full power and authority, on behalf of all the Shareholders and their successors, to give and receive notices and communications, to interpret all the terms and provisions of this Agreement, to dispute or fail to dispute any claim of Indemnifiable Loss against the Escrow Funds and the Escrow Shares made by an Indemnitee, to negotiate and compromise any dispute which may arise under this Agreement, to sign any releases or other documents with respect to any such dispute, and to authorize payments to be made with respect thereto. Notices or communications to or from the Shareholder's Representative shall constitute notice to or from each Shareholder.

     6.2  RESIGNATION; SUCCESSORS.  The Shareholder Representative, or any
          -----------------------
successor hereafter appointed, may resign and shall be discharged of his duties hereunder upon the appointment of a successor Shareholder Representative as hereinafter provided. In the event of the resignation of the Shareholder's Representative, the resigning Shareholder's Representative shall appoint a successor from among the Shareholders who shall agree in writing to accept such appointment. If the Shareholder's Representative should die or become incapacitated, his or her successor shall be appointed within 15 days of his or her death or incapacity by a majority of the Shareholders, and such successor shall be a Shareholder. The choice of a successor Shareholder's Representative appointed in any manner permitted above shall be final and binding upon all of the Shareholders. Each such successor Shareholder Representative shall have all the power, authority, rights and privileges hereby conferred upon the original Shareholder Representative, and the term "Shareholder Representative" as used
                                          --------------------------
herein shall be deemed to include such successor Shareholder Representative.

     6.3  INDEMNIFICATION OF SHAREHOLDER REPRESENTATIVE.  The Shareholders
          ---------------------------------------------
hereby agree to indemnify the Shareholder's Representative and to hold him or her harmless against any and all loss, liability or exposure incurred without bad faith on the part of the Shareholder's

Representative and arising out of or in connection with his or her duties as Shareholder's Representative, including the reasonable costs and expenses incurred by the Shareholder's Representative in defending against any claim or liability in connection herewith.


                                   ARTICLE 7
                                 MISCELLANEOUS

     7.1  TRANSFERABILITY.  A Shareholder may not transfer any interest in the
          ---------------
Escrow Funds or the Escrow Shares or any other right under this Agreement to any other party, except that upon written notice from the legal representative of the estate of a deceased Shareholder to the Escrow Agent, the rights of such Shareholder under this Agreement shall be transferred to the estate of such Shareholder, and subsequently to any beneficiary thereof, in the event of the Shareholder's death; provided, however, that any such beneficiary or the legal representative of any such estate shall be bound by the provisions of this Agreement without taking any further action. The Escrow Agent shall be entitled to treat the legal representative of the estate of such Shareholder, and subsequently any beneficiary thereof, as the absolute owner of the rights of such Shareholder under this Agreement in all respects and shall incur no liability for distributions made in good faith to the legal representatives of such Shareholder or such beneficiary in accordance with the terms of this Agreement. The contingent right to receive Escrow Funds and Escrow Shares shall not be transferable by the Shareholders otherwise than by will or by the laws of descent and distribution.

     7.2  NOTICES.  Each party shall keep each of the other parties hereto
          -------
advised in writing of all transactions and transfers of interest, if any, pursuant to this Agreement. Any notices or other communications required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, registered or certified mail, postage pre-paid, or by courier or overnight carrier, and shall be deemed to have been delivered as of the date so delivered:

If to Premiere:

     Premiere Technologies, Inc.
     The Lenox Building, Suite 600
     3399 Peachtree Road, N.E.
     Atlanta, Georgia  30326
     Attn:  Jeffrey A. Allred
     Phone:  404-504-2334
     Facsimile:  404-504-2347
     FEIN:  593074176
with a copy to:

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309
     Attn:  Janine Brown
     Phone:  404-881-7834
     Facsimile:  404-881-7777

If to the Shareholders or the Shareholder Representative:

     Robert A. Cowan
     580 Sunny Glen Court
     Woodland Park, Colorado  80863

     Louis I. Jaffe
     2677 Larkin Street, #104
     San Francisco, California  94109

with a copy to:

     Niewald, Waldeck & Brown
     Twelve Wyandotte Plaza
     1201 West 12th, Suite 1300
     Kansas City, Missouri  64105
     Attn:  Michael E. Waldeck
     Phone:  816-292-7002
     Facsimile:  816-474-0872

If to the Escrow Agent:

     SunTrust Bank, Atlanta
     Corporate Trust Department
     58 Edgewood Avenue
     Room 400-Annex
     Atlanta, Georgia  30303
     Attn:  Ronald C. Painter
     Phone:  404-588-7191
     Facsimile:  404-332-3966

or such other person or address as shall be furnished in writing by any of the parties.

     7.3  CONSTRUCTION.  This Agreement shall be governed by and construed in
          ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

     7.4  BINDING EFFECT.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

     7.5  SEPARABILITY.  If any provision or section of this Agreement is
          ------------
determined to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

     7.6  HEADINGS.  The headings and subheadings contained in this Agreement
          --------
are for reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

     7.7  EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any
          -------------------------
number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     7.8  AMENDMENTS.  This Agreement may be amended from time to time but only
          ----------
by written agreement signed by all of the parties hereto.

     7.9  THIRD PARTY BENEFICIARIES.  Each Subsidiary of Premiere and each of
          -------------------------
the directors, officers and employees of Premiere and each of its Subsidiaries are expressly intended to be third party beneficiaries of the indemnities and obligations of the Shareholders as if they were parties to this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the day and year first above written.

                                      PREMIERE TECHNOLOGIES, INC.


                                      BY:___________________________


                                      SHAREHOLDERS:


                                      ______________________________
                                      ROBERT A. COWAN

                                      ______________________________
                                      LOUIS I. JAFFE

                                      ______________________________
                                      LOUIS I. JAFFE, TRUSTEE OF THE JAFFE 1996
                                      IRREVOCABLE TRUST DATED 12/2/96

                                   ___________________________________
                                   RICHARD L. CLARK
                                   327 WOODS CHAPEL ROAD
                                   LEE'S SUMMIT, MISSOURI  64064

                                   SUNTRUST BANK, ATLANTA


                                   BY:________________________________

                                  SCHEDULE I
                              TO ESCROW AGREEMENT

                                 SHAREHOLDERS


                         PERCENTAGE
                         OWNERSHIP
    NAME                 IN ESCROW       ESCROW FUNDS     ESCROW SHARES
Robert A. Cowan             46.67%      $  485,244.76       15,678.00

Louis I. Jaffe              40.00%      $  415,900.74       13,439.00

Richard L. Clark             8.89%      $   92,437.14        2,986.00
Louis Jaffe, Trustee         4.44%      $   46,218.36        1,493.00
of the Jaffe 1996
Irrevocable Trust
dated 12/2/96
                                        =============       =========
TOTAL                      100.00%      $1,039,801.00       33,596.00

                                   Exhibit 2

                     Form of Registration Rights Agreement

              STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT
              ---------------------------------------------------


     THIS STOCK RESTRICTION AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of April 22, 1998, by and among Premiere Technologies, Inc., a corporation ("Premiere"), and those shareholders of American Teleconferencing Services, Ltd., a Missouri corporation ("ATS"), appearing as signatories hereto (each, an "Investor" and collectively, the "Investors").

                                R E C I T A L S
                                ---------------

     WHEREAS, pursuant to the terms of an Agreement and Plan of Merger, dated as of April 22, 1998 (as the same may be amended, the "Acquisition Agreement"), by and between Premiere, PTEK Missouri Acquisition Corp. ("Sub") and ATS, ATS shall be merged with and into Sub (the "Acquisition"), with the result that each of outstanding shares of $.0125 par value common stock of ATS ("ATS Common Stock") will be converted into the right to receive cash and shares of the $.01 par value common stock of Premiere ("Premiere Common Stock"); and

     WHEREAS, Premiere has agreed, as a condition precedent to ATS's obligations under the Acquisition Agreement, to grant the Investors certain registration rights; and

     WHEREAS, Premiere and the Investors desire to define such registration rights on the terms and subject to the conditions herein set forth.

     NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

     1.  DEFINITIONS
         -----------

     As used in this Agreement, the following terms have the respective meanings set forth below:

     Commission:  shall mean the Securities and Exchange Commission or any other
     ----------
federal agency at the time administering the Securities Act;

     Cowan:  shall mean Robert A. Cowan.
     -----

     Effective Date:  shall mean the date on which the Acquisition is
     --------------
consummated;

     Exchange Act:  shall mean the Securities Exchange Act of 1934, as amended;
     ------------

     Holder:  shall mean any holder of Registrable Securities;
     ------
     Jaffe:  shall mean Louis I. Jaffe;
     -----

     Other Stockholders:  shall mean Persons who, by virtue of an agreement with
     ------------------
Premiere, are entitled to include their Securities in any registration effected under Section 3;

     Person:  shall mean an individual, partnership, joint stock company,
     ------
corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof;

     register, registered and registration: shall mean a registration effected
     --------  ----------     ------------
by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

     Registrable Securities: shall mean (A) one-half ( 1/2) of the aggregate of
     ----------------------
the shares of Premiere Common Stock issued to Cowan under the Acquisition Agreement, (B) the aggregate of the shares of Premiere Common Stock issued to the Investors (other than Cowan) under the Acquisition Agreement and (C) any securities of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares of Premiere Common Stock referred to in clause (A) and (B); provided, that Registrable Securities shall not include (i) securities with respect to which a registration statement with respect to the sale of such securities has become effective under the Securities Act and all such securities have been disposed of in accordance with such registration statement, (ii) such securities as are actually sold pursuant to Rule 144 (or any successor provision thereto) under the Securities Act ("Rule 144"), or are eligible for sale pursuant to Rule 144, (iii) such securities as are acquired by Premiere or any of its subsidiaries or (iv) the shares of Premiere Common Stock issued to the Investors under the Acquisition Agreement that are held by the escrow agent under that certain Escrow Agreement, dated of even date hereof, by and among Premiere, the Investors and SunTrust Bank, Atlanta;

     Registration Expenses: shall mean all expenses incurred by Premiere in
     ---------------------
compliance with Sections 3(a) and (b) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Premiere, fees and expenses of one counsel for all the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of Premiere, which shall be paid in any event by Premiere);

     Restricted Securities:  shall mean the shares of Premiere Common Stock
     ---------------------
issued to the Investors under the Acquisition Agreement;

     Security, Securities: shall have the meaning set forth in Section 2(1) of
     --------------------
the Securities Act;

     Securities Act: shall mean the Securities Act of 1933, as amended; and
     --------------

     Selling Expenses: shall mean all underwriting discounts and selling
     ----------------
commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders other than fees and expenses of one counsel for all the Holders.

     Shareholder Representative: shall have the meaning given that term in the
     --------------------------
Acquisition Agreement.

     Shelf Filing Date: shall mean the date that is ninety (90) days following
     -----------------
the Effective Date.


     2.  RESTRICTIONS ON TRANSFER
         ------------------------

     (a) Prior to any proposed transfer of any Restricted Securities (other than under the circumstances described in Section 3 hereof), the Holder thereof shall give written notice to Premiere of its intention to effect such transfer. Each such notice shall describe the manner of the proposed transfer and, if requested by Premiere, shall be accompanied by an opinion of counsel reasonably satisfactory to Premiere to the effect that the proposed transfer may be effected without registration under the Securities Act, whereupon such Holder shall be entitled to transfer the Restricted Securities in accordance with the terms of its notice. Each certificate or instrument transferred as above provided shall bear the legend set forth in Section 2(b), except that such certificate or instrument shall not bear such legend if (i) such transfer is in accordance with the provisions of Rule 144 (or any other rule permitting public sale without registration under the Securities Act) or (ii) the opinion of counsel referred to above is to the further effect that the transferee and any subsequent transferee would be entitled to transfer such Restricted Securities in a public sale without registration under the Securities Act. Notwithstanding anything herein to the contrary, in no event shall Jaffe, during the period commencing on the date hereof and ending on the one (1) year anniversary of the date hereof, transfer in any three (3) month period a number of shares of Registrable Securitiesin excess of twenty-five percent (25%) of the Registrable Securities held by Jaffe as of the Effective Date except pursuant to a Premiere Registration pursuant to Section 3(a) below; provided that the limitations provided by this sentence shall cease to apply (a) upon the occurrence of a "change of control" of Premiere reportable under Item 1 of Form 8-K under the Exchange Act, (b) upon the closing of a Commission Rule 145 transaction unless the stockholders of Premiere immediately prior to such transaction continue to hold more than 50% of the shares of the surviving entity immediately following such transaction, and (c) in the event that the closing stock price of Premiere Common Stock, as reported by The Wall Street Journal, is less than 66% of the Average Closing Price (as defined in the Acquisition Agreement) for three consecutive trading days..

     (b) Each certificate evidencing Restricted Securities issued to any Holder in connection with the Acquisition shall bear a legend in substantially the following form:

   "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES ACTS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE SECURITIES ACTS OR AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

          (c) In the event that any Restricted Securities shall cease to be subject to the restrictions on transfer set forth in this Agreement, Premiere shall, upon the written request of the Holder thereof, issue to such Holder a new certificate evidencing such Restricted Securities without the legend required by Section 2(b) hereof endorsed thereon.

     3.   REGISTRATION RIGHTS
          -------------------

          (a)  Premiere Registration.
               ---------------------

               (i) If Premiere shall determine to register at any time prior to the one (1) year anniversary of the date of this Agreement any of its equity securities either for its own account or for the account of Other Stockholders, other than a registration relating solely to benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration covering any method of distribution which is not an underwritten public offering, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, Premiere will:

                   (A) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which Premiere intends to a ttempt to qualify such securities under the applicable blue sky or other state securities laws); and

                   (B) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within ten (10) business days after the giving of the written notice from Premiere described in clause (i) above, except as set forth in Section 3(a)(ii) below. Such written request shall specify the amount of Registrable Securities intended to be disposed of by a Holder and may specify all or a part of the Holders' Registrable Securities.

Notwithstanding the foregoing, if, at any time after giving such written notice of its intention to effect such registration and prior to the effective date of the registration statement filed in connection with such registration, Premiere shall determine for any reason not to register such equity securities Premiere may, at its election, give written notice of such determination to the Holders and thereupon Premiere shall be relieved of its obligation to register such Registrable Securities in connection with the registration of such equity securities (but not from its obligation to pay Registration Expenses to the extent incurred in connection therewith as provided herein).

Notwithstanding anything to the contrary set forth in this Agreement, no Holder shall have any right to include any Registrable Securities in any registration statement filed pursuant to any of the following: the 5-3/4% Convertible Subordinated Notes Due 2004 Registration Rights Agreement dated as of June 15, 1997, by and among Premiere and Robertson, Stephens & Company LLC, Alex. Brown & Sons Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation; the Stock Restriction and Registration Rights Agreement dated April 30, 1997 by and among Premiere, and those Stockholders of Voice-Tel Enterprises, Inc. ("VTE"), VTN, Inc. and the stockholders of franchisees of VTE appearing as signatories thereto; or the Stock Restriction and Registration Rights Agreement dated September 30, 1997 by and among Premiere and those shareholders of VoiceCom Holdings, Inc. appearing as signatories thereto.

          (ii) Underwriting.  The right of each of the Holders to registration
               ------------
pursuant to this Section 3(a) shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with Premiere and the Other Stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for the underwriting by Premiere or such Other Stockholders, as the case may be. Such underwriting agreement will contain such representations and warranties by Premiere and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 3(e) hereof and the provision of opinions of counsel and accountants' letters to the effect and to the extent provided in Section 3(f), and the representations and warranties by, and the other agreements on the part of, Premiere to and for the benefit of such underwriters shall also be made to and for the benefit of the Holders whose shares are to be included in such registration. Notwithstanding any other provision of this Section 3, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, Premiere shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated by Premiere in its sole discretion, subject to agreements between Premiere and the Other Stockholders. If any of the Holders or any officer, director or Other Stockholder disapproves of the terms of any such underwriting, he or she may elect to withdraw therefrom by written notice to Premiere and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (b)  Shelf Registration.
               ------------------

               (i) On or before the Shelf Filing Date Premiere shall file a "shelf" registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration") with respect to the Registrable Securities to be issued under the Acquisition Agreement; provided, however, Premiere shall not be required to file or effect, or take any action to file or effect, any Shelf Registration pursuant to this Section 3(b) if all of the Registrable Securities are or were included in, or are or were eligible for sale under, any such registration pursuant to Section 3(a) hereof. Premiere shall, subject to Section 3(g) hereof, use its reasonable best efforts to cause the Shelf Registration to become effective as soon as practicable after the date of filing thereof, and shall use its reasonable best efforts to keep the Shelf Registration continuously effective from the date such Shelf Registration is effective until the first anniversary of the Effective Date in order to permit the prospectus forming a part thereof to be usable by Holders during such period. The Shelf Registration may include securities of Premiere other than Registrable Securities. The Registrable Securities may be included in another Shelf Registration that otherwise meets the requirements set forth herein.

          (ii) Subject to Section 3(g) hereof, Premiere shall supplement or amend the Shelf Registration, (A) as required by the registration form utilized by Premiere or by the instructions applicable to such registration form or by the Securities Act or the rules and regulations promulgated thereunder and (B) to include in such Shelf Registration any additional securities that become Registrable Securities by operation of the definition thereof.

          (iii) The Holders may, at their election and upon written notice by the Shareholder Representative to Premiere, effect offers and sales under the Shelf Registration by means of one or more offerings (provided that Premiere shall not be required to effect any underwritten offering); provided, however, that Premiere shall not be obligated to effect, or take any action to effect, any such registration:

          (A) In any particular jurisdiction in which Premiere would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

          (B)   Other than pursuant to a registration statement on Form S-3.

          If Other Stockholders request inclusion in any such registration under
Section 3(b)(iii), the Holders shall offer to include the securities of such Other Stockholders and may condition such offer on their acceptance of the further applicable provisions of this Section 3. Notwithstanding any other provision of this Section 3(b)(iii), if a recognized national independent investment banking firm advises the Holders in writing that marketing factors require a limitation on the number of shares to be included in the registration, the Shareholder Representative shall so advise Premiere and the securities of Premiere held by Other Stockholders shall be excluded from such registration to the extent so required by such limitation. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

      (c) Expenses of Registration. All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this
Section 3 (including all Registration Expenses incurred in connection with the Shelf Registration and any supplements or amendments thereto, whether or not it becomes effective, and whether all, none or some of the Registrable Securities are sold pursuant to the Shelf Registration) shall be borne by Premiere, and all Selling Expenses shall be borne by the Holders of the securities so registered pro rata on the basis of the number of their shares so registered.

     (d)  Registration Procedures. In the case of each registration effected by
          -----------------------
Premiere pursuant to this Section 3, Premiere will keep the Holders, as applicable, advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, Premiere will:

          (i) furnish to the Shareholder Representative, and to any underwriter simultaneously with filing with the Commission, copies of any registration statement

     (including all exhibits) for a registration in which the Holders have elected to participate pursuant to Section 3(a) and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act;

          (ii) furnish to the Shareholder Representative, and to any underwriter before filing with the Commission, copies of any registration statement (including all exhibits) for a Shelf Registration and any prospectus forming a part thereof and any amendments and supplements thereto (including all documents incorporated or deemed incorporated by reference therein prior to the effectiveness of such registration statement and including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)), which documents, other than documents incorporated or deemed incorporated by reference, will be subject to the review of the Shareholder Representative and any such underwriter for a period of at least five business days, and Premiere shall not file any such registration statement or such prospectus or any amendment or supplement to such registration statement or prospectus to which the Shareholder Representative or any such underwriter shall reasonably object within five business days after the receipt thereof; the Shareholder Representative or such underwriters, if any, shall be deemed to have reasonably objected to such filing only if the registration statement, amendment, prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

          (iii) furnish to the Shareholder Representative and to any underwriter, such number of conformed copies of the applicable registration statement and of each amendment and supplement thereto (in each case including all exhibits) and such number of copies of the prospectus forming a part of such registration statement (including each preliminary prospectus, any summary prospectus or any term sheet (as such term is used in Rule 434 under the Securities Act)) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, including without limitation documents incorporated or deemed to be incorporated by reference prior to the effectiveness of such registration, as the Shareholder Representative or any such underwriter, from time to time may reasonably request;

          (iv) to the extent practicable, promptly prior to the filing of any document that is to be incorporated by reference into any registration statement or prospectus forming a part thereof subsequent to the effectiveness thereof, and in any event no later than the date such document is filed with the Commission, provide copies of such document to the Shareholder Representative, if requested, and to any underwriter, and make representatives of Premiere available for discussion of such document and other customary due diligence matters, and include in such document prior to the filing thereof such information as Shareholder Representative or any such underwriter reasonably may request;

            (v) use its reasonable best efforts (x) to register or qualify all Registrable Securities and other securities covered by such registration under such other securities or blue sky laws of such States of the United States of America where an exemption is not available and as the sellers of Registrable Securities covered by such registration shall reasonably request,
   (y) to keep such registration or qualification in effect for so long as the applicable registration statement remains in effect, and (z) to take any other action which may be reasonably necessary or advisable to enable such sellers to consummate the disposition in such jurisdictions of the securities to be sold by such sellers, except that Premiere shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where it is not so qualified, or to subject itself to taxation in any such jurisdiction, or to execute a general consent to service of process in effecting such registration, qualification or compliance, unless Premiere is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder;

            (vi) use its reasonable best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other federal or state governmental agencies or authorities as may be necessary in the opinion of counsel to Premiere and counsel to the Holders of Registrable Securities to enable the Holders thereof to consummate the disposition of such Registrable Securities;

            (vii) subject to Section 3(g) hereof, promptly notify each Holder of Registrable Securities covered by a registration statement (A) upon discovery that, or upon the happening of any event as a result of which, the prospectus forming a part of such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (B) of the issuance by the Commission of any stop order suspending the effectiveness of such registration statement or the initiation of proceedings for that purpose, (C) of any request by the Commission for (1) amendments to such registration statement or any document incorporated or deemed to be incorporated by reference in any such registration statement,
   (2) supplements to the prospectus forming a part of such registration statement or (3) additional information, or (D) of the receipt by Premiere of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and at the request of any such Holder promptly prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (viii) use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of any such registration, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

            (ix) if requested by the Shareholder Representative or any underwriter, promptly incorporate in such registration statement or prospectus, pursuant to a supplement or post effective amendment if necessary, such information as the Shareholder Representative and any underwriter may reasonably request to have included therein, including, without limitation, information relating to the "plan of distribution" of the Registrable Securities, information with respect to the principal amount or number of shares of Registrable Securities being sold to such underwriter, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering and make all required filings of any such prospectus supplement or post-effective amendment as soon as practicable after Premiere is notified of the matters to be incorporated in such prospectus supplement or post effective amendment;

            (x) in the event the offering is an underwritten offering, furnish to the Holders, addressed to them, an opinion of counsel for Premiere, dated the date of the closing under the underwriting agreement, if any, or the date of effectiveness of the registration statement if such registration is not an underwritten offering, and use its reasonable best efforts to furnish to the Holders, addressed to them, a "cold comfort" letter signed by the independent certified public accountants who have certified Premiere's financial statements included in such registration, covering substantially the same matters with respect to such registration (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities and such other matters as the Shareholder Representative may reasonably request;

            (xi) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

            (xii) provide promptly to the Holders upon request any document filed by Premiere with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act; and

            (xiii) use its reasonable best efforts to cause all Registrable Securities included in any registration pursuant hereto to be listed on each securities exchange on which securities of the same class are then listed, or, if not then listed on any securities exchange, to be eligible for trading in any over-the-counter market or trading system in which securities of the same class are then traded.

     (e)  Indemnification.
          ---------------

          (i) Premiere will indemnify each of the Holders, as applicable, each of its officers, directors, members and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Section 3, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Premiere of the Securities Act or the Exchange Act or any rule or regulation thereunder applicable to Premiere and relating to action or inaction required of Premiere in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors, members and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that Premiere will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to Premiere by the Holders or underwriter and stated to be specifically for use therein.

          (ii) Each of the Holders will, if Registrable Securities held by it are included in the securities as to which such registration, qualification or compliance is being effected, indemnify Premiere, each of its directors and officers and each underwriter, if any, of Premiere's securities covered by such a registration statement, each person who controls Premiere or such underwriter, each Other Stockholder and each of their officers, directors, members and partners, and each person controlling such Other Stockholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements by such Holder therein not misleading, and will reimburse Premiere and such Other Stockholders, directors, officers, partners, members, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to Premiere by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder and under clause (vi) below shall be limited to an amount equal to the net proceeds to such Holder of securities sold as contemplated herein.

          (iii) Each party entitled to indemnification under this Section 3(e) (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of one such counsel for all Indemnified Parties shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 3 unless the Indemnifying Party is materially prejudiced thereby. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (iv) If the indemnification provided for in this Section 3(e) is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue (or alleged untrue) statement of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with any underwritten public offering contemplated by this Agreement are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall be controlling.

          (vi) The foregoing indemnity agreement of Premiere and Holders is subject to the condition that, insofar as they relate to any loss, claim, liability or damage made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the

Commission at the time the registration statement in question becomes effective or the amended prospectus filed with the Commission pursuant to Commission Rule 424(b) (the "Final Prospectus"), such indemnity or contribution agreement shall not inure to the benefit of any underwriter or Holder (but only if such Holder was required to deliver such Final Prospectus) if a copy of the Final Prospectus was furnished to the underwriter and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

          (f) Information by the Holders.  Each of the Holders holding
              --------------------------
securities included in any registration shall furnish to Premiere such information regarding such Holder and the distribution proposed by such Holder as Premiere may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 3.

          (g) Holdback Agreement; Postponement.  Notwithstanding the provisions
              --------------------------------
of Sections 3(a) and (b), if the Board of Directors of Premiere determines in good faith that it is in the best interests of Premiere (A) not to disclose the existence of facts surrounding any proposed or pending acquisition, disposition, strategic alliance or financing transaction involving Premiere or (B) for any reasonable purpose relating to the business of Premiere, to suspend the registration rights set forth herein, Premiere may, by notice to the Shareholder Representative in accordance with Section 6(a), (1) suspend the rights of the Holders to make sales pursuant to any effective registration statement, and (2) postpone any obligation of Premiere hereunder to take any action for such a period of time as the Board of Directors may determine in its sole discretion; provided, however, that such periods of suspension may not exceed 90 days in the aggregate.

          (h) Assignment.  The registration rights set forth in Section 3 hereof
              ----------
may be assigned, in whole or in part, to any transferee of Registrable Securities (who shall be considered thereafter to be a Holder (provided that any transferee who is not an affiliate of Investor shall be a Holder only with respect to such Registrable Securities so acquired and any stock of Premiere issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such Registrable Securities) and shall be bound by all obligations and limitations of this Agreement).

     4.   RULE 144 REPORTING
          ------------------

     With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of restricted securities to the public without registration, Premiere agrees to:

     (i) make and keep public information available (as those terms are understood and defined in Rule 144) at all times;

     (ii) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of Premiere under the Securities Act and the Exchange Act; and

    (iii) so long as there are outstanding any Registrable Securities, furnish to each Holder, upon request, a written statement by Premiere as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of Premiere, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

    5.    INTERPRETATION OF THIS AGREEMENT
          --------------------------------

          (a) Directly or Indirectly.  Where any provision in this Agreement
              ----------------------
refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

          (b) Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (c) Section Headings.  The headings of the sections and subsections of
              ----------------
this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

    6.    MISCELLANEOUS
          -------------

          (a)  Notices.
               -------

               (i) All communications under this Agreement shall be in writing and shall be delivered by facsimile or by hand or mailed by overnight courier or by registered or certified mail, postage prepaid: .

                    (A) if to Premiere, to Premiere Technologies, Inc., The Lenox Building, Suite 400, 3399 Peachtree Road, N.E., Atlanta, Georgia 30326,
Attention: Boland T. Jones, President and Chief Executive Officer, with a required copy to Alston & Bird LLP, One Atlantic Center, 1201 West Peachtree Street, Atlanta, Georgia 30309-3424, Attention: Janine Brown, Esq., or at such other address as it may have furnished in writing to the Investors;

                    (B) if to the Investors, at the addresses listed on Schedule I hereto, or at such other addresses as may have been furnished Premiere in writing.

                    (C) if to the Shareholder Representative, to Cowan, 580 Sunny Glen Ct., Woodland Park, Colorado 80863 and to Jaffe, 2677 :Larkin #104, San Francisco, California 94109or at such other address as it may have furnished in writing to Premiere.

               (ii) Any notice so addressed shall be deemed to be given: if delivered by hand, on the date of such delivery; if mailed by courier, on the first business day following the date of such mailing; and if mailed by registered or certified mail, on the third business day after the date of such mailing.

          (b) Reproduction of Documents.  This Agreement and all documents
              -------------------------
relating thereto, including, without limitation, any consents, waivers and modifications which may hereafter be executed may be reproduced by the Investor by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and the Investors may destroy any original document so reproduced. The parties hereto agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by the Investors in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          (c) Entire Agreement; Amendment and Waiver.  This Agreement
              --------------------------------------
constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties. This Agreement may be amended, and the observance of any term of this Agreement may be waived, with (and only with) the written consent of Premiere and the Holders of a majority of the then outstanding Registrable Securities.

          (d) Counterparts.  This Agreement may be executed in one or more
              ------------
counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          (e) No Inconsistent Agreements.  Premiere will not hereafter enter
              --------------------------
into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement.

          (f) Remedies.  Each Holder of Registrable Securities, in addition to
              --------
being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. Premiere agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (g) Severability.  In the event that any one or more of the provisions
              ------------
contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended and understood that all of the rights and privileges of each of the Holders shall be enforceable to the fullest extent permitted by law.


                      [Signatures on the following page.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              PREMIERE TECHNOLOGIES, INC.


                              By:_______________________
                               Name:____________________
                               Title:___________________


                              INVESTORS:


                              ____________________________(SEAL)
                              Robert A. Cowan


                              ____________________________(SEAL)
                              Louis I. Jaffe


                              ____________________________(SEAL)
                              Richard L. Clark


                              ____________________________(SEAL)
                              Norma L. Dukstein, Successor Trustee under
                              Agreement dated November 3, 1986


                              ____________________________(SEAL)
                              Elizabeth D. White


                              ____________________________(SEAL)
                              Richard L. Johnson


                              ____________________________(SEAL)
                              Robert Stewart & Kathryn Stewart, Trustees under Living Trust Agreement dated December 18, 1995

                              ____________________________(SEAL)
                              Louis Jaffe, Trustee of the Jaffe 1996 Irrevocable Trust dated 12/2/96

                                   Exhibit 3

                         Form of Employment Agreement

                    AMERICAN TELECONFERENCING SERVICES, LTD.
                              EMPLOYMENT AGREEMENT
                              --------------------


     THIS EMPLOYMENT AGREEMENT is made and entered into by and between AMERICAN TELECONFERENCING SERVICES, LTD., a Missouri corporation (the "Company"), and _______________________ (the "Employee"), as of _____________, 199___ (the
"Effective Date").

                              BACKGROUND STATEMENT

     The Company provides teleconferencing, video conferencing, data conferencing and related services throughout the United States. The Employee has substantial knowledge of the Company's business; the Company considers it to be in its best interest to have the benefit of the Employee's services as provided in this Agreement; and the Employee is willing to render such services to the Company in accordance with the provisions of this Agreement.

     THEREFORE, in consideration of and reliance upon the foregoing background statement and the representations and warranties contained in this Agreement, the Company and the Employee agree to the following provisions:

                                     TERMS

     SECTION 1. DUTIES. The Company hereby employs the Employee as __________________ of the Company. The Employee will have the powers, duties and responsibilities from time to time assigned to him by ___________________, including rendering services on behalf of Premiere Technologies, Inc. ("Premiere") or any of Premiere's other subsidiaries. During the term of his employment under this Agreement, the Employee will perform such duties and exercise such authority as are customarily performed and exercised by the ____________________, subject to the ultimate direction and control of the
____________________. The Employee will devote substantially all of his business time to faithfully and industriously perform his duties and promote the business and best interests of the Company. The Employee's duties hereunder are to be performed (subject to such travel as may be required in the conduct of his duties hereunder) at the Company's corporate offices currently located in ____________________; provided, however, in the event that the Company's Board of Directors determines that it is in the best interest of the Company that the Employee's duties hereunder be performed (subject to such travel as may be required in the conduct of his duties hereunder) at ____________________, which are currently located in ____________________, then the Employee shall perform his duties hereunder (subject to such travel as may be required in the conduct of his duties hereunder) at ____________________; provided, that the employee shall not be required to relocate his personal residence to
____________________.

     SECTION 2.  COMPENSATION.

     SECTION 2.1. BASE SALARY. During the term of the Employee's employment under this Agreement, the Company will pay the Employee an annual base salary of $____________, payable in accordance with the Company's standard payroll practices. At the beginning of each calendar year after 1998, during the term of this Agreement, the Employee shall receive an increase in his base salary equal to _____ percent (___%) of the previous year's base salary.

     SECTION 2.2. BONUS COMPENSATION. In addition to his base salary, the Employee may be entitled to earn an annual bonus, subject to the sole discretion of the Board of Directors of the Company.

     SECTION 2.3. EMPLOYEE BENEFITS. During the term of his employment under this Agreement, the Employee will be entitled to participate in all employee benefit programs, including pension and profit-sharing plans, and any medical, health, dental, disability and other insurance programs generally available to other officers of the Company.

     SECTION 2.4. SEVERANCE PAY. If the Company terminates the Employee's employment under this Agreement without Cause (as defined herein), then in addition to any other rights or remedies the Employee may have, the Employee will be entitled to receive severance pay equal to the Employee's base salary in effect at the date of termination, payable in accordance with the Company's standard payroll practices over the ____________ period following the date of termination.

     SECTION 2.5. DISABILITY OF EMPLOYEE. If during the term of the Employee's employment under this Agreement, the Employee, in the opinion of a majority of the Board of Directors of the Company (excluding the Employee if he is a director), as confirmed by competent medical evidence, becomes physically or mentally unable to perform his duties hereunder ("Disability"), then for the first six (6) months of his Disability the Employee will receive his full base salary and for the next six (6) months of his Disability he will receive one-half (1/2) of his base salary. (The Company may satisfy this obligation in whole or in part by payments to the Employee provided through disability insurance.) The Company will not, however, be obligated to pay any salary to the Employee under this Section beyond expiration of his term of employment hereunder. Nor will the Company be obligated to pay bonus compensation with respect to the period of Disability. Bonus compensation in this circumstance will be a pro rata portion of the bonus the Employee would have earned absent the period of Disability based upon the number of days during the fiscal year the Employee was not Disabled. When the Employee is again able to perform his duties he will be entitled to resume his full position and salary; provided, if the Employee's Disability endures for a continuous period of at least 12 (twelve) months, then the Company may terminate the Employee's employment under this Agreement after delivery of ten (10) days written notice. The Employee hereby agrees to submit himself for appropriate medical examination by a physician selected by the Company for the purposes of this Section 2.5.

     SECTION 2.6. DEATH OF EMPLOYEE. Within forty-five (45) days after the Employee's death during the term of this Agreement, the Company will pay to the Employee's estate, or his heirs, the amount of any accrued and unpaid base salary (determined as of the date of death).

     SECTION 2.7. REIMBURSEMENT OF EXPENDITURES. The Company will reimburse the Employee for all reasonable expenditures incurred by the Employee in the course of his employment in promoting the interests of the Company, including expenditures for (i) transportation, lodging and meals during overnight business trips, (ii) business meals and entertainment, (iii) supplies and business equipment, and (iv) long-distance telephone calls. Notwithstanding the foregoing, the Company will have no obligation to pay reimbursements under this
Section 2.7 unless the Employee submits timely reports of his expenditures to the Company in the manner prescribed by the Company.

     SECTION 2.8. VACATION. The Employee will be entitled to __________________ paid vacation annually. Unused vacation time will accumulate and carryover to subsequent years. Any unused vacation time at the date of termination of the Employee's employment under this Agreement will be paid to the Employee, unless such employment is terminated by the Company with Cause (as defined herein) or by the Employee without Adequate Justification (as defined herein), in which case no unused vacation time will be paid to the Employee.

     SECTION 3. TERM OF EMPLOYMENT. Subject to Section 4 hereof, the Employee's initial term of employment under this Agreement will begin on the Effective Date and will expire on the ____________ anniversary of the Effective Date.

     SECTION 4.  TERMINATION OF EMPLOYMENT.

     SECTION 4.1. AUTOMATIC TERMINATION. The Employee's employment hereunder will terminate automatically upon the death of the Employee.

     SECTION 4.2. TERMINATION BY THE COMPANY. The Company may terminate the Employee's employment under this Agreement for Cause or for Disability as provided in Section 2.5 hereof. "Cause" shall consist of any of the following:
(i) the commission by the Employee of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Employee, which is intended to cause, causes or is reasonably likely to cause material harm to the Company, Premiere or any of Premiere's subsidiaries (including harm to the business reputation of the Company, Premiere or any of Premiere's subsidiaries); (ii) the indictment of the Employee for the commission or perpetration of any felony or any crime involving dishonesty, moral turpitude or fraud; (iii) the breach by the Employee of any material term or covenant of this Agreement that remains uncured ten (10) days following the expiration of the thirty (30) day period described in the next sentence; or (iv) the failure of the Employee to devote substantially all of his business time to the Company's business and affairs as provided in Section 1 hereof. Termination for Cause will not be effective unless the Company delivers to the Employee thirty (30) days advance written notice setting forth in reasonable detail the allegations of Cause, and the Employee does not convince the Board of Directors of the Company within such 30-day period that Cause does not exist. The final determination for the Company of whether a termination of the Employee was with or without Cause shall rest with the Board of Directors of the Company, which shall act by a majority of the directors, with the Employee abstaining from the consideration of and vote on the matter if he is a director. From the date of notice through the date of decision, the Company may place the Employee on administrative leave with pay, and in such event restrict the authority and activities of the Employee in any manner the Company deems appropriate.

     SECTION 4.3. TERMINATION BY THE EMPLOYEE. The Employee may terminate his employment under this Agreement by giving the Company at least thirty (30) days prior written notice. If the Employee terminates his employment under this Agreement, then he will be entitled to pro rata portions of his base salary and bonus compensation with respect to the fiscal year in which the termination occurs (based on the number of days the Employee is employed by the Company during such fiscal year); provided, however, that the Employee will not be entitled to any bonus compensation if he terminates his employment without "Adequate Justification," which shall consist of a material breach by the Company of this Agreement, including the failure by the Company to make any payments due to the Employee hereunder, and such breach is not cured by the Company within thirty (30) days following receipt of written notice from the Employee, which notice specifies in reasonable detail the events which the Employee believes constitute Adequate Justification. The final determination for the Company of whether the Employee terminated his employment with or without Adequate Justification shall rest with the Board of Directors of the Company, which shall act by a majority of the directors, with the Employee abstaining from the consideration of and vote on the matter if he is a director.

     SECTION 5.  RESTRICTIVE COVENANTS.

     SECTION 5.1. PROHIBITED ACTIVITIES. During the Restricted Period (defined below), Employee will not, directly or indirectly, for Employee's own account or for or on behalf of any other person or entity, whether as an officer, director, employee, partner, principal, joint venturer, consultant, investor, shareholder, independent contractor or otherwise:

          (i) Non-Competition:  Engage in any activity in which Employee will
              ----------------
perform the same or substantially similar duties as those performed with the Company for or on behalf any business, or other entity in competition with the business of the Company which shall include teleconferencing, video conferencing, data conferencing and related services (the "Business of the Company"), within the states of Colorado, Missouri or Kansas, it being expressly acknowledged that Company engages in substantial business both within and beyond the area herein defined, and that Employee will perform services on behalf of Company throughout the area herein defined, and that Employee will have substantial influence and control over the goodwill of the Company throughout the area herein defined.

          (ii) Non-Solicitation:  Solicit or accept business in competition with
               ----------------
the Business of the Company from any (a) clients of the Company who were clients of the Company at the time of the termination of Employee's employment, or (b) entities or individuals who were clients of the Company during the one (1) year period preceding such termination with whom Employee had any contact (defined as direct or indirect influence over any goodwill generated with such client either through Employee's communications with such client, or by virtue of Employee's status as a key employee of Company), or (c) any prospective clients of the Company who, within two (2) years prior to such termination, had been solicited by the Company and where the Employee supervised or participated in any way in such solicitation activities.

          (iii)  Non-Recruitment:  Hire or employ, or attempt to hire or employ,
                 ----------------
in any fashion (whether as an employee, independent contractor or otherwise), any employee or independent contractor of the Company or its predecessor, or solicit or induce, or attempt to solicit or induce, any of the Company's employees, consultants, clients, customers, vendors, suppliers, or independent contractors to terminate their relationship with the Company and to establish a relationship with a competitor of Company.

          (iv) Non-Disparagement:  Speak or act in any manner that is intended
               -----------------
to, or does in fact, damage the goodwill or the business or reputation of the Company, Premiere or any of their affiliates.

     For purposes of this Agreement, the Restricted Period will be a period beginning on the Effective Date and continuing for a period of two (2) years after the termination or expiration of the Employee's employment hereunder, regardless of the reason for such termination or expiration.

     The foregoing notwithstanding, the Employee may own up to five percent (5%) of any class of securities registered pursuant to the Securities Exchange Act of 1934, as amended, of any corporation engaged in competition with the Company so long as the Employee does not otherwise (a) participate in the management or operation of any such business in such a manner as to be engaged in competition with the Company, or (b) violate any other provision of this Agreement.

     The Employee understands and agrees that, by virtue of the Employee's position with the Company, the Employee will have substantial access to and impact on the goodwill, confidential information and other legitimate business interests of the Company, and therefore will be in a position to have a substantial adverse impact on the Company's business interests should the Employee engage in activities in violation of the restrictive covenants of this
Section 5.1. The Employee further acknowledges that the Company is materially relying upon the Employee's compliance with the terms of this Section 5.1 and that the Employee's covenants herein are material to Premiere's acquisition of the Company. The Employee acknowledges that the Employee's adherence to the restrictive covenants set forth in this Section 5.1 is also an important and substantial part of the consideration that the Company is receiving under this Agreement, and agrees that the restrictive covenants in this Section 5.1 are enforceable in all respects. The Employee consents to the entry of injunctive relief to enforce such covenants, in addition to such other relief to which the Company may be entitled by law.

     SECTION 5.2.  TRADE SECRETS.

     (i) The Employee agrees to maintain in strict confidence, and not use or disclose except pursuant to written instructions from the Company, any Trade Secret (as defined below) of the Company, for so long as the pertinent data or information remains a Trade Secret, provided that the obligation to protect the confidentiality of any such information or data shall not be excused if such information or data ceases to qualify as a Trade Secret as a result of the acts or omissions of the Employee.

     (ii) The Employee agrees to maintain in strict confidence and, except as necessary to perform his duties hereunder, not to use or disclose any Confidential Business Information (as hereinafter defined) during his employment hereunder and for a period of one (1) year thereafter.

     (iii) Upon termination of his employment, the Employee shall leave with the Company all business records, contracts, calendars, telephone lists, rolodexes, and other materials or business records relating to the Company, its business or customers, including all physical and electronic copies thereof, whether or not the Employee prepared such materials or records himself; provided that the Employee shall have the right to retain any personal property (including personal records) maintained at the Company's offices or otherwise.

     (iv) The Employee may disclose Trade Secrets or Confidential Business Information pursuant to any order or legal process requiring him (in his legal counsel's reasonable opinion) to do so, provided that the Employee shall first have notified the Company in writing of the request or order to so disclose the Trade Secrets or Confidential Business Information in sufficient time to allow the Company to seek an appropriate protective order.

     (v) "Trade Secret" shall mean any information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a plan, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Employee, directly or indirectly, in connection with the Employee's employment (including his employment with the Company's predecessor prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company's financial positions and results of operations (revenues, margins, assets, net income, etc.)), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information.

     SECTION 5.3. REMEDIES. In the event the Employee violates or threatens to violate the provisions of this Section 5, damages at law will be an insufficient remedy and the Company will be entitled to equitable relief in addition to any other remedies or rights available to the Company and no bond or security will be required in connection with such equitable relief.

     SECTION 5.4. COUNTERCLAIMS. The existence of any claim or cause of action the Employee may have against the Company will not at any time constitute a defense to the enforcement by the Company of the restrictions or rights provided by this Section 5.

     SECTION 5.5. COMPANY. For purposes of this Section 5, "Company" shall include Premiere and all of direct and indirect subsidiaries and any predecessors of the Company.

     SECTION 5.6. MODIFICATION. The Employee and the Company agree that they will negotiate in good faith to amend this Agreement from time to time to modify the terms of this Section 5, including the definition of the terms "Trade Secrets" and "Confidential Business Information," to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Employee's activities by this Section 5 accomplish the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when embodied in a written document signed by the Employee and the Company. This Section 5 shall survive any termination of this Agreement.

     SECTION 6.  OWNERSHIP OF EMPLOYEE'S WORK

     SECTION 6.1. COMPANY DEVELOPMENTS. The Employee hereby assigns to the Company all of the Employee's right, title, and interest (including, without limitation, the right to file and prosecute applications for domestic and foreign letters patent and to have issued such letters patent) in any and all Company Developments. "Company Developments" means any Development that (i) is conceived, completed or reduced to practice during the Employee's employment, or that has been conceived, completed or reduced to practice during the Employee's previous employment with the Company or its predecessor solely or jointly by the Employee, or created wholly or in part by the Employee, whether or not such Development is patentable, copyrightable or susceptible to other forms of protection, and (ii)(a) relates to the actual or anticipated business, research or development of the Company, (b) results from any work the Employee does using any equipment, facilities, materials, trade secrets or personnel of the Company, or (c) is suggested by or results from any task assigned to the Employee or work performed by the Employee for or on behalf of the Company or its predecessor. "Development" means any idea, invention, discovery, improvement, innovation, design of a useful article (whether the design is ornamental or otherwise), computer program and related documentation, and other work of authorship.

     SECTION 6.2. WORKS MADE FOR HIRE. The Employee acknowledges that all writings and works of authorship, including, without limitation, works that contain software program codes, that the Employee makes or conceives, alone or with others, during the period of time the Employee is employed by the Company or has been employed by the Company or its predecessor and that relate in any way to the actual or then-prospective business of the Company or its subsidiaries are works made for hire and the property of the Company, including, without limitation, copyrights on those writings and works of authorship and the right to file and prosecute applications for domestic and foreign letters patent and to have issued such letters patent with respect to such writings and works of authorship.

     SECTION 6.3.  COPYRIGHTS.   The Employee hereby assigns to the Company
all the Employee's right, title, and interest of any kind, and nature in and to all copyrights, copyright licenses, and copyright interests of every kind and nature, and any and all renewals and extensions thereof that may be secured under all laws now or hereafter in force and any and all causes of action heretofore accrued or which may hereafter accrue in the Employee's favor for infringement of such copyrights, copyright licenses, and copyright interests that the Employee makes or conceives, alone or with others, during the period of time in which the Employee is employed by the Company or was employed by the Company, and that relate in any way to the actual or then-prospective business of the Company or its subsidiaries, whether or not published, to the full extent of such rights.

     SECTION 7. COMPLIANCE WITH OTHER AGREEMENTS. The Employee represents and warrants to the Company that he is free to enter this Agreement and that the execution of this Agreement and the performance of his obligations under this Agreement will not, as of the date of this Agreement or with the passage of time, conflict with, cause a breach of or constitute a default under any agreement to which the Employee is a party or may be bound.

     SECTION 8. SEVERABILITY. Every provision of this Agreement is intended to be severable. If any provision or portion of a provision is illegal or invalid, then the remainder of this Agreement will not be affected. Moreover, any provision of this Agreement which is determined to be unreasonable, arbitrary or against public policy will be modified as necessary so that it is not unreasonable, arbitrary or against public policy.

     SECTION 9. WAIVER. A waiver by a party to this Agreement of any breach of this Agreement by the other party will not operate or be construed as a waiver of any other breach or a waiver of the same breach on a future occasion. No delay or omission by either party to enforce any rights it may have under this Agreement will operate or be construed as a waiver.

     SECTION 10. MODIFICATION. This Agreement may not be modified or amended except by a writing signed by both parties.

     SECTION 11. HEADINGS. The various headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of any of the provisions of this Agreement.

     SECTION 12. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same instrument.

     SECTION 13. NUMBER AND PRONOUNS. Wherever from the context it appears appropriate, each term stated in either the singular or the plural will include the singular and the plural and pronouns stated in the masculine, feminine or neuter gender will include the masculine, feminine and neuter genders.

     SECTION 14. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The respective representations and warranties of the parties to this Agreement will survive the execution of this Agreement and continue without limitation.

     SECTION 15. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any right or interest hereunder shall be assignable by either the Employee or the Company without the other party's prior written consent; provided, however, that nothing in this Section 15 shall preclude (i) the Employee from designating a beneficiary to receive any benefits payable hereunder upon his death, or (ii) the executors, administrators or other legal representatives of the Employee or his estate from assigning any rights hereunder to the person or persons entitled thereto. Except as otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, administrators, executors, successors and assigns.

     SECTION 16. WAIVER OF JURY. With respect to any dispute which may arise in connection with this Agreement each party to this Agreement hereby irrevocably waives all rights to demand a jury trial.

     SECTION 17. ENTIRE AGREEMENT. With respect to its subject matter, this Agreement constitutes the entire understanding of the parties superseding all prior agreements, understandings, negotiations and discussions between them, whether written or oral, and there are no other understandings, representations, warranties or commitments with respect thereto.

     SECTION 18. GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the substantive laws of the State of ____________________ without reference to conflicts of law.

     SECTION 19. NOTICES. Any notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and delivered when delivered in person, two (2) days after being mailed postage prepaid by certified or registered mail with return receipt requested, or when delivered by overnight delivery service to the recipient at the following address, or to such other address as to which the other party subsequently shall have been notified in writing by such recipient:

     If to the Company:

     American Teleconferencing Services, Ltd.
     2221 Bijou Street
     Suite 100
     Colorado Springs, CO  80909
     Attention:  Roy Cammarano


     With a copy to:

     Premiere Technologies, Inc.
     3399 Peachtree Road
     The Lenox Building
     Suite 600
     Atlanta, GA  30326
     Attn:  Patrick G. Jones


     If to the Employee:


     --------------------------------

     --------------------------------

     --------------------------------

     --------------------------------

                                   Exhibit 4

            Matters as to which Niewald, Waldek & Brown will opine

                             FORM OF LEGAL OPINION

                           NIEWALD, WALDECK & BROWN


     1) The Company was duly incorporated as a corporation, and is existing and in good standing, under the laws of the State of Missouri.

     2) The Company has the corporate power to execute and deliver each Transaction Document to which it is a party, to perform its obligations thereunder, to own and use its Assets and to conduct its business, and the Shareholder has the power to execute and deliver each Transaction Document to which he is a party and to perform his obligations thereunder.

     3) The Company has duly authorized the execution and delivery of each Transaction Document to which it is a party, and all performance by the Company thereunder, and each of the Company and the Shareholder has duly executed and delivered the Merger Agreement.

     4) Except as disclosed in the ATS Disclosure Memorandum, the execution and delivery by the Company and the Shareholder of each Transaction Document to which it or he is a party, and if the Company and the Shareholder were now to perform its or his obligations under each Transaction Document to which it or he is a party, such performance would not result in any:

         i)   violation of the Articles of Incorporation or Bylaws;

         ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which the Company, the Shareholder or the Assets are subject;

         iii)  breach of or default under any material written agreements;

         iv) creation or imposition of a contractual lien or security interest in, on or against the Assets under any material written agreements; or

         v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company, the Shareholder or the Assets are subject.

          With your permission we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above includes only those agreements that have been identified by an officer of the Company as being agreements which, if terminated or not renewed, would have a materially adverse effect on the Company's business, operations or condition (financial or otherwise).

     5) Assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and compliance with applicable securities laws, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Missouri is required for the Company's or the Shareholder's execution and delivery of any Transaction Document or consummation of the Merger.

     6) Each Transaction Document to which the Company is a party is enforceable against the Company. Each Transaction Document to which the Shareholder is a party is enforceable against the Shareholder.

     7) The authorized capital stock (the "Capital Stock") of the Company consists of (i) 100,000 shares of the Company's $0.00125 par value per share common stock, of which ___________ shares are issued and outstanding as of _________. All of the issued and outstanding shares of capital stock of the Company are duly and validly issued and outstanding and are fully paid and nonassessable. None of the outstanding shares of capital stock of the Company has been issued in violation of any preemptive rights of the current or past shareholders of the Company. To our knowledge, except as set forth above or as disclosed in Section 5.4 of the Company's Disclosure Memorandum, as of __________, there were no shares of capital stock or other equity securities of the Company outstanding relating to the capital stock of the Company.

          Based upon the limitations and qualifications set forth above, we confirm to you that:

     1) Members of this firm are licensed to practice law in the State of Missouri and before the federal courts having jurisdiction in Missouri, and we express no opinion with respect to the laws of any jurisdiction other than the United States of America and the State of Missouri. To the extent that any of the matters discussed in this opinion purport to be governed by the laws of the State of Georgia (or other jurisdiction other than the State of Missouri or the United States of America), we have assumed for purposes of this Opinion that the laws of the State of Georgia (or such other jurisdiction) are the same as the laws of the State of Missouri. The opinions stated herein are as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. The opinion relates solely to the matters explicitly covered herein, and no opinion is implied or may be inferred with respect to any other matter.

     2) To our knowledge, except as set forth on Section 5.17 of the ATS Disclosure Memorandum, no litigation or other proceeding against the Company or any of its properties is pending or overtly threatened by a written communication to the Company.

     3) The Company is qualified to transact business as a foreign corporation in the states of Arizona, California, Colorado, Georgia, Florida, Illinois, Kansas, Maryland, New Jersey, New York, Ohio, Texas, Alabama, Massachusetts, and New Hampshire. The foregoing statement is based solely upon certificates provided by agencies of those states, copies of which the Company has delivered to you at the closing of the Merger, and is limited to the meaning ascribed to such certificates by each applicable state agency.

                                   Exhibit 5

                       Form of Noncompetition Agreement

                           NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement") is made and entered into as of April ___, 1998, by and among Premiere Technologies, Inc., a Georgia corporation ("Premiere") and _________, a shareholder (the "Shareholder") of American Teleconferencing Services, Ltd., a Missouri corporation ("ATS").

                                  WITNESSETH
                                  ----------

     WHEREAS, Premiere and the shareholders of ATS are parties to an Agreement and Plan of Merger (the "Merger Agreement") by and among Premiere, PTEK Missouri Acquisition Corp. ("Sub"), a wholly-owned subsidiary of Premiere, ATS, and the shareholders of ATS, pursuant to which ATS will be merged with and into Sub (the "Merger") with Sub surviving the Merger and remaining a wholly owned subsidiary of Premiere;

     WHEREAS, pursuant to the Merger Agreement, the Shareholder will receive, in exchange for ATS Common Stock, the contingent right to receive cash and shares of Premiere Common Stock;

     WHEREAS, the Shareholder has agreed, as a condition precedent to Premiere's obligations under the Merger Agreement, to execute and deliver to Premiere a Noncompetition Agreement; and

     WHEREAS, the Shareholder is engaged in the Business Activities throughout the Restrictive Territory.

     NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement, and the consideration to be paid to the Shareholder under the Merger Agreement, and the foregoing premises and for other good and valuable consideration, the parties hereby agree as follows:

1.   DEFINITIONS.
     -----------

     As used in this Agreement, the following terms shall have the following meanings:

    "ATS Confidential Information" means information, other than ATS Trade Secrets, which relates to ATS, ATS' business, or ATS' suppliers or customers that is not generally known by persons not employed by ATS and which Shareholder has learned as a consequence of his or her relationship to ATS. Such information includes, without limitation, to the extent it is not considered an ATS Trade Secret, financial information, strategic plans and forecasts, marketing plans and forecasts, franchisee lists, customer lists, customer pricing and order data, supplier lists, or technical information relating to ATS' products and services. "ATS Confidential Information" shall not include information which is generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or ATS.

    "ATS TRADE SECRETS" shall mean all secret, proprietary or confidential information regarding ATS or its business, including any and all information not generally known to, or ascertainable by, persons not employed by ATS, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to ATS. "ATS Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Premiere or ATS.

    "BUSINESS ACTIVITIES" shall mean the business conducted by ATS as of the Effective Time and any business in which ATS intends to expand as of the Effective Time which includes, but is not limited to, the provision of teleconferencing, data conferencing, video conferencing and related services.

    "COMPETING BUSINESS" shall mean any business organization of whatever form engaged, either directly or indirectly, in any business or enterprise which is the same as, or substantially the same as, any of the Business Activities.

    "RESTRICTIVE TERRITORY" shall mean the geographic area within which the Business Activities are conducted including the United States.

    "RESTRICTIVE PERIOD" shall mean the period commencing with the Effective Time and ending on the fourth (4th) anniversary hereof.

    Any other capitalized terms used herein but not defined herein shall have the same meaning as provided in the Merger Agreement.

2.  REPRESENTATIONS OF THE SHAREHOLDER.  The Shareholder acknowledges that:
    ----------------------------------

    (a) The Shareholder has substantial special expertise and experience in the Business Activities and possesses substantial contacts with suppliers and customers of ATS, and that such expertise, experience and contacts have been built up over a number of years, including the Shareholder's period of ownership of ATS Common Stock;

    (b) The Shareholder will be well-compensated under the Merger Agreement for the expertise, knowledge and contacts he or she has obtained, as well as the goodwill that he or she has built up in ATS, and that this Agreement is being executed as an integral part of the Shareholder's sale of all of his or her ATS Common Stock to Premiere pursuant to the Merger, an express element of which includes the sale of the goodwill the Shareholder's ownership and service has generated, and for which sale the Shareholder will receive substantial remuneration under the Merger Agreement;

     (c) The Shareholder has occupied a position of trust and responsibility with ATS in which he or she has had access to a substantial amount of ATS Confidential Information and ATS Trade Secrets, and that Premiere is entering into this Agreement in reliance upon the Shareholder's agreement not to use or disclose such ATS Trade Secrets and ATS Confidential Information, not to compete against Premiere or any Affiliate, and not to solicit Premiere's or any such Affiliates' customers during the time periods set forth in this Agreement;

    (d) Because of the Shareholder's special experience and his or her close identification with the goodwill of ATS, the harm caused by such Shareholder's violation of the provisions of this Agreement cannot reasonably or adequately be compensated solely by damages in an action at law;

     (e) The Shareholder is capable of competing with and substantially harming Premiere and its Affiliates and has more than adequate capital, experience, customer contact, supplier contact, name recognition and industry reputation to start a competing business, which would deprive Premiere of all or substantially all of its bargained for goodwill and other consideration in the transactions contemplated in this Agreement; and

     (f) The terms of this Agreement are necessary to protect Premiere's legitimate business interests and its rights in the ATS Trade Secrets and ATS Confidential Information and the Shareholder's competition with Premiere or any of its Affiliates or other violation of the covenants set forth below would cause substantial and irreparable harm to Premiere.

     (g) The Shareholder is engaged in the Business Activities in and throughout the Restrictive Territory.

3.   RESTRICTIVE COVENANTS.
     ---------------------

     (a) During the Restrictive Period, the Shareholder shall not, directly or indirectly, by himself or herself or in conjunction with any person, firm or corporation other than Premiere, engage in any of the Business Activities, or help anyone else engage in any of the Business Activities, within the Restrictive Territory. Notwithstanding anything contained herein to the contrary, the Shareholder may own up to five percent (5%) of the shares of a publicly-held corporation which competes with Premiere or any of its Affiliates, provided none of his or her other relationships with such corporation violate the terms of this Agreement.

     (b) During the Restrictive Period, the Shareholder shall not, for himself or herself or on behalf of others, use or disclose any ATS Confidential Information or ATS Trade Secrets except in the furtherance of the business of Premiere or any of its Affiliates. No Shareholder shall use or disclose any ATS Trade Secrets at any time while the information remains a ATS Trade Secret. Nothing in this provision shall limit the protections available to Premiere under any federal, state or local statute or legal principle governing confidential information or trade secrets.

     (c) During the Restrictive Period, the Shareholder will not, without the prior written consent of Premiere, either directly or indirectly, on his or her own behalf or in the service or on behalf of others, (i) solicit, divert or appropriate to or for a Competing Business any person or entity which is a customer of ATS, Premiere or any of its Affiliates at the Effective Time or was such customer during the two (2) year period preceding the Effective Time, or
(ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any such person or entity.

     (d) During the Restrictive Period, the Shareholder will not, without the prior written consent of Premiere, either directly or indirectly, on his or her own behalf or in the service or on behalf of others, solicit, divert, or hire away, or attempt to solicit, divert, or hire away, from the employment of ATS, Premiere or any of its Affiliates, any person employed by ATS, Premiere or any such Affiliate, whether or not such employee is a full-time employee or temporary employee of a ATS, Premiere, or such Affiliate, and whether or not such employment is pursuant to written agreement and whether or not such employment is for a determined period or is at will.

4.   REMEDIES.
     --------

     (a) The Shareholder acknowledges that his or her agreement not to compete with Premiere or any of its Affiliates is necessarily of a special, unique and extraordinary nature, and that the loss arising from a breach thereof cannot reasonably be compensated by money damages and will cause Premiere and any such Affiliate irreparable harm. Accordingly, upon the failure of any Shareholder to comply with the terms of this Agreement at any time, Premiere and any such Affiliate shall be entitled to injunctive or other extraordinary relief in case of such breach, such injunctive or other extraordinary relief to be cumulative to, but not in limitation of, any other remedies to which Premiere or any such Affiliate may be entitled.

     (b) In addition, Premiere shall be entitled, upon any breach of Section 3 of this agreement by the Shareholder, to demand an accounting and repayment of all profits, compensation and other benefits realized by the Shareholder or any Competing Business controlled by the Shareholder as a result of such breach.

     (c) Premiere and the Shareholder intend that Premiere have the broadest possible protection from unfair competition by the Shareholders with Premiere or any of its Affiliates, consistent with public policy. Accordingly, should any court of competent jurisdiction determine that, consistent with the established precedent of the forum state, the public policy of such state requires a more limited restriction in duration, geographical area, nature of restricted activity, or any combination thereof, it would be in furtherance of the intentions of the parties hereto for the court to so interpret and construe the terms of this Agreement, or to modify the Agreement, to apply to only such more limited restrictions to an appropriate degree.

5.   NOTICES.  Any notices or other communications required or permitted under
     -------
this Agreement shall be in writing and sufficient if delivered by hand, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to Premiere:

     Premiere Technologies, Inc.
     The Lenox Building, Suite 600
     3399 Peachtree Road, N.E.
     Atlanta, Georgia  30326
     Attn:  Jeffrey A. Allred

with a copy to:

     Alston & Bird LLP
     One Atlantic Center
     1201 West Peachtree Street
     Atlanta, Georgia  30309
     Attn:  Janine Brown

If to the Shareholder:

     ________________
     ________________
     ________________

with a copy to:

     Niewald, Waldeck & Brown
     Twelve Wyandotte Plaza
     1201 West 12th, Suite 1300
     Kansas City, Missouri  64105
     Attn:  Michael E. Waldeck

6.   CONSTRUCTION.  This Agreement shall be governed by and construed in
     ------------
accordance with the laws of the State of Georgia, without regard to any applicable conflicts of laws.

7.   ASSIGNMENT.  This Agreement shall inure to the benefit of and be binding
     ----------
upon the parties hereto and their respective successors and assigns. This Agreement and the rights and obligations of the parties hereunder may not be assigned by any party, except that Premiere may assign this Agreement (or any portion thereof) to a purchaser or any successor to the Business Activities.

8.  SEVERABILITY.  If any provision or section of this Agreement is determined
    ------------
to be void or otherwise unenforceable, it shall not affect the validity or enforceability of any other provisions of this Agreement which shall remain unenforceable in accordance with their terms.

9.  WAIVER.  The waiver by Premiere of any breach of this Agreement by the
    ------
Shareholder shall not be effective unless in writing, and no such waiver shall operate or be construed as the waiver of the same or another breach on a subsequent occasion.

10. AMENDMENT.  No amendment or modification of this Agreement shall be valid
    ---------
or binding upon Premiere or the Shareholder unless made in writing and signed by the parties hereto.

11. HEADINGS.  The headings and subheadings contained in this Agreement are for
    --------
reference only and for the benefit of the parties and shall not be considered in the interpretation or construction of this Agreement.

12. EXECUTION IN COUNTERPARTS.  This Agreement may be executed in any number of
    -------------------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties have executed this Noncompetition Agreement as of the day and year first above written.

                                        PREMIERE TECHNOLOGIES, INC.


                                        BY:___________________


                                        SHAREHOLDER:


                                        BY:___________________

                                        PRINTED NAME:_________

                                   Exhibit 6

               Matters as to which Alston & Bird LLP will opine

                             FORM OF LEGAL OPINION

                               ALSTON & BIRD LLP

     (1) The Company was duly organized as a corporation, and is existing and in good standing, under the laws of the State of Georgia.

     (2) The Company has the corporate power to execute and deliver the Transaction Documents, to perform its obligations thereunder, to own and use its Assets and to conduct its business.

     (3) The Company has duly authorized the execution and delivery of the Transaction Documents and all performance by the Company thereunder and has duly executed and delivered the Transaction Documents.

     (4) The execution and delivery by the Company of the Agreement does not, and if the Company were now to perform its obligations under the Transaction Documents, such performance would not, result in any:

     (i) violation of the Articles of Incorporation or Bylaws;

     (ii) violation of any existing federal or state constitution, statute, regulation, rule, order, or law to which the Company or the Assets are subject;

     (iii) to our knowledge, breach of or default under any material written agreements;

     (iv) to our knowledge, creation or imposition of a contractual lien or security interest in, on or against the Assets, under any material written agreements; or

     (v) violation of any judicial or administrative decree, writ, judgment or order to which, to our knowledge, the Company or the Assets are subject.

     With your permission we have assumed that the term "material written agreements" used in clauses (iii) and (iv) above includes only those agreements that have been identified by an officer of the Company as being agreements which, if terminated or not renewed, would have a materially adverse effect on the Company's business, operations or condition (financial or otherwise).

     (5) Assuming compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and compliance with applicable securities laws, no consent, approval, authorization or other action by, or filing with, any governmental authority of the United States or the State of Georgia is required for Company's execution and delivery of the Transaction Documents and consummation of the Transaction.

     (6) The Transaction Documents are enforceable against the Company.